AMENDED AND RESTATED CREDIT AGREEMENT
Dated as of April 19, 2013
by and among
THERMON INDUSTRIES, INC., as the US Borrower,
THERMON CANADA INC., as the Canadian Borrower,
THE OTHER PERSONS PARTY HERETO THAT ARE
DESIGNATED AS CREDIT PARTIES,
JPMORGAN CHASE BANK, N.A., for itself
as a US Revolving Lender, a US Term Lender, the US Swingline Lender and a US L/C Issuer, and as US Agent for all Lenders,
JPMORGAN CHASE BANK, N.A., TORONTO BRANCH, for itself
as a Canadian Lender, the Canadian Swingline Lender and a Canadian L/C Issuer, and as Canadian Agent for all Canadian Lenders,
THE OTHER FINANCIAL INSTITUTIONS NOW OR HEREAFTER PARTY HERETO
as Lenders,
WELLS FARGO BANK, N.A.,
as Syndication Agent,
BMO CAPITAL MARKETS CORP.,
as Documentation Agent,
J.P. MORGAN SECURITIES LLC,
as Joint Lead Arranger and Lead Left Bookrunner,
and
WELLS FARGO SECURITIES, LLC,
as Joint Lead Arranger and Lead Right Bookrunner

TABLE OF CONTENTS
[certain section labels in table of contents are not accurate]
ARTICLE I - THE CREDITS	2
1.1. Amounts and Terms of Commitments	2
1.2. Notes	15
1.3. Interest	16
1.4. Loan Accounts	18
1.5. Procedure for Revolving Credit Borrowing and US Term Loan Borrowing	20
1.6. Conversion and Continuation Elections	22
1.7. Optional Prepayments	24
1.8. Repayment and Amortization of Loans; Mandatory Prepayments of Loans	25
1.9. Fees	26
1.10. Payments by the Borrowers	29
1.11. Payments by the Lenders to Appropriate Agent; Settlement	32
1.12. Defaulting Lenders	33
1.13. Increase in Aggregate Commitment	35
ARTICLE II - CONDITIONS PRECEDENT	37
2.1. Conditions of Initial Loans	37
2.2. Conditions to All Borrowings	38
2.3. Additional Conditions to US Term Loans	39
ARTICLE III - REPRESENTATIONS AND WARRANTIES	39
3.1. Corporate Existence and Power	39
3.2. Corporate Authorization; No Contravention	40
3.3. Governmental Authorization	40
3.4. Binding Effect	40
3.5. Litigation	40
3.6. No Default	41
3.7. ERISA and Related Canadian Compliance	41
3.8. Use of Proceeds; Margin Regulations	42
3.9. Title to Properties	42
3.10. Taxes	42
3.11. Financial Condition	42
3.12. Environmental Matters	43
3.13. Regulated Entities	44
3.14. Solvency	44
3.15. Labor Relations	44
3.16. Intellectual Property	44
3.17. Reserved	44
3.18. Insurance	44
3.19. Ventures, Subsidiaries and Affiliates; Outstanding Stock	44
3.20. Jurisdiction of Organization; Chief Executive Office	45
3.21. Deposit Accounts and Other Accounts	45

3.22. Reserved	45
3.23. Reserved	45
3.24. Status of Holdings	45
3.25. Reserved	45
3.26. Full Disclosure	45
3.27. Foreign Assets Control Regulations and Anti-Money Laundering	46
3.28. Patriot Act	46
ARTICLE IV - AFFIRMATIVE COVENANTS	47
4.1. Financial Statements	47
4.2. Certificates; Other Information	48
4.3. Notices	49
4.4. Preservation of Corporate Existence, Etc	50
4.5. Maintenance of Property	51
4.6. Insurance	51
4.7. Payment of Obligations	52
4.8. Compliance with Laws	53
4.9. Inspection of Property and Books and Records	54
4.10. Use of Proceeds	54
4.11. Cash Management Systems	54
4.12. Further Assurances	54
4.13. Environmental Matters	56
4.14. Depository Banks	57
4.15. Release of Liens Securing Second Lien Indebtedness	57
ARTICLE V - NEGATIVE COVENANTS	57
5.1. Limitation on Liens	57
5.2. Disposition of Assets	60
5.3. Consolidations and Mergers	62
5.4. Loans and Investments	62
5.5. Limitation on Indebtedness	65
5.6. Transactions with Affiliates	67
5.7. Management Fees and Compensation	68
5.8. Use of Proceeds	68
5.9. Contingent Obligations	68
5.10. Compliance with ERISA, Etc	69
5.11. Restricted Payments	70
5.12. Change in Business	72
5.13. Change in Structure	72
5.14. Changes in Accounting, Name and Jurisdiction of Organization	72
5.15. Amendments to Second Lien Indebtedness Documents and Subordinated Indebtedness	73
5.16. No Negative Pledges or More Restrictive Agreements	73
5.17. OFAC; Patriot Act	73
5.18. Sale-Leasebacks	73
5.19. Hazardous Materials	73

ARTICLE VI - FINANCIAL COVENANTS	74
6.1. Leverage Ratio	74
6.2. Fixed Charge Coverage Ratio	74
ARTICLE VII - EVENTS OF DEFAULT	74
7.1. Event of Default	74
7.2. Remedies	77
7.3. Rights Not Exclusive	77
7.4. Cash Collateral for Letters of Credit	77
ARTICLE VIII - AGENT	78
8.1. Appointment and Duties	78
8.2. Binding Effect	82
8.3. Use of Discretion	82
8.4. Delegation of Rights and Duties	82
8.5. Reliance	83
8.6. Agent Individually	83
8.7. Lender Credit Decision	83
8.8. Expenses; Indemnities	84
8.9. Resignation of Agent or L/C Issuer	85
8.10. Release of Collateral or Guarantors	86
8.11. Additional Secured Parties	86
ARTICLE IX - MISCELLANEOUS	87
9.1. Amendments and Waivers	87
9.2. Notices	89
9.3. E-Systems	90
9.4. No Waiver; Cumulative Remedies	91
9.5. Costs and Expenses	91
9.6. Indemnity	92
9.7. Marshaling; Payments Set Aside	93
9.8. Successors and Assigns	93
9.9. Successors and Assigns; Binding Effect	93
9.10. Non-Public Information; Confidentiality	97
9.11. Set-off; Sharing of Payments	99
9.12. Counterparts; Facsimile Signature	100
9.13. Severability	100
9.14. Captions	100
9.15. Independence of Provisions	101
9.16. Interpretation	101
9.17. No Third Parties Benefited	101
9.18. Governing Law and Jurisdiction	101
9.19. Waiver of Jury Trial	102
9.20. Entire Agreement; Release; Survival	102
9.21. Patriot Act	103
9.22. Mitigation of Obligations; Replacement of Lender	103

9.23. Joint and Several	104
9.24. Creditor-Debtor Relationship	104
ARTICLE X - TAXES, YIELD PROTECTION AND ILLEGALITY	104
10.1. Taxes	104
10.2. Illegality	108
10.3. Increased Costs and Reduction of Return	109
10.4. Break Funding Payments	110
10.5. Inability to Determine Rates	111
10.6. Reserves on LIBOR Rate Loans	112
10.7. Certificates of Agents, Lenders and L/C Issuers	112
ARTICLE XI - DEFINITIONS	112
11.1. Defined Terms	112
11.2. Other Interpretive Provisions	145
11.3. Accounting Terms and Principles	146
11.4. Payments	147
11.5. Judgment Currency	148

SCHEDULES

Schedule 1.1(a)	US Term Loan Commitments
Schedule 1.1(b)	Revolving Loan Commitments
Schedule 3.5	Litigation
Schedule 3.7	ERISA
Schedule 3.10	Taxes
Schedule 3.12	Environmental
Schedule 3.19	Subsidiaries
Schedule 3.20	Jurisdiction of Organization; Chief Executive Office
Schedule 3.21	Deposit Accounts and Other Accounts
Schedule 5.1	Liens
Schedule 5.4	Investments
Schedule 5.5	Indebtedness
Schedule 5.5(p)	Foreign Subsidiary Letter of Credit Indebtedness
Schedule 5.5(q)	Foreign Subsidiary Indebtedness
Schedule 5.6	Transactions with Affiliates
Schedule 5.9	Contingent Obligations
Schedule 11.1	Existing Letters of Credit

EXHIBITS

Exhibit 1.1(c)	Form of L/C Request
Exhibit 1.1(d)	Form of Swing Loan Request
Exhibit 1.6	Form of Notice of Conversion/Continuation
Exhibit 4.2(b)	Form of Compliance Certificate
Exhibit 10.1(f)-1	Form of U.S. Tax Certificate (For Non-U.S. Lenders that are not Partnerships for U.S. Federal Income Tax Purposes)
Exhibit 10.1(f)-2	Form of U.S. Tax Certificate (For Non-U.S. Participants that are not Partnerships for U.S. Federal Income Tax Purposes)
Exhibit 10.1(f)-3	Form of U.S. Tax Certificate (For Non-U.S. Participants that are Partnerships for U.S. Federal Income Tax Purposes)
Exhibit 10.1(f)-4	Form of U.S. Tax Certificate (For Non-U.S. Lenders that are Partnerships for U.S. Federal Income Tax Purposes)
Exhibit 11.1(a)	Form of Assignment
Exhibit 11.1(b)	Form of Notice of Revolving Borrowing
Exhibit 11.1(c)	Form of Notice of US Term Loan Borrowing
Exhibit 11.1(d)	Form of Revolving Note
Exhibit 11.1(e)	Form of Swingline Note
Exhibit 11.1(f)	Form of US Term Note

AMENDED AND RESTATED CREDIT AGREEMENT
This AMENDED AND RESTATED CREDIT AGREEMENT (including all exhibits and schedules hereto, as the same may be amended, modified and/or restated from time to time, this “Agreement”) is entered into as of April 19, 2013, by and among Thermon Industries, Inc., a Texas corporation (the “US Borrower”), Thermon Canada Inc., a Nova Scotia company (the “Canadian Borrower” and, together with the US Borrower, the “Borrowers” and each individually, a “Borrower”), the other Credit Parties from time to time party hereto, JPMorgan Chase Bank, N.A., a national banking association (in its individual capacity, “Chase”), as US Agent, US Swingline Lender, a US L/C Issuer and a US Lender, JPMorgan Chase Bank, N.A., Toronto Branch (in its individual capacity, “Chase Canada”) as Canadian Agent, Canadian Swingline Lender, a Canadian L/C Issuer and a Canadian Lender, and all other Lenders from time to time party hereto.
Reference is hereby made to that certain Credit Agreement dated as of August 7, 2012, executed by and among the Borrowers, the other Credit Parties thereto, the Lenders party thereto, the US Agent and the Canadian Agent (the “Original Credit Agreement”). The Borrowers, the other Credit Parties hereto, the Lenders party hereto, the US Agent and the Canadian Agent now desire to amend and restate the Original Credit Agreement in its entirety. Accordingly, the Original Credit Agreement is hereby amended and restated in its entirety to hereafter be and read as follows:
W I T N E S S E T H:
WHEREAS, the Borrowers have requested, and the Lenders with a US Revolving Loan Commitment (collectively, the “US Revolving Lenders” and individually each a “US Revolving Lender”) have agreed to make available to the US Borrower and the Lenders with a Canadian Revolving Loan Commitment (collectively, the “Canadian Lenders” and individually each a “Canadian Lender”) have agreed to make available to the Canadian Borrower, a revolving credit facility (including a letter of credit subfacility) to (a) refinance the Prior Indebtedness, (b) provide for working capital, capital expenditures and other general corporate purposes of the Borrowers and (c) fund certain fees and expenses associated with the funding of the Loans and consummation of the transactions contemplated hereby;
WHEREAS, the US Borrower has requested, and the Lenders with a US Term Loan Commitment (collectively, the “US Term Lenders” and individually each a “US Term Lender”) have agreed to make available to the US Borrower, a term loan credit facility to finance the full redemption and payment of the Second Lien Indebtedness and all related premiums, fees and expenses owing or incurred by the US Borrower in connection with such redemption.
WHEREAS, the US Borrower desires to secure all of the Obligations under the Loan Documents by granting to US Agent, for the benefit of the Secured Parties, a security interest in and lien upon substantially all of its Property, except real property other than (i) the Headquarters Property and (ii) the Houston Property until the Houston Property is released by the US Agent at the time of a sale of the Houston Property by the applicable Credit Party;
WHEREAS, the Canadian Borrower desires to secure all of the Canadian Obligations by granting to Canadian Agent, for the benefit of the Canadian Secured Parties, a security interest in and lien upon substantially all of its Property, except real property;
WHEREAS, Thermon Holding Corp., a Delaware corporation that directly owns all of the Stock and Stock Equivalents of the Borrowers (“Holdings”), is, subject to the terms hereof, willing to guaranty all of the Obligations and to pledge to US Agent, for the benefit of the Secured Parties, all of the Stock and Stock

Equivalents of the Borrowers and substantially all of its other Property to secure the Obligations (but only to the extent no 956 Impact exists), excluding real property; and
WHEREAS, US Borrower is willing to guaranty the Canadian Obligations and, subject to the terms hereof, each Subsidiary of (a) US Borrower is willing to guarantee all of the Obligations of the Borrowers and to grant to US Agent, for the benefit of the Secured Parties, a security interest in and lien upon substantially all of its Property to secure the Obligations (but only to the extent no 956 Impact exists), except real property other than (i) the Headquarters Property and (ii) the Houston Property until the Houston Property is released by the US Agent at the time of a sale of the Houston Property by the applicable Credit Party, and (b) Canadian Borrower is willing to guarantee all of the Canadian Obligations and to grant to Canadian Agent, for the benefit of the Canadian Secured Parties, a security interest in and lien on substantially all of its Property, except real property, to secure the Canadian Obligations.
NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties hereto agree as follows:
ARTICLE I -

THE CREDITS

1.1Amounts and Terms of Commitments.

(a)The Term Loans. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of the Credit Parties contained herein, each US Term Lender severally and not jointly agrees to make a single Loan denominated in Dollars to the US Borrower (a “US Term Loan”) on any Business Day during the period from the Closing Date through 90 days after the Closing Date, in an amount not to exceed the amount set forth opposite such Lender's name in Schedule 1.1(a) under the heading “US Term Loan Commitments” (such amount being referred to herein as such Lender's “US Term Loan Commitment”). The Aggregate US Term Loan Commitment shall automatically terminate upon the earlier to occur of (i) the funding of the single Borrowing of the US Term Loans in accordance with the terms hereof or (ii) the failure to fund the single Borrowing of the US Term Loans in accordance with the terms hereof on or prior to 90 days after the Closing Date. No amounts borrowed under this subsection 1.1(a) may be repaid and reborrowed at any time.

(b)The Revolving Credits.

(i)Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of the Credit Parties contained herein, each US Revolving Lender severally and not jointly agrees to make Loans denominated in Dollars to the US Borrower (each such Loan, a “US Revolving Loan”, and for purposes of clarification, the term “US Revolving Loan” shall not include any US Swing Loans and US Letter of Credit Obligations) from time to time on any Business Day during the period from the Closing Date through the Final Availability Date, in an aggregate amount not to exceed at any time outstanding the amount set forth opposite such US Revolving Lender's name in Schedule 1.1(b) under the heading “US Revolving Loan Commitments” (such amount as the same may be reduced or increased from time to time in accordance with this Agreement, being referred to herein as such US Revolving Lender's “US Revolving Loan Commitment”); provided, however, that, after giving effect to any Borrowing of US Revolving Loans, the aggregate principal amount of all outstanding US Revolving Loans shall not exceed the Maximum US Revolving Loan Balance. Subject to the other terms and conditions hereof, amounts borrowed under this subsection 1.1(b)(i) may be repaid and reborrowed from time to time. The “Maximum US Revolving Loan Balance” from time to time will be equal to the Aggregate US Revolving Loan Commitment then in effect, less the sum of (i) the aggregate amount of US Letter of Credit Obligations, (ii) the aggregate principal amount of outstanding US Swing Loans, (iii) the US Dollar Equivalent of the aggregate principal amount of Canadian Revolving Loans and Canadian Swing Loans, and (iv) the US Dollar Equivalent of the aggregate amount of Canadian Letter of Credit Obligations. If at any time the then outstanding principal balance of US Revolving Loans exceeds the Maximum US Revolving Loan Balance, then the US Borrower shall prepay, or cause to be prepaid, outstanding Revolving Loans in an amount sufficient to eliminate such excess, within five (5) Business Days after the occurrence thereof; provided, no such prepayment shall be required if such excess (i) does not exceed three percent (3%) of the Maximum US Revolving Loan Balance, (ii) is solely attributable to a change in the exchange rate between Dollars and Canadian Dollars, and (iii) in no event causes or results in any US Revolving Loans held by any US Revolving Lender to exceed such Lender's US Revolving Loan Commitment; provided further, however, that any excess amount permitted by the foregoing proviso shall be reduced to zero ($0) within five (5) Business Days after any Agent notifies the US Borrower in writing that such excess has been outstanding for three (3) or more consecutive Business Days and demands payment of such excess as a result.

(ii)Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of the Credit Parties contained herein, each Canadian Lender severally and not jointly agrees to make Loans denominated in either Dollars or Canadian Dollars to the Canadian Borrower (each such Loan, a “Canadian Revolving Loan” , and for purposes of clarification, the term “Canadian Revolving Loan” shall not include any Canadian Swing Loans and Canadian Letter of Credit Obligations) from time to time on any Business Day during the period from the Closing Date through the Final Availability Date, in an aggregate amount not to exceed at any time outstanding the US Dollar Equivalent of the amount set forth opposite such Canadian Lender's name in Schedule 1.1(b) under the heading “Canadian Revolving Loan Commitments” (such amount as the same may be reduced or increased from time to time in accordance with this Agreement, being referred to herein as such Canadian Lender's “Canadian Revolving Loan Commitment”); provided, however, that, after giving effect to any Borrowing of Canadian Revolving Loans, the aggregate principal amount of all outstanding Canadian Revolving Loans shall not exceed the Maximum Canadian Revolving Loan Balance. Subject to the other terms and conditions hereof, amounts borrowed under this subsection 1.1(b)(ii) may be repaid and reborrowed from time to time. The “Maximum Canadian Revolving Loan Balance” from time to time will be equal to the Aggregate Canadian Revolving Loan Commitment then in effect, less the sum of (i) the aggregate amount of the US Dollar Equivalent of all Canadian Letter of Credit Obligations, (ii) the US Dollar Equivalent of the aggregate principal amount of outstanding Canadian Swing Loans, (iii) the aggregate principal amount of US Revolving Loans and US Swing Loans, and (iv) the aggregate amount of US Letter of Credit Obligations. If at any time the then outstanding principal balance of Canadian Revolving Loans exceeds the Maximum Canadian Revolving Loan Balance, then the Canadian Borrower shall prepay outstanding Canadian Revolving Loans in an amount sufficient to eliminate such excess, within five (5) Business Days after the occurrence thereof; provided, no such prepayment shall be required if such excess (i) does not exceed three percent (3%) of the Maximum Canadian Revolving Loan Balance, (ii) is solely attributable to a change in the exchange rate between Dollars and Canadian Dollars, and (iii) in no event causes or results in any Canadian Revolving Loans held by any Canadian Revolving Lender to exceed such Lender's Canadian Revolving Loan Commitment; provided further, however, that any excess amount permitted by the foregoing proviso shall be reduced to zero ($0) within five (5) Business Days after the Canadian Agent notifies the Canadian Borrower in writing that such excess has been outstanding for five (5) or more consecutive Business Days and demands payment of such excess as a result.

(c)US Letters of Credit.

(i)Conditions. On the terms and subject to the conditions contained herein, the US Borrower may request that one or more US L/C Issuers Issue, in accordance with such US L/C Issuers' usual and customary business practices, and for the account of the US Credit Parties, US Letters of Credit (denominated in Dollars) from time to time on any Business Day during the period from the Closing Date through the earlier of (x) the Final Availability Date and (y) seven (7) days prior to the Revolving Termination Date; provided, however, that no US L/C Issuer shall Issue any US Letter of Credit during the continuance of any of the following or, if after giving effect to such Issuance:

(A)    (i) Aggregate Availability would be less than zero, or (ii) the US Dollar Equivalent of all Letter of Credit Obligations for all Letters of Credit would exceed the US Dollar Equivalent of $25,000,000 (the “L/C Sublimit”);
(B)    the expiration date of such US Letter of Credit (i) is not a Business Day, (ii) is more than one year after the date of issuance thereof or (iii) is later than seven (7) days prior to the Revolving Termination Date; provided, however, that any US Letter of Credit with a term not exceeding one year may provide for its renewal for additional periods not exceeding one year as long as (x) each of the US Borrower and such US L/C Issuer have the option to prevent such renewal before the expiration of such term or any such period and (y) neither such US L/C Issuer nor the US Borrower shall permit any such renewal to extend such expiration date beyond the date set forth in clause (iii) above; or
(C)    (i) any fee due in connection with, and on or prior to, such Issuance has not been paid, (ii) such US Letter of Credit is requested to be issued in a form that is not acceptable to such US L/C Issuer or (iii) such US L/C Issuer shall not have received, each in form and substance reasonably acceptable to it and duly executed by the US Borrower, the documents that such US L/C Issuer generally uses in the Ordinary Course of Business for the Issuance of letters of credit of the type of such US Letter of Credit (collectively, the “US L/C Reimbursement Agreement”).
Furthermore, Chase, as a US L/C Issuer, may elect only to issue US Letters of Credit in its own name and may only issue US Letters of Credit to the extent permitted by Requirements of Law, and such US Letters of Credit may not be accepted by certain beneficiaries such as insurance companies. For each Issuance, the applicable US L/C Issuer may, but shall not be required to, determine that, or take notice whether, the conditions precedent set forth in Section 2.2 have been satisfied or waived in connection with the Issuance of any US Letter of Credit; provided, however, that no US Letters of Credit shall be Issued during the period starting on the first Business Day after the receipt by such US L/C Issuer of notice from US Agent or the Required Lenders that any condition precedent contained in Section 2.2 is not satisfied and ending on the date all such conditions are satisfied or duly waived.
Notwithstanding anything else to the contrary herein, if any US Revolving Lender is a Defaulting Lender, no US L/C Issuer shall be obligated to Issue any US Letter of Credit unless (w) the Defaulting Lender has been replaced in accordance with Section 9.9 or 9.22, (x) the Letter of Credit Obligations of such Defaulting Lender have been cash collateralized, (y) the US Revolving Loan Commitment of each of the other US Revolving Lenders have been increased by an amount sufficient to satisfy US Agent that all future US Letter of Credit Obligations will be covered by all US Revolving Lenders that are not Defaulting Lenders, or (z) the Letter of Credit Obligations of such Defaulting Lender have been reallocated to other Lenders in a manner consistent with subsection 1.12(c).

(ii)Notice of Issuance. The US Borrower shall give the relevant US L/C Issuer and US Agent a notice of any requested Issuance of any US Letter of Credit, which shall be effective only if received by such US L/C Issuer and US Agent not later than 9:00 a.m. (Central time) on the third Business Day prior to the date of such requested Issuance. Such notice shall be made in a writing or Electronic Transmission substantially in the form of Exhibit 1.1(c) duly completed or in a writing in any other form reasonably acceptable to the L/C Issuer (an “L/C Request”) or by telephone if confirmed promptly in writing or Electronic Transmission.

(iii)Reporting Obligations of US L/C Issuers. Each US L/C Issuer agrees to provide US Agent, in form and substance satisfactory to US Agent, each of the following on the following dates: (A) (i) on or prior to any Issuance of any US Letter of Credit by such US L/C Issuer, (ii) immediately after any drawing under any such US Letter of Credit or (iii) immediately after any payment (or failure to pay when due) by the US Borrower of any related US L/C Reimbursement Obligation, notice thereof, which shall contain a reasonably detailed description of such Issuance, drawing or payment and US Agent shall provide copies of such notices to each US Revolving Lender reasonably promptly after receipt thereof; (B) upon the request of US Agent (or any US Revolving Lender through US Agent), copies of any US Letter of Credit Issued by such US L/C Issuer and any related US L/C Reimbursement Agreement and such other documents and information as may reasonably be requested by US Agent; and (C) on the first Business Day of each calendar week, a schedule of the US Letters of Credit Issued by such US L/C Issuer, in form and substance reasonably satisfactory to US Agent, setting forth the US Letter of Credit Obligations for such US Letters of Credit outstanding on the last Business Day of the previous calendar week.

(iv)Acquisition of Participations. Upon any Issuance of a US Letter of Credit in accordance with the terms of this Agreement resulting in any increase in the US Letter of Credit Obligations, each US Revolving Lender shall be deemed to have acquired, without recourse or warranty, an undivided interest and participation in such US Letter of Credit and the related US Letter of Credit Obligations in an amount equal to its Commitment Percentage of such US Letter of Credit Obligations.

(v)Reimbursement Obligations of the US Borrower. The US Borrower agrees to pay to the US L/C Issuer of any US Letter of Credit each US L/C Reimbursement Obligation owing with respect to such US Letter of Credit no later than the first Business Day after the US Borrower receives notice from such US L/C Issuer that payment has been made under such US Letter of Credit or that such US L/C Reimbursement Obligation is otherwise due (the “US L/C Reimbursement Date”) with interest thereon computed as set forth in clause (A) below. In the event that any US L/C Reimbursement Obligation is not repaid by the US Borrower as provided in this clause (v) (or any such payment by the US Borrower is rescinded or set aside for any reason), such US L/C Issuer shall promptly notify US Agent of such failure (and, upon receipt of such notice, US Agent shall notify each US Revolving Lender) and, irrespective of whether such notice is given, such US L/C Reimbursement Obligation shall be payable on demand by the US Borrower with interest thereon computed (A) from the date on which such US L/C Reimbursement Obligation arose to the US L/C Reimbursement Date, at the interest rate applicable during such period to US Revolving Loans that are Base Rate Loans and (B) thereafter until payment in full, at the interest rate specified in subsection 1.3(c) to past due US Revolving Loans that are Base Rate Loans (regardless of whether or not an election is made under such subsection).

(vi)Reimbursement Obligations of the US Revolving Credit Lenders.

(1)    Upon receipt of the notice described in clause (v) above from US Agent, each US Revolving Lender shall pay to US Agent for the account of such US L/C Issuer its Commitment Percentage of such US Letter of Credit Obligations (as such amount may be increased pursuant to subsection 1.12(c)(i)).
(2)    By making any payment described in clause (1) above (other than during the continuation of an Event of Default under subsection 7.1(f) or 7.1(g)), such US Revolving Lender shall be deemed to have made a US Revolving Loan to the US Borrower, which, upon receipt thereof by such US L/C Issuer, the US Borrower shall be deemed to have used in whole to repay such US L/C Reimbursement Obligation. Any such payment that is not deemed a US Revolving Loan shall be deemed a funding by such US Revolving Lender of its participation in the applicable US Letter of Credit and the US Letter of Credit Obligation in respect of the related US L/C Reimbursement Obligations. Such participation shall not otherwise be required to be funded. Following receipt by any US L/C Issuer of any payment from any US Revolving Lender pursuant to this clause (vi) with respect to any portion of any US L/C Reimbursement Obligation, such US L/C Issuer shall promptly pay over to such US Revolving Lender all duplicate payments received from Persons other than Lenders making payment on behalf of a Credit Party by such US L/C Issuer with respect to such portion of such US L/C Reimbursement Obligation.
(vii)Obligations Absolute. The obligations of the US Borrower and the US Revolving Lenders pursuant to clauses (iv), (v) and (vi) above shall be absolute, unconditional and irrevocable and performed strictly in accordance with the terms of this Agreement irrespective of (A) (i) the invalidity or unenforceability of any term or provision in any US Letter of Credit, any document transferring or purporting to transfer a US Letter of Credit, any Loan Document (including the sufficiency of any such instrument), or any modification to any provision of any of the foregoing, (ii) any document presented under a US Letter of Credit being forged, fraudulent, invalid, insufficient or inaccurate in any respect or failing to comply with the terms of such US Letter of Credit or (iii) any loss or delay, including in the transmission of any document, (B) the existence of any setoff, claim, abatement, recoupment, defense or other right that any Person (including any Credit Party) may have against the beneficiary of any US Letter of Credit or any other Person, whether in connection with any Loan Document or any other Contractual Obligation or transaction, or the existence of any other withholding, abatement or reduction, (C) in the case of the obligations of any US Revolving Lender, (i) the failure of any condition precedent set forth in Section 2.2 to be satisfied (each of which conditions precedent the US Revolving Lenders hereby irrevocably waive) or (ii) any adverse change in the condition (financial or otherwise) of any Credit Party and (D) any other act or omission to act or delay of any kind of either Agent, any Lender or any other Person or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this clause (vii), constitute a legal or equitable discharge of any obligation of the US Borrower or any US Revolving Lender hereunder. No provision hereof shall be deemed to waive or limit the US Borrower's right to assert claims against, or seek repayment of any payment of any US L/C Reimbursement Obligations from, the US L/C Issuer under the terms of the applicable US L/C Reimbursement Agreement, any other documentation entered into with respect to the relevant Letters of Credit or applicable law.

(d)US Swing Loans.

(i)Availability. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of the Credit Parties contained herein, the US Swingline Lender may, in its sole discretion, make Loans denominated in Dollars (each a “US Swing Loan”) available to the US Borrower under the Aggregate US Revolving Loan Commitment from time to time on any Business Day during the period from the Closing Date through the Final Availability Date in an aggregate principal amount at any time outstanding not to exceed its US Swingline Commitment; provided, however, that the US Swingline Lender may not make any US Swing Loan (x) to the extent that after giving effect to such US Swing Loan, the aggregate principal amount of all US Revolving Loans would exceed the Maximum US Revolving Loan Balance or the aggregate principal amount of all Swing Loans outstanding on such date would exceed the US Dollar Equivalent of $10,000,000 (the “Swingline Sublimit”) and (y) during the period commencing on the first Business Day after it receives notice from US Agent or the Required Lenders that one or more of the conditions precedent contained in Section 2.2 are not satisfied and ending when such conditions are satisfied or duly waived. In connection with the making of any US Swing Loan, the US Swingline Lender may but shall not be required to determine that, or take notice whether, the conditions precedent set forth in Section 2.2 have been satisfied or waived. Each US Swing Loan shall be a Base Rate Loan and must be repaid as provided herein, but in any event must be repaid in full on the Revolving Termination Date. Within the limits set forth in the first sentence of this clause (i), amounts of US Swing Loans repaid may be reborrowed under this clause (i).

(ii)Borrowing Procedures. In order to request a US Swing Loan, the US Borrower shall give to US Agent a notice to be received not later than 10:00 a.m. (Central time) on the day of the proposed Borrowing, which shall be made in a writing or in an Electronic Transmission substantially in the form of Exhibit 1.1(d) or in a writing in any other form reasonably acceptable to the Appropriate Agent duly completed (a “Swingline Request”) or by telephone if confirmed promptly in writing or Electronic Transmission. In addition, if any Notice of Revolving Borrowing of US Revolving Loans requests a Borrowing of Base Rate Loans, the US Swingline Lender may, notwithstanding anything else to the contrary herein, make a US Swing Loan to the US Borrower in an aggregate amount not to exceed such proposed Borrowing, and the aggregate amount of the corresponding proposed Borrowing shall be reduced accordingly by the principal amount of such US Swing Loan. US Agent shall promptly notify the US Swingline Lender of the details of the requested US Swing Loan. Upon receipt of such notice and subject to the terms of this Agreement, the US Swingline Lender may make a US Swing Loan available to the US Borrower by making the proceeds thereof available to US Agent and, in turn, US Agent shall make such proceeds available to the US Borrower on the date set forth in the relevant Swingline Request or Notice of Revolving Borrowing.

(iii)Refinancing US Swing Loans.

(1)The US Swingline Lender may at any time (and shall no less frequently than once each week) forward a demand to US Agent (which US Agent shall, upon receipt, forward to each US Revolving Lender) that each US Revolving Lender pay to US Agent, for the account of the US Swingline Lender, such US Revolving Lender's Commitment Percentage of the outstanding US Swing Loans (as such amount may be increased pursuant to subsection 1.12(c)(i)).

(2)Each US Revolving Lender shall pay the amount owing by it to US Agent for the account of the US Swingline Lender on the Business Day following receipt of the notice or demand therefor. Payments received by US Agent after 9:00 a.m. (Central time) may, in US Agent's discretion, be deemed to be received on the next Business Day. Upon receipt by US Agent of such payment (other than during the continuation of any Event of Default under subsection 7.1(f) or 7.1(g)), such US Revolving Lender shall be deemed to have made a US Revolving Loan to the US Borrower, which, upon receipt of such payment by the US Swingline Lender from US Agent, the US Borrower shall be deemed to have used in whole to refinance such US Swing Loan. In addition, regardless of whether any such demand is made, upon the occurrence of any Event of Default under subsection 7.1(f) or 7.1(g), each US Revolving Lender shall be deemed to have acquired, without recourse or warranty, an undivided interest and participation in each US Swing Loan in an amount equal to such US Revolving Lender's Commitment Percentage of such US Swing Loan. If any payment made by any US Revolving Lender as a result of any such demand is not deemed a US Revolving Loan, such payment shall be deemed a funding by such US Revolving Lender of such participation. Such participation shall not be otherwise required to be funded. Upon receipt by the US Swingline Lender of any payment from any US Revolving Lender pursuant to this clause (iii) with respect to any portion of any US Swing Loan, the US Swingline Lender shall promptly pay over to such US Revolving Lender all payments of principal (to the extent received after such payment by such US Revolving Lender) and interest (to the extent accrued with respect to periods after such payment) on account of such US Swing Loan received by the US Swingline Lender with respect to such portion.

(iv)Obligation to Fund Absolute. Each US Revolving Lender's obligations pursuant to clause (iii) above shall be absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever, including (A) the existence of any setoff, claim, abatement, recoupment, defense or other right that such Lender, any Affiliate thereof or any other Person may have against the US Swingline Lender, either Agent, any other Lender or L/C Issuer or any other Person, (B) the failure of any condition precedent set forth in Section 2.2 to be satisfied or the failure of the US Borrower to deliver a Notice of Revolving Borrowing (each of which requirements the US Revolving Lenders hereby irrevocably waive) and (C) any adverse change in the condition (financial or otherwise) of any Credit Party.

(e)Canadian Letters of Credit.

(i)Conditions. On the terms and subject to the conditions contained herein, the Canadian Borrower may request that one or more Canadian L/C Issuers Issue, in accordance with such Canadian L/C Issuers' usual and customary business practices, and for the account of any of the Canadian Credit Parties, Canadian Letters of Credit (denominated in either Dollars or Canadian Dollars) from time to time on any Business Day during the period from the Closing Date through the earlier of (x) the Final Availability Date and (y) seven (7) days prior to the Revolving Termination Date; provided, however, that no Canadian L/C Issuer shall Issue any Canadian Letter of Credit during the continuance of any of the following or, if after giving effect to such Issuance:

(A)    (i) Aggregate Availability would be less than zero, or (ii) the US Dollar Equivalent of all Letter of Credit Obligations for all Letters of Credit would exceed the L/C Sublimit;
(B)    the expiration date of such Canadian Letter of Credit (i) is not a Business Day, (ii) is more than one year after the date of issuance thereof or (iii) is later than seven (7) days prior to the Revolving Termination Date; provided, however, that any Canadian Letter of Credit with a term not exceeding one year may provide for its renewal for additional periods not exceeding one year as long as (x) each of the Canadian Borrower and such Canadian L/C Issuer have the option to prevent such renewal before the expiration of such term or any such period and (y) neither such Canadian L/C Issuer nor the Canadian Borrower shall permit any such renewal to extend such expiration date beyond the date set forth in clause (iii) above; or
(C)    (i) any fee due in connection with, and on or prior to, such Issuance has not been paid, (ii) such Canadian Letter of Credit is requested to be issued in a form that is not acceptable to such Canadian L/C Issuer or (iii) such Canadian L/C Issuer shall not have received, each in form and substance reasonably acceptable to it and duly executed by the Canadian Borrower, the documents that such Canadian L/C Issuer generally uses in the Ordinary Course of Business for the Issuance of letters of credit of the type of such Canadian Letter of Credit (collectively, the “Canadian L/C Reimbursement Agreement”).
Furthermore, Chase Canada, as a Canadian L/C Issuer, may elect only to issue Canadian Letters of Credit in its own name and may only issue Canadian Letters of Credit to the extent permitted by Requirements of Law, and such Canadian Letters of Credit may not be accepted by certain beneficiaries such as insurance companies. For each Issuance, the applicable Canadian L/C Issuer may, but shall not be required to, determine that, or take notice whether, the conditions precedent set forth in Section 2.2 have been satisfied or waived in connection with the Issuance of any Canadian Letter of Credit; provided, however, that no Canadian Letters of Credit shall be Issued during the period starting on the first Business Day after the receipt by such Canadian L/C Issuer of notice from Canadian Agent or the Required Lenders that any condition precedent contained in Section 2.2 is not satisfied and ending on the date all such conditions are satisfied or duly waived.
Notwithstanding anything else to the contrary herein, if any Canadian Lender is a Defaulting Lender, no Canadian L/C Issuer shall be obligated to Issue any Canadian Letter of Credit unless (w) the Defaulting Lender has been replaced in accordance with Section 9.9 or 9.22, (x) the Letter of Credit Obligations of such Defaulting Lender have been cash collateralized, (y) the Canadian Revolving Loan Commitment of each of the other Canadian Lenders have been increased by an amount sufficient to satisfy Canadian Agent that all future Canadian Letter of Credit Obligations will be covered by all Canadian Lenders that are not Defaulting Lenders, or (z) the Letter of Credit Obligations of such Defaulting Lender have been reallocated to other Lenders in a manner consistent with subsection 1.12(c).
(ii)Notice of Issuance. The Canadian Borrower shall give the relevant Canadian L/C Issuer and Canadian Agent a notice of any requested Issuance of any Canadian Letter of Credit, which shall be effective only if received by such Canadian L/C Issuer and Canadian Agent not later than 9:00 a.m. (Central time) on the third Business Day prior to the date of such requested Issuance. Such notice shall be made in a writing or Electronic Transmission substantially in the form of an L/C Request (or in a writing in any other form reasonably acceptable to the Appropriate Agent) or by telephone if promptly confirmed in writing or Electronic Transmission.

(iii)Reporting Obligations of Canadian L/C Issuers. Each Canadian L/C Issuer agrees to provide Canadian Agent, in form and substance satisfactory to Canadian Agent, each of the following on the following dates: (A) (i) on or prior to any Issuance of any Canadian Letter of Credit by such Canadian L/C Issuer, (ii) immediately after any drawing under any such Canadian Letter of Credit or (iii) immediately after any payment (or failure to pay when due) by the Canadian Borrower of any related Canadian L/C Reimbursement Obligation, notice thereof, which shall contain a reasonably detailed description of such Issuance, drawing or payment and Canadian Agent shall provide copies of such notices to each Canadian Lender reasonably promptly after receipt thereof; (B) upon the request of Canadian Agent (or any Canadian Lender through Canadian Agent), copies of any Canadian Letter of Credit issued by such Canadian L/C Issuer and any related Canadian L/C Reimbursement Agreement and such other documents and information as may reasonably be requested by Canadian Agent; and (C) on the first Business Day of each calendar week, a schedule of the Canadian Letters of Credit Issued by such Canadian L/C Issuer, in form and substance reasonably satisfactory to Canadian Agent, setting forth the Canadian Letter of Credit Obligations for such Canadian Letters of Credit outstanding on the last Business Day of the previous calendar week and including the currency in which each such Canadian Letter of Credit is denominated.

(iv)Acquisition of Participations. Upon any Issuance of a Canadian Letter of Credit in accordance with the terms of this Agreement resulting in any increase in the Canadian Letter of Credit Obligations, each Canadian Lender shall be deemed to have acquired, without recourse or warranty, an undivided interest and participation in such Canadian Letter of Credit and the related Canadian Letter of Credit Obligations in an amount equal to its Commitment Percentage of such Canadian Letter of Credit Obligations.

(v)Reimbursement Obligations of the Canadian Borrower. The Canadian Borrower agrees to pay to the Canadian L/C Issuer of any Canadian Letter of Credit each Canadian L/C Reimbursement Obligation owing with respect to such Canadian Letter of Credit, in the currency in which such Canadian Letter of Credit is denominated, no later than the first Business Day after the Canadian Borrower receives notice from such Canadian L/C Issuer that payment has been made under such Canadian Letter of Credit or that such Canadian L/C Reimbursement Obligation is otherwise due (the “Canadian L/C Reimbursement Date”) with interest thereon computed as set forth in clause (A) below. In the event that any Canadian L/C Reimbursement Obligation is not repaid by the Canadian Borrower as provided in this clause (v) (or any such payment by the Canadian Borrower is rescinded or set aside for any reason), such Canadian L/C Issuer shall promptly notify Canadian Agent of such failure (and, upon receipt of such notice, Canadian Agent shall notify each Canadian Lender) and, irrespective of whether such notice is given, such Canadian L/C Reimbursement Obligation shall be payable on demand by the Canadian Borrower with interest thereon computed (A) from the date on which such Canadian L/C Reimbursement Obligation arose to the Canadian L/C Reimbursement Date, at the interest rate applicable during such period to Canadian Revolving Loans that are Canadian Prime Rate Loans and (B) thereafter until payment in full, at the interest rate specified in subsection 1.3(c) to past due (y) Canadian Revolving Loans that are Canadian Prime Rate Loans, for Canadian L/C Reimbursement Obligations denominated in Canadian Dollars and (z) Canadian Revolving Loans that are Base Rate Loans, for Canadian L/C Reimbursement Obligations denominated in Dollars (in either case, regardless of whether or not an election is made under such subsection).

(vi)Reimbursement Obligations of the Canadian Revolving Credit Lenders.

(1)Upon receipt of the notice described in clause (v) above from Canadian Agent, each Canadian Lender shall pay to Canadian Agent for the account of such Canadian L/C Issuer its Commitment Percentage of such Canadian Letter of Credit Obligations (as such amount may be increased pursuant to subsection 1.12(c)(i)) in the currency in which such Canadian Letter of Credit Obligations are denominated.

(2)By making any payment described in clause (1) above (other than during the continuation of an Event of Default under subsection 7.1(f) or 7.1(g)), such Canadian Lender shall be deemed to have made a Canadian Revolving Loan to the Canadian Borrower, in the currency in which the applicable Canadian L/C Reimbursement Obligation is denominated, which, upon receipt thereof by such Canadian L/C Issuer, the Canadian Borrower shall be deemed to have used in whole to repay such Canadian L/C Reimbursement Obligation. Any such payment that is not deemed a Canadian Revolving Loan shall be deemed a funding by such Canadian Lender of its participation in the applicable Canadian Letter of Credit and the Canadian Letter of Credit Obligation in respect of the related Canadian L/C Reimbursement Obligations. Such participation shall not otherwise be required to be funded. Following receipt by any Canadian L/C Issuer of any payment from any Canadian Lender pursuant to this clause (vi) with respect to any portion of any Canadian L/C Reimbursement Obligation, such Canadian L/C Issuer shall promptly pay over to such Canadian Lender all duplicate payments received from Persons other than Lenders making payment on behalf of a Credit Party by such Canadian L/C Issuer with respect to such portion of such Canadian L/C Reimbursement Obligation.

(vii)Obligations Absolute. The obligations of the Canadian Borrower and the Canadian Lenders pursuant to clauses (iv), (v) and (vi) above shall be absolute, unconditional and irrevocable and performed strictly in accordance with the terms of this Agreement irrespective of (A) (i) the invalidity or unenforceability of any term or provision in any Canadian Letter of Credit, any document transferring or purporting to transfer a Canadian Letter of Credit, any Loan Document (including the sufficiency of any such instrument), or any modification to any provision of any of the foregoing, (ii) any document presented under a Canadian Letter of Credit being forged, fraudulent, invalid, insufficient or inaccurate in any respect or failing to comply with the terms of such Canadian Letter of Credit or (iii) any loss or delay, including in the transmission of any document, (B) the existence of any setoff, claim, abatement, recoupment, defense or other right that any Person (including any Credit Party) may have against the beneficiary of any Canadian Letter of Credit or any other Person, whether in connection with any Loan Document or any other Contractual Obligation or transaction, or the existence of any other withholding, abatement or reduction, (C) in the case of the obligations of any Canadian Lender, (i) the failure of any condition precedent set forth in Section 2.2 to be satisfied (each of which conditions precedent the Canadian Lenders hereby irrevocably waive), (ii) any adverse change in the condition (financial or otherwise) of any Credit Party or (iii) the currency in which the applicable Canadian L/C Reimbursement Obligation and the related Canadian Revolving Loan are denominated, and (D) any other act or omission to act or delay of any kind of either Agent, any Lender or any other Person or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this clause (vii), constitute a legal or equitable discharge of any obligation of the Canadian Borrower or any Canadian Lender hereunder. No provision hereof shall be deemed to waive or limit the Canadian Borrower's right to assert claims, or seek repayment of any payment of any Canadian L/C Reimbursement Obligations from, the Canadian L/C Issuer under the terms of the applicable Canadian L/C Reimbursement Agreement, any other documentation entered into with respect to the relevant Letters of Credit or applicable law.

(f)Canadian Swing Loans.

(i)Availability. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of the Credit Parties contained herein, the Canadian Swingline Lender may, in its sole discretion, make Loans denominated in Dollars or Canadian Dollars (each a “Canadian Swing Loan”) available to the Canadian Borrower under the Aggregate Canadian Revolving Loan Commitment from time to time on any Business Day during the period from the Closing Date through the Final Availability Date in an aggregate principal amount at any time outstanding not to exceed its Canadian Swingline Commitment; provided, however, that the Canadian Swingline Lender may not make any Canadian Swing Loan (x) to the extent that after giving effect to such Canadian Swing Loan, the aggregate principal amount of the US Dollar Equivalent of all Canadian Revolving Loans would exceed the Maximum Canadian Revolving Loan Balance or the aggregate principal amount of all Swing Loans outstanding on such date would exceed the Swingline Sublimit and (y) during the period commencing on the first Business Day after it receives notice from Canadian Agent or the Required Lenders that one or more of the conditions precedent contained in Section 2.2 are not satisfied and ending when such conditions are satisfied or duly waived. In connection with the making of any Canadian Swing Loan, the Canadian Swingline Lender may but shall not be required to determine that, or take notice whether, the conditions precedent set forth in Section 2.2 have been satisfied or waived. Each Canadian Swing Loan shall be a Base Rate Loan for Canadian Swing Loans denominated in Dollars and a Canadian Prime Rate Loan for Canadian Swing Loans denominated in Canadian Dollars and must, in either case, be repaid as provided herein, but in any event must be repaid in full on the Revolving Termination Date. Within the limits set forth in the first sentence of this clause (i), amounts of Canadian Swing Loans repaid may be reborrowed under this clause (i).

(ii)Borrowing Procedures. In order to request a Canadian Swing Loan, the Canadian Borrower shall give to Canadian Agent a notice to be received not later than 9:00 a.m. (Central time) on the day of the proposed Borrowing, which shall be made in a Swingline Request or by telephone if promptly confirmed in writing or Electronic Transmission. In addition, if any Notice of Revolving Borrowing of Canadian Revolving Loans requests a Borrowing of Base Rate Loans or Canadian Prime Rate Loans, the Canadian Swingline Lender may, notwithstanding anything else to the contrary herein, make a Canadian Swing Loan, in the applicable currency, to the Canadian Borrower in an aggregate amount not to exceed such proposed Borrowing, and the aggregate amount of the corresponding proposed Borrowing shall be reduced accordingly by the principal amount of such Canadian Swing Loan. Canadian Agent shall promptly notify the Canadian Swingline Lender of the details of the requested Canadian Swing Loan, including the currency in which such Loan is denominated. Upon receipt of such notice and subject to the terms of this Agreement, the Canadian Swingline Lender may make a Canadian Swing Loan, in the applicable currency, available to the Canadian Borrower by making the proceeds thereof available to Canadian Agent and, in turn, Canadian Agent shall make such proceeds available to the Canadian Borrower, in the applicable currency, on the date set forth in the relevant Swingline Request or Notice of Revolving Borrowing.

(iii)Refinancing Canadian Swing Loans.

(1)The Canadian Swingline Lender may at any time (and shall no less frequently than once each week) forward a demand to Canadian Agent (which Canadian Agent shall, upon receipt, forward to each Canadian Lender) that each Canadian Lender pay to Canadian Agent, for the account of the Canadian Swingline Lender, such Canadian Lender's Commitment Percentage of the outstanding Canadian Swing Loans (as such amount may be increased pursuant to subsection 1.12(c)(i)).

(2)Each Canadian Lender shall pay the amount owing by it to Canadian Agent for the account of the Canadian Swingline Lender on the Business Day following receipt of the notice or demand therefor. Payments received by Canadian Agent after 9:00 a.m. (Central time) may, in Canadian Agent's discretion, be deemed to be received on the next Business Day. Upon receipt by Canadian Agent of such payment (other than during the continuation of any Event of Default under subsection 7.1(f) or 7.1(g)), such Canadian Lender shall be deemed to have made a Canadian Revolving Loan (denominated in the same currency as the applicable Canadian Swing Loan) to the Canadian Borrower, which, upon receipt of such payment by the Canadian Swingline Lender from Canadian Agent, the Canadian Borrower shall be deemed to have used in whole to refinance such Canadian Swing Loan. In addition, regardless of whether any such demand is made, upon the occurrence of any Event of Default under subsection 7.1(f) or 7.1(g), each Canadian Lender shall be deemed to have acquired, without recourse or warranty, an undivided interest and participation in each Canadian Swing Loan in an amount equal to such Canadian Lender's Commitment Percentage of such Canadian Swing Loan. If any payment made by any Canadian Lender as a result of any such demand is not deemed a Canadian Revolving Loan, such payment shall be deemed a funding by such Canadian Lender of such participation. Such participation shall not be otherwise required to be funded. Upon receipt by the Canadian Swingline Lender of any payment from any Canadian Lender pursuant to this clause (iii) with respect to any portion of any Canadian Swing Loan, the Canadian Swingline Lender shall promptly pay over to such Canadian Lender all payments of principal (to the extent received after such payment by such Lender) and interest (to the extent accrued with respect to periods after such payment) on account of such Canadian Swing Loan received by the Canadian Swingline Lender with respect to such portion and in the currency in which such payment was received.

(iv)Obligation to Fund Absolute. Each Canadian Lender's obligations pursuant to clause (iii) above shall be absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever, including (A) the existence of any setoff, claim, abatement, recoupment, defense or other right that such Lender, any Affiliate thereof or any other Person may have against the Canadian Swingline Lender, either Agent, any other Lender or L/C Issuer or any other Person, (B) the failure of any condition precedent set forth in Section 2.2 to be satisfied or the failure of the Canadian Borrower to deliver a Notice of Revolving Borrowing (each of which requirements the Canadian Lenders hereby irrevocably waive) and (C) any adverse change in the condition (financial or otherwise) of any Credit Party.

1.2Notes.

(a)The US Revolving Loans made by each US Revolving Lender shall be evidenced by this Agreement and, if requested by such Lender, a US Revolving Note payable to such Lender in an amount equal to such Lender's US Revolving Loan Commitment.

(b)The Canadian Revolving Loans made by each Canadian Lender shall be evidenced by this Agreement and, if requested by such Lender, a Canadian Revolving Note payable to such Lender in an amount equal to such Lender's Canadian Revolving Loan Commitment.

(c)The US Term Loan made by each US Term Lender shall be evidenced by this Agreement and, if requested by such Lender, a US Term Note payable to such Lender in an amount equal to such Lender's US Term Loan.

(d)US Swing Loans made by the US Swingline Lender shall be evidenced by this Agreement and, if requested by such Lender, a US Swingline Note payable to such Lender in an amount equal to the US Swingline Commitment.

(e)Canadian Swing Loans made by the Canadian Swingline Lender shall be evidenced by this Agreement and, if requested by such Lender, a Canadian Swingline Note payable to such Lender in an amount equal to the Canadian Swingline Commitment.

1.3Interest.

(a)Subject to subsections 1.3(c) and 1.3(d), (i) each LIBOR Rate Loan and each CDOR Rate Loan shall bear interest on the outstanding principal amount thereof from the date when made at a rate per annum equal to the Adjusted LIBOR Rate or the CDOR Rate, as the case may be, plus the Applicable

Margin, and (ii) each Base Rate Loan and each Canadian Prime Rate Loan shall bear interest on the outstanding principal amount thereof from the date when made at a rate per annum equal to the Base Rate or the Canadian Prime Rate, as the case may be, plus the Applicable Margin; provided Swing Loans may not be CDOR Rate Loans or LIBOR Rate Loans; provided, for purposes of clarity, CDN $ Denominated Canadian Loans shall bear interest at the CDOR Rate plus the Applicable Margin or the Canadian Prime Rate plus the Applicable Margin, as applicable, and Dollar Denominated Canadian Loans shall bear interest at the Base Rate plus the Applicable Margin or the Adjusted LIBOR Rate plus the appropriate Applicable Margin, as applicable. Each determination of an interest rate by the Appropriate Agent shall be conclusive and binding on Borrowers and the Lenders in the absence of manifest error. All computations of fees and interest (other than interest on Base Rate Loans, Canadian Prime Rate Loans, CDOR Rate Loans and Unused Commitment Fee) payable under this Agreement shall be made on the basis of a 360-day year and actual days elapsed. All computations of interest on Base Rate Loans, Canadian Prime Rate Loans and CDOR Rate Loans under this Agreement shall be made on the basis of a 365-366 day year and actual days elapsed. Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to, but excluding, the last day thereof.

(b)Interest on each Loan shall be paid in arrears on each Interest Payment Date. Interest shall also be paid on the date of any payment or prepayment of Loans in full.

(c)At the election of Required US Lenders with respect to US Loans or the Required Canadian Lenders with respect to Canadian Loans (with written notice thereof to be provided to the applicable Borrower) while any Specified Event of Default exists and is continuing (or automatically while any Event of Default under subsection 7.1(f) or 7.1(g) exists), the applicable Borrower (subject to the Interest Act (Canada)) shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the US Loans and/or Canadian Loans, as applicable, from and after the date of such written notice (or automatically from and after the date of an Event of Default under subsection 7.1(f) or 7.1(g) until such Specified Event of Default shall have been cured or waived in accordance with the terms of this Agreement), at a rate per annum which is determined by adding two percent (2.0%) per annum to the rate otherwise applicable to such Loans as provided in the preceding paragraphs of this Section. All such interest shall be payable on written demand of the Required US Lenders or Required Canadian Lenders, as applicable.

(d)(i)Anything herein to the contrary notwithstanding, the obligations of each Borrower hereunder shall be subject to the limitation that payments of interest shall not be required, for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by the respective Lender would be contrary to the provisions of any law applicable to such Lender limiting the highest rate of interest which may be lawfully contracted for, charged or received by such Lender, and in such event such Borrower shall pay such Lender interest at the highest rate permitted by applicable law (“Maximum Lawful Rate”); provided, however, that if at any time thereafter the rate of interest payable hereunder is less than the Maximum Lawful Rate, such Borrower shall continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by the Appropriate Agent, on behalf of the applicable Lenders, is equal to the total interest that would have been received had the interest payable hereunder been (but for the operation of this paragraph) the interest rate payable since the Closing Date as otherwise provided in this Agreement. If the applicable law is ever judicially interpreted so as to render usurious any amount (x) contracted for, charged, taken, reserved or received pursuant to this Agreement or any of the other Loan Documents or any other communication or writing by or between any Borrower and any Agent or any Lender related to the transaction or transactions that are the subject matter of the Loan Documents, (y) contracted for, charged or received by reason of any Agent's exercise of the option to accelerate the maturity of the Obligations, or (z) any Borrower will have paid or any Agent or any Lender will have received by reason of any voluntary prepayment by the applicable Borrower of any

Obligations, then it is the express intent of all parties hereto that all amounts charged in excess of the Maximum Lawful Rate shall be automatically canceled, ab initio, and all amounts in excess of the Maximum Lawful Rate theretofore collected by any Agent or any Lender shall be credited on the principal balance of Obligations (first to the Obligations for which such payment has been made, and then towards other Obligations in the order and manner required by Section 1.10(c), and if all Obligations have been or would thereby be paid in full, refunded to the applicable Borrower), and the provisions of the Loan Documents shall immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder; provided, however, if the applicable Obligations have been paid in full before the stated Revolving Termination Date or the stated US Term Loan Maturity Date, as the case may be, then Borrowers, Agents and Lenders agree that Agents and Lenders shall, with reasonable promptness after any Agent discovers or is advised by any Borrower that interest was received in an amount in excess of the Maximum Lawful Rate, either refund such excess interest to the applicable Borrower and/or credit such excess interest against the Obligations then owing by Borrowers. All sums contracted for, charged or received by any Agent or any Lender for the use, forbearance or detention of any Loans or other Obligations shall, to the extent permitted by applicable law, be amortized or spread, using the actuarial method, throughout the period until the stated Revolving Termination Date or the stated US Term Loan Maturity Date, as the case may be, until payment in full so that the rate or amount of interest on account of the applicable Obligations does not exceed the Maximum Lawful Rate from time to time in effect and applicable to such Obligations for so long as the same is outstanding. In no event shall the provisions of Chapter 346 of the Texas Finance Code (which regulates certain revolving credit loan accounts and revolving triparty accounts) apply to any of the US Obligations. To the extent that US Agent is relying on Chapter 303 of the Texas Finance Code to determine the Maximum Lawful Rate payable on the US Obligations, US Agent will utilize the weekly ceiling from time to time in effect as provided in such Chapter 303, as amended. To the extent United States federal law permits Lender to contract for, charge, take, receive or reserve a greater amount of interest than under Texas law, US Agent will rely on United States federal law instead of such Chapter 303 for the purpose of determining the Maximum Lawful Rate. Additionally, to the extent permitted by applicable law now or hereafter in effect, US Agent may, at its option and from time to time, utilize any other method of establishing the Maximum Lawful Rate under such Chapter 303 or under other applicable law by giving notice, if required, to Borrower as provided by applicable law now or hereafter in effect.

(ii)Without limiting the generality of clause (i) above, if any provision of this Agreement or of any of the other Loan Documents would obligate Canadian Borrower or any other Credit Party to make any payment of interest or other amount payable to any Canadian Lender in an amount or calculated at a rate which would be prohibited by law or would result in a receipt by such Canadian Lender of “interest” at a “criminal rate” (as such terms are construed under the Criminal Code (Canada)) then, notwithstanding such provisions, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by law or so result in a receipt by such Canadian Lender of “interest” at a “criminal rate,” such adjustment to be effected, to the extent necessary, as follows: (1) firstly, by reducing the amount or rate of interest required to be paid to such Lender under this section 1.3(d), and (2) thereafter, by reducing any fees, commissions, premiums and other amounts required to be paid to such Canadian Lender which would constitute “interest” for purposes of Section 347 of the Criminal Code (Canada). Any amount or rate of interest referred to in this subsection 1.3(d) shall be determined in accordance with generally accepted actuarial practices and principles as an effective annual rate of interest over the term that the applicable Loan remains outstanding on the assumption that any charges, fees or expenses that fall within the meaning of “interest” (as defined in the Criminal Code (Canada)) shall, if they relate to a specific period of time, be pro-rated over that period of time and otherwise be pro-

rated over the period from the Closing Date to the stated Revolving Termination Date, and, in the event of a dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by Canadian Agent shall be conclusive for the purposes of such determination.

(iii)For purposes of disclosure pursuant to the Interest Act (Canada), the annual rates of interest or fees to which the rates of interest or fees provided in this Agreement and the other Loan Documents (and stated herein or therein, as applicable, to be computed on the basis of a 360 or 365 day year or any other period of time less than a calendar year) are equivalent are the rates so determined multiplied by the actual number of days in the applicable calendar year and divided by 360 or 365 or such other period of time, as the case may be.

1.4Loan Accounts.

(a)The Appropriate Agent, on behalf of the applicable Lenders, shall record on its books and records the amount of each Loan made, the interest rate applicable, all payments of principal and interest thereon and the principal balance thereof from time to time outstanding. The Appropriate Agent shall deliver to the applicable Borrower on a monthly basis a loan statement setting forth such record for the immediately preceding calendar month. Such record shall, absent manifest error, be conclusive evidence of the amount of the Loans made by the applicable Lenders to the applicable Borrower and the interest and payments thereon. Any failure to so record or any error in doing so, or any failure to deliver such loan statement shall not, however, limit or otherwise affect the obligation of any Borrower hereunder (and under any Note) to pay any amount owing with respect to the applicable Loans or provide the basis for any claim against Agents.

(b)US Agent, acting as a non-fiduciary agent of the US Borrower solely for tax purposes and solely with respect to the actions described in this subsection 1.4(b), shall establish and maintain at its address referred to in Section 9.2 (or at such other address as US Agent may give written notice to the US Borrower) (A) a record of ownership (the “Register”) in which US Agent agrees to register by book entry the interests (including any rights to receive payment hereunder) of US Agent, each Lender and each US L/C Issuer in the US Revolving Loans, US Term Loans, US Swing Loans, US L/C Reimbursement Obligations and US Letter of Credit Obligations, each US Revolving Lender's obligations under this Agreement to participate in each US Swing Loan, US Letter of Credit, US Letter of Credit Obligations and US L/C Reimbursement Obligations, and any assignment of any such interest, obligation or right and (B) accounts in the Register in accordance with its usual practice in which it shall record (1) the names and addresses of the US Lenders and the US L/C Issuers (and each change thereto pursuant to Sections 9.9 and 9.22), (2) the Commitments of each US Lender, (3) the amount of each US Loan (and whether it is a US Revolving Loan or a US Term Loan and whether it is a Base Rate or a LIBOR Rate Loan) and each funding of any participation described in clause (A) above, and for LIBOR Rate Loans, the Interest Period applicable thereto, (4) the amount of any principal or interest due and payable or paid, (5) the amount of the US L/C Reimbursement Obligations due and payable or paid in respect of US Letters of Credit and (6) any other payment received by US Agent from US Borrower and its application to the Obligations.

(c)Notwithstanding anything to the contrary contained in this Agreement, the US Loans (including any Notes evidencing such Loans and, to the extent applicable, the corresponding obligations of US Revolving Lenders to participate in US Letter of Credit Obligations and US Swing Loans) and the US L/C Reimbursement Obligations are registered obligations, the right, title and interest of the US Lenders and the US L/C Issuers and their assignees in and to such US Loans or US L/C Reimbursement Obligations, as the case may be, shall be transferable only pursuant to the terms of this Agreement only upon notation of such transfer in the Register and no assignment thereof shall be effective until recorded therein. This Section 1.4 and Section 9.9 shall be construed so that the US Loans and US L/C Reimbursement Obligations are at

all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code.

(d)The Credit Parties, US Agent, the US Lenders and the US L/C Issuers shall treat each Person whose name is recorded in the Register as a US Lender or US L/C Issuer, as applicable, for all purposes of this Agreement. Information contained in the Register with respect to any US Lender or any US L/C Issuer shall be available for access by the US Borrower, US Agent, such US Lender or such US L/C Issuer during normal business hours and from time to time upon at least one Business Day's prior notice. No US Lender or US L/C Issuer shall, in such capacity, have access to or be otherwise permitted to review any information in the Register other than information with respect to such US Lender or US L/C Issuer unless otherwise agreed by the US Agent.

1.5Procedure for Revolving Credit Borrowing and US Term Loan Borrowing.

(a)(i) Each Borrowing of a US Revolving Loan shall be made upon the US Borrower's irrevocable (subject to Section 10.5) written notice delivered to US Agent substantially in the form of a Notice of Revolving Borrowing or in a writing in any other form reasonably acceptable to US Agent, which notice must be received by US Agent prior to 10:00 a.m. (Central time) (1) on the date which is one (1) Business Day prior to the requested Borrowing date of each Base Rate Loan, and (2) on the date which is three (3) Business Days prior to the requested Borrowing date in each case of each LIBOR Rate Loan. Such Notice of Revolving Borrowing shall specify:

(w)    the amount of the Borrowing (which shall be in an aggregate minimum principal amount of $100,000);
(x)    the requested Borrowing date, which shall be a Business Day;
(y)    whether the Borrowing is to be comprised of LIBOR Rate Loans or Base Rate Loans; and
(z)    if the Borrowing is to be LIBOR Rate Loans, the Interest Period applicable to such Loans.
(ii)Upon receipt of a Notice of Revolving Borrowing of US Revolving Loans, US Agent will promptly notify each US Revolving Lender of such Notice of Revolving Borrowing and of the amount of such Lender's Commitment Percentage of the Borrowing.

(iii)Unless US Agent is otherwise directed in writing by the US Borrower, the proceeds of each requested Borrowing after the Closing Date will be made available to the US Borrower by US Agent by either (y) deposit of such amount into a specified deposit account maintained by the US Borrower with US Agent, if requested and as specified in the applicable Notice of Revolving Borrowing, or (z) wire transfer of such amount to the US Borrower pursuant to the wire transfer instructions specified on the signature page hereto if funding such amount into a deposit account maintained by the US Borrower with US Agent is not specified in the applicable Notice of Revolving Borrowing, as such wire instructions may be updated from time to time by written notice from such Borrower to such Agent and acknowledged by such Agent.

(b)(i) Each Borrowing of a Canadian Revolving Loan shall be made upon the Canadian Borrower's irrevocable (subject to Section 10.5) written notice delivered to Canadian Agent substantially in the form of a Notice of Revolving Borrowing or in a writing in any other form reasonably acceptable to

Canadian Agent, which notice must be received by Canadian Agent prior to 10:00 a.m. (Central time) (1) on the date which is one (1) Business Day prior to the requested Borrowing date of each Canadian Prime Rate Loan or Base Rate Loan, and (2) on the date which is three (3) Business Days prior to the requested Borrowing date in the case of each CDOR Rate Loan or LIBOR Rate Loan. Such Notice of Revolving Borrowing shall specify:

(v)    the amount of the Borrowing (which shall be in an aggregate minimum principal amount of $100,000 or CDN $100,000, as applicable);
(w)    the requested Borrowing date, which shall be a Business Day;
(x)    whether the Borrowing is to be comprised of CDOR Rate Loans or Canadian Prime Rate Loans, in the case of CDN $ Denominated Canadian Loans or LIBOR Rate Loans or Base Rate Loans, in the case of Dollar Denominated Canadian Loans;
(y)    whether the Borrowing is to be denominated in Dollars or Canadian Dollars; and
(z)    if the Borrowing is to be (A) CDOR Rate Loans, the CDOR Period applicable to such Loans or (B) LIBOR Rate Loans, the Interest Period applicable to such Loans.
(ii)Upon receipt of a Notice of Revolving Borrowing of Canadian Revolving Loans, Canadian Agent will promptly notify each Canadian Lender of such Notice of Revolving Borrowing and of the amount of such Lender's Commitment Percentage of the Borrowing.

(iii)Unless Canadian Agent is otherwise directed in writing by the Canadian Borrower, the proceeds of each requested Borrowing after the Closing Date will be made available to the Canadian Borrower by Canadian Agent by either (y) deposit of such amount into a specified deposit account maintained by the Canadian Borrower with Canadian Agent, if requested and as specified in the applicable Notice of Revolving Borrowing, or (z) wire transfer of such amount to the Canadian Borrower pursuant to the wire transfer instructions specified on the signature page hereto if funding such amount into a deposit account maintained by the Canadian Borrower with Canadian Agent is not specified in the applicable Notice of Revolving Borrowing, as such wire instructions may be updated from time to time by written notice from such Borrower to such Agent and acknowledged by such Agent.

(c)(i) The single Borrowing of the US Term Loans shall be made upon the US Borrower's irrevocable (subject to Section 10.5) written notice delivered to US Agent substantially in the form of a Notice of US Term Loan Borrowing or in a writing in any other form reasonably acceptable to US Agent, which notice must be received by US Agent prior to 10:00 a.m. (Central time) (1) on the date which is one (1) Business Day prior to the requested Borrowing date if the requested US Term Loans will be Base Rate Loans, and (2) on the date which is three (3) Business Days prior to the requested Borrowing date if the requested US Term Loans will be LIBOR Rate Loans. Such Notice of US Term Loan Borrowing shall specify:

(w)    the amount of the Borrowing;
(x)    the requested Borrowing date, which shall be a Business Day;

(y)    whether the Borrowing is to be comprised of LIBOR Rate Loans or Base Rate Loans; and
(z)    if the Borrowing is to be LIBOR Rate Loans, the Interest Period applicable to such Loans.
(ii)Upon receipt of a Notice of US Term Loan Borrowing, US Agent will promptly notify each US Term Lender of such Notice of US Term Loan Borrowing and of the amount of such Lender's Commitment Percentage of the Borrowing.

(iii)The proceeds of the requested Borrowing will be made available on behalf of the US Borrower by US Agent pursuant to a wire transfer in the amount and manner specified in Section 2.3, so as to cause and facilitate the closing and consummation of the Second Lien Indebtedness Redemption, and the balance of the requested Borrowing, if any, must be utilized by the US Borrower to pay any remaining fees and expenses owing or incurred by the US Borrower in connection with the Second Lien Indebtedness Redemption and will be made available to the US Borrower by US Agent by either (y) deposit of such amount into a specified deposit account maintained by the US Borrower with US Agent, if requested and as specified in the Notice of US Term Loan Borrowing, or (z) wire transfer of such amount to the US Borrower pursuant to the wire transfer instructions specified on the signature page hereto if funding such amount into a deposit account maintained by the US Borrower with US Agent is not specified in the Notice of US Term Loan Borrowing, as such wire instructions may be updated from time to time by written notice from such Borrower to US Agent and acknowledged by US Agent.

1.6Conversion and Continuation Elections.

(a)(i) The US Borrower shall have the option to (w) request that any US Loan be made as a LIBOR Rate Loan, (x) convert at any time all or any part of outstanding US Loans of the same Class (other than US Swing Loans) from Base Rate Loans to LIBOR Rate Loans, (y) convert any LIBOR Rate Loan to a Base Rate Loan, subject to Section 10.4 if such conversion is made prior to the expiration of the Interest Period applicable thereto, or (z) continue all or any portion of any US Loan as a LIBOR Rate Loan upon the expiration of the applicable Interest Period. Any US Loan or group of US Loans of the same Class having the same proposed Interest Period to be made or continued as, or converted into, a LIBOR Rate Loan must be in a minimum amount of $1,000,000 and in integral multiples of $100,000 thereafter. Any such election must be made by the US Borrower by 10:00 a.m. (Central time) on the 3rd Business Day prior to (1) the date of any proposed US Loan which is to bear interest at the Adjusted LIBOR Rate plus the Applicable Margin, (2) the end of each Interest Period with respect to any LIBOR Rate Loans to be continued as such, or (3) the date on which the US Borrower wishes to convert any Base Rate Loan to a LIBOR Rate Loan for an Interest Period designated by the US Borrower in such election. If no election is received with respect to a LIBOR Rate Loan by 10:00 a.m. (Central time) on the 3rd Business Day prior to the end of the Interest Period with respect thereto, that LIBOR Rate Loan shall be converted to a Base Rate Loan at the end of its Interest Period. The US Borrower must make such election by notice to US Agent in writing, including by Electronic Transmission (or by telephone, to be confirmed in writing or Electronic Transmission on such day). In the case of any conversion or continuation, such election must be made pursuant to a written notice (a “Notice of Conversion/Continuation”) substantially in the form of Exhibit 1.6 or in a writing in any other form reasonably acceptable to the Appropriate Agent. No US Loan shall be made, converted into or continued as a LIBOR Rate Loan, if an Event of Default has occurred and is continuing and Required US Lenders have provided notice to the US Borrower (directly or by or through the US Agent) indicating that the Required US Lenders have determined not to make or continue any US Loan as a LIBOR Rate Loan as a result thereof.

(ii)Upon receipt of a Notice of Conversion/Continuation, US Agent will promptly notify each US Lender thereof to the extent such US Lender holds any US Loans covered by such Notice of Conversion/Continuation. In addition, US Agent will, with reasonable promptness, notify the US Borrower and the applicable US Lenders of each determination of the Adjusted LIBOR Rate; provided that any failure to do so shall not relieve the US Borrower of any liability hereunder or provide the basis for any claim against US Agent. All conversions and continuations shall be made pro rata according to the respective outstanding principal amounts of the applicable US Loans held by each US Lender with respect to which the notice was given.

(iii)Notwithstanding any other provision contained in this Agreement, after giving effect to any Borrowing, or to any continuation or conversion of any Loans, there shall not be more than (x) five (5) different Interest Periods in effect at any one time with respect to the US Revolving Loans and (y) five (5) different Interest Periods in effect at any one time with respect to the US Term Loans.

(b)(i) The Canadian Borrower shall have the option to (w) request that any CDN $ Denominated Canadian Loan be made as a CDOR Rate Loan and any Dollar Denominated Canadian Loan be made as a LIBOR Rate Loan, (x) convert at any time all or any part of outstanding CDN $ Denominated Canadian Loans (other than Canadian Swing Loans) from Canadian Prime Rate Loans to CDOR Rate Loans and any Dollar Denominated Canadian Loans (other than Canadian Swing Loans) from Base Rate Loans to LIBOR Rate Loans, (y) convert any CDOR Rate Loan to a Canadian Prime Rate Loan and any LIBOR Rate Loan to a Base Rate Loan, subject to Section 10.4 if such conversion is made prior to the expiration of the CDOR Period or Interest Period applicable thereto, or (z) continue all or any portion of any CDN $ Denominated Canadian Loan as a CDOR Rate Loan upon the expiration of the applicable CDOR Period and any Dollar Denominated Canadian Loan as a LIBOR Rate Loan upon the expiration of the applicable Interest Period. Any Canadian Loan or group of Canadian Loans having the same proposed CDOR Period or Interest Period, as applicable, to be made or continued as, or converted into, a CDOR Rate Loan or LIBOR Rate Loan, as applicable, must, in each instance, be in a minimum amount of CDN $1,000,000 and in integral multiples of CDN $100,000 thereafter for CDN $ Denominated Canadian Loans and $1,000,000 and in integral multiples of $100,000 thereafter for Dollar Denominated Canadian Loans. Any such election must be made by the Canadian Borrower by 10:00 a.m. (Central time) on the 3rd Business Day prior to (1) the date of any proposed Canadian Revolving Loan which is to bear interest at the CDOR Rate or the Adjusted LIBOR Rate, (2) the end of each CDOR Period or Interest Period with respect to any CDOR Rate Loans or LIBOR Rate Loans, as applicable, to be continued as such, or (3) the date on which the Canadian Borrower wishes to convert any Canadian Prime Rate Loans to a CDOR Rate Loan for an CDOR Period designated by the Canadian Borrower in such election or any Base Rate Loans to a LIBOR Rate Loan for an Interest Period designated by the Canadian Borrower in such election. If no election is received with respect to a CDOR Rate Loan or LIBOR Rate Loan by 10:00 a.m. (Central time) on the 3rd Business Day prior to the end of the respective CDOR Period or Interest Period, as applicable, that CDOR Rate Loan or LIBOR Rate Loan shall be converted to a Canadian Prime Rate Loan or Base Rate Loan, as applicable, at the end of its CDOR Period or Interest Period, as applicable. The Canadian Borrower must make such election by notice to Canadian Agent in writing, including by Electronic Transmission. In the case of any conversion or continuation, such election must be made pursuant to a Notice of Conversion/Continuation. No Canadian Loan shall be made, converted into or continued as a CDOR Rate Loan with an CDOR Period or a LIBOR Rate Loan with an Interest Period, in either case, longer than one month, if a Specified Event of Default has occurred and is continuing and Required Canadian Lenders have provided notice to the Canadian Borrower (directly or by or through the Canadian Agent) indicating that the Required Canadian Lenders have determined not to make or continue any Loan as a CDOR Rate Loan or a LIBOR Rate Loan, as applicable, as a result thereof.

(ii)Upon receipt of a Notice of Conversion/Continuation, Canadian Agent will promptly notify each Canadian Lender thereof. In addition, Canadian Agent will, with reasonable promptness, notify the Canadian Borrower and the Canadian Lenders of each determination of the CDOR Rate or the Adjusted LIBOR Rate, as applicable; provided that any failure to do so shall not relieve the Canadian Borrower of any liability hereunder or provide the basis for any claim against Canadian Agent. All conversions and continuations shall be made pro rata according to the respective outstanding principal amounts of the Canadian Revolving Loans held by each Canadian Lender with respect to which the notice was given.

(iii)Notwithstanding any other provision contained in this Agreement, after giving effect to any Borrowing, or to any continuation or conversion of any Loans, there shall not be more than five (5) different CDOR Periods or Interest Periods, in aggregate, in effect at any one time with respect to the Canadian Revolving Loans.

1.7Optional Prepayments. The Borrowers may prepay any of the Loans in whole or in part, in each instance, without penalty or premium except as provided in Section 10.4; provided, all prepayments of Canadian Revolving Loans shall be in the currency in which the applicable Canadian Revolving Loan is denominated. All voluntary prepayments of US Tem Loans shall be applied in direct order of maturity.

1.8Repayment and Amortization of Loans; Mandatory Prepayments of Loans.

(a)Revolving Loans. (i)The US Borrower hereby unconditionally promises to pay to the US Agent for the account of the US Revolving Lenders and US Swingline Lender on the Revolving Termination Date the aggregate principal amount of the US Revolving Loans and US Swing Loans outstanding on the Revolving Termination Date.

(ii)The Canadian Borrower hereby unconditionally promises to pay to the Canadian Agent for the account of the Canadian Lenders on the Revolving Termination Date the aggregate principal amount of the Canadian Revolving Loans and Canadian Swing Loans outstanding on the Revolving Termination Date.

(b)US Term Loans. The US Borrower hereby unconditionally promises to pay to the US Agent for the account of the US Term Lenders the aggregate principal amount of the US Term Loans as follows:

(i)Equal quarterly principal installments of $3,375,000 each shall be due and payable on June 30, 2013 and on the last day of each subsequent September, December, March and June thereafter until and including March 31, 2016;

(ii)Equal quarterly principal installments of $5,062,500 each shall be due and payable on June 30, 2016 and on the last day of each subsequent September, December, March and June thereafter prior to the US Term Loan Maturity Date; and

(iii)To the extent not previously paid, the unpaid aggregate principal amount of the US Term Loans shall be payable in full on the US Term Loan Maturity Date.

(c)Asset Disposition Prepayments. Subject to subsection 1.8(d), if a Credit Party or any Subsidiary of a Credit Party shall at any time or from time to time:

(i)makes or agrees to make a Disposition, except a Disposition of the Houston Property; or
(ii)suffers an Event of Loss;

and the aggregate amount of the Net Proceeds received by the Credit Parties and their Subsidiaries in connection with such Disposition or Event of Loss and all other Dispositions and Events of Loss occurring during the Fiscal Year exceeds the US Dollar Equivalent of $10,000,000, then (A) Holdings shall promptly notify the Agents of such proposed Disposition or Event of Loss (including the amount of the estimated Net Proceeds to be received by a Credit Party and/or such Subsidiary in respect thereof) and (B) promptly upon receipt by a Credit Party and/or such Subsidiary of the Net Proceeds of such Disposition or Event of Loss, such Credit Party shall deliver, or cause to be delivered, such excess Net Proceeds to the Appropriate Agent for distribution to the applicable Lenders as a prepayment of the Loans, which prepayment shall be applied in accordance with subsection 1.8(d) hereof. Notwithstanding the foregoing and provided no Event of Default has occurred and is continuing, such prepayment shall not be required to the extent a Credit Party or such Subsidiary reinvests the Net Proceeds of such Disposition or Event of Loss to reinvest in productive or replacement assets (other than Inventory, except to the extent of Inventory damaged or destroyed in an Event of Loss) of a kind then used or usable in the business of such Credit Party or such Subsidiary, within two hundred seventy (270) days after the date of such Disposition or Event of Loss or enters into a binding commitment thereof within said two hundred seventy (270) day period and subsequently makes such reinvestment; provided that Holdings notifies the Appropriate Agent of such Credit Party's or such Subsidiary's intent to reinvest and of the completion of such reinvestment at the time such proceeds are received and when such reinvestment occurs, respectively.
(d)Application of Prepayments.

(i)Provided no Event of Default has occurred and is continuing, no prepayments shall be required to be made pursuant to subsection 1.8(c) if the Leverage Ratio as of the last day of the most recent Fiscal Quarter for which financial statements and a Compliance Certificate have been delivered, is less than 2.25 to 1.00.

(ii)Subject to subsection 1.10(c), any prepayments pursuant to subsection 1.8(c) by a US Credit Party or a Subsidiary of a US Credit Party (other than Canadian Borrower or any Subsidiary thereof) shall be applied first to prepay outstanding US Term Loan (said prepayments to be applied in inverse order of maturity), second to prepay outstanding US Swing Loans third to prepay outstanding US Revolving Loans, fourth to prepay outstanding Canadian Swing Loans, and fifth to prepay outstanding Canadian Revolving Loans. Any prepayments pursuant to subsection 1.8(c) by a Canadian Credit Party shall be applied first to prepay outstanding Canadian Swing Loans and second to prepay outstanding Canadian Revolving Loans. No such prepayment of any of the Revolving Loans shall result in a reduction of the US Revolving Loan Commitment or the Canadian Revolving Loan Commitment.

(iii)Amounts prepaid shall be applied first to any Base Rate Loans or Canadian Prime Rate Loans, as applicable, then outstanding and then to outstanding LIBOR Rate Loans with the shortest Interest Periods or CDOR Rate Loans with the shortest CDOR Periods remaining, as applicable. Together with each prepayment under this Section 1.8, the applicable Borrower shall pay any amounts required pursuant to Section 10.4 hereof. Prepayments of Canadian Revolving Loans shall be made in the currency in which the applicable Canadian Revolving Loan is denominated.

(e)No Implied Consent. Provisions contained in this Section 1.8 for the application of proceeds of certain transactions shall not be deemed to constitute consent of the Lenders to transactions that are not otherwise permitted by the terms hereof or the other Loan Documents.

1.9Fees.

(a)Unused Commitment Fee. The US Borrower shall pay to US Agent a fee (the “Unused Commitment Fee”) for the account of each US Revolving Lender in an amount equal to:

(x)    the average daily balance of the US Revolving Loan Commitment of such US Revolving Lender during the preceding Fiscal Quarter, less
(y)    the sum of (1) the average daily balance of all outstanding US Revolving Loans held by such US Revolving Lender, plus without duplication, (2) the average daily amount of US Letter of Credit Obligations held by such US Revolving Lender, plus (3) in the case of the US Swingline Lender, the average daily balance of all outstanding US Swing Loans held by such US Swingline Lender, plus (iv) the US Dollar Equivalent of the average daily balance of outstanding Canadian Revolving Loans and Canadian Letter of Credit Obligations held by such Lender and its Affiliates and Approved Funds and, in the case of Canadian Swingline Lender, Canadian Swing Loans, in each case, during the preceding Fiscal Quarter; provided, in no event shall the amount computed pursuant to clauses (x) and (y) with respect to a Swingline Lender be less than zero,
(z)    multiplied by a rate per annum equal to the Applicable Margin.
The total fee paid by the US Borrower will be equal to the sum of all of the fees due to the Lenders, subject to subsection 1.12(c)(iv). Such fee shall be payable quarterly in arrears on the first day of the Fiscal Quarter following the date hereof and the first day of each Fiscal Quarter thereafter. The Unused Commitment Fee provided in this subsection 1.9(a) shall accrue at all times from and after the execution and delivery of this Agreement.
(b)Letter of Credit Fees.

(i)The US Borrower agrees to pay to US Agent for the ratable benefit of the US Revolving Lenders, as compensation to such Lenders for US Letter of Credit Obligations incurred hereunder, (i) without duplication of costs and expenses otherwise payable to US Agent or US Revolving Lenders hereunder or fees otherwise paid by the US Borrower, all reasonable costs and expenses incurred by US Agent or any US Revolving Lender on account of such US Letter of Credit Obligations, and (ii) for each Fiscal Quarter during which any US Letter of Credit Obligation shall remain outstanding, a fee (the “US Letter of Credit Fee”) in an amount equal to the product of the average daily undrawn face amount of all US Letters of Credit issued, guaranteed or supported by risk participation agreements multiplied by a per annum rate equal to the Applicable Margin with respect to US Revolving Loans which are LIBOR Rate Loans; provided, however, at Required US Revolving Lenders' option, while a Specified Event of Default exists (or automatically while an Event of Default under subsection 7.1(f) or 7.1(g) exists), such rate shall be increased by two percent (2.00%) per annum. Such fee shall be paid to US Agent for the benefit of the US Revolving Lenders in arrears, on the first day of each Fiscal Quarter and on the date on which all US L/C Reimbursement Obligations have been discharged. In addition, the US Borrower shall pay (y) to the applicable US L/C Issuer, a fronting fee, which shall accrue at the rate of 0.125% per annum on the average daily undrawn face amount of all US Letters of Credit issued by such US L/C Issuer and be payable in arrears contemporaneously with the above-

described quarterly payment of the US Letter of Credit Fee, and (z) to US Agent, any US L/C Issuer or any prospective US L/C Issuer, as appropriate, on demand, such US L/C Issuer's or prospective US L/C Issuer's other customary fees at then prevailing rates, without duplication of fees otherwise payable hereunder (including all per annum fees), charges and expenses of such US L/C Issuer or prospective US L/C Issuer in respect of the application for, and the issuance, negotiation, acceptance, amendment, transfer and payment of, each US Letter of Credit or otherwise payable pursuant to the application and related documentation under which such US Letter of Credit is issued.

(ii)The Canadian Borrower agrees to pay to Canadian Agent for the ratable benefit of the Canadian Lenders, as compensation to such Lenders for Canadian Letter of Credit Obligations incurred hereunder, (i) without duplication of costs and expenses otherwise payable to Canadian Agent or Canadian Lenders hereunder or fees otherwise paid by the Canadian Borrower, all reasonable costs and expenses incurred by Canadian Agent or any Canadian Lender on account of such Canadian Letter of Credit Obligations, and (ii) for each Fiscal Quarter during which any Canadian Letter of Credit Obligation shall remain outstanding, a fee (the “Canadian Letter of Credit Fee” and, together with the US Letter of Credit Fee, the “Letter of Credit Fees”) for each Canadian Letter of Credit outstanding at any time during such Fiscal Quarter, denominated in the currency in which such Canadian Letter of Credit has been be issued, in an amount equal to the product of the average daily undrawn face amount of such Canadian Letter of Credit issued, guaranteed or supported by risk participation agreements multiplied by a per annum rate equal to the Applicable Margin with respect to Canadian Revolving Loans which are CDOR Rate Loans; provided, however, at Required Canadian Lenders' option, while a Specified Event of Default exists (or automatically while an Event of Default under subsection 7.1(f) or 7.1(g) exists), such rate shall be increased by two percent (2.00%) per annum. Such fee shall be paid in the currency in which the applicable Canadian Letter of Credit has been issued to Canadian Agent for the benefit of the Canadian Lenders in arrears, on the first day of each Fiscal Quarter and on the date on which all Canadian L/C Reimbursement Obligations for the applicable Canadian Letter of Credit have been discharged. In addition, the Canadian Borrower shall pay (y) to the applicable Canadian L/C Issuer, a fronting fee, which shall accrue at the rate of 0.125% per annum on the average daily undrawn face amount of all Canadian Letters of Credit issued by such Canadian L/C Issuer and be payable in arrears contemporaneously with the above-described quarterly payment of the Canadian Letter of Credit Fee and in the currency in which such applicable Canadian Letter(s) of Credit is issued, and (z) to the Canadian Agent, any Canadian L/C Issuer or any prospective Canadian L/C Issuer, as appropriate, on demand, in the currency in which the applicable Canadian Letter of Credit has been or is to be issued, such Canadian L/C Issuer's or prospective Canadian L/C Issuer's other customary fees at then prevailing rates, without duplication of fees otherwise payable hereunder (including all per annum fees), charges and expenses of such Canadian L/C Issuer or prospective Canadian L/C Issuer in respect of the application for, and the issuance, negotiation, acceptance, amendment, transfer and payment of, each Canadian Letter of Credit or otherwise payable pursuant to the application and related documentation under which such Canadian Letter of Credit is issued

(c)US Term Loan Ticking Fee. If the single Borrowing of the US Term Loans has not been funded in accordance with the terms hereof within 32 days after the Closing Date, the US Borrower shall pay to US Agent a fee (the “Ticking Fee”) for the account of each US Term Lender in an amount equal to the product of the US Term Loan Commitment of such US Term Lender multiplied by a per annum rate equal to the Applicable Margin with respect to the Unused Commitment Fee, said Ticking Fee to accrue from and including the 33rd day after the Closing Date until the earlier of the following (the “Ticking Fee Termination Date”): (i) the date of funding the US Term Loans in accordance with the terms hereof, (ii) 90 days after the Closing Date if the Aggregate US Term Loan Commitment terminates without funding of the US Term Loans, and (iii) receipt by the US Agent of written notice from the US Borrower of termination in full of the Aggregate US Term Loan Commitment. Said Ticking Fee shall be fully payable in arrears to US Agent for the ratable benefit of the US Term Lenders on the Ticking Fee Termination Date.

1.10Payments by the Borrowers.

(a)All payments (including prepayments) to be made by each Credit Party on account of principal, interest, fees and other amounts required hereunder shall be made without set off, recoupment, counterclaim or deduction of any kind, shall, except as otherwise expressly provided herein, be made to the Appropriate Agent (for the ratable account of the Persons entitled thereto) at the address for payment specified in the signature page hereof in relation to such Agent (or such other address as such the Appropriate Agent may from time to time specify in accordance with Section 9.2), including payments utilizing the ACH system, and shall be made in Dollars with respect to US Obligations and CDN $ or Dollars with respect to Canadian Obligations, based on the currency in which any particular Canadian Obligation is denominated, and by wire transfer or ACH transfer in immediately available funds, no later than noon (Central time) on the date due. Any payment which is received by an Agent later than noon (Central time) may in such Agent's discretion be deemed to have been received on the immediately succeeding Business Day and any applicable interest or fee shall continue to accrue. Each Borrower and each other Credit Party hereby irrevocably waives the right to direct the application after the exercise of any remedies by an Agent after the occurrence of any other Event of Default of any and all payments in respect of the Obligations of such Borrower and any proceeds of Collateral with respect thereto. US Borrower hereby authorizes US Agent and each US Revolving Lender to make a US Revolving Loan (which shall be a Base Rate Loan and which may be a US Swing Loan) to pay (i) interest, principal (including Swing Loans), L/C Reimbursement Obligations, agent fees, Unused Commitment Fees and Letter of Credit Fees, in each instance, on the date due, or (ii) after five (5) days' prior written notice to the US Borrower, other fees, costs or expenses payable by a Borrower or any of its Subsidiaries hereunder or under the other Loan Documents. Canadian Borrower hereby authorizes Canadian Agent and each Canadian Lender to make a Canadian Revolving Loan (which shall be a Base Rate Loan and which may be a Canadian Swing Loan) to pay (i) interest, principal of Canadian Loans, Canadian L/C Reimbursement Obligations, and Canadian Letter of Credit Fees, in each instance, on the date due, or (ii) after five (5) days' prior written notice to the Canadian Borrower, other fees, costs or expenses payable by the Canadian Borrower or any of its Subsidiaries hereunder or under the other Loan Documents; provided, nothing in this subsection 1.10(a) shall be deemed to limit or impair Borrowers' rights to dispute any Credit Party's obligation to pay fees, costs or expenses pursuant to and in accordance with this Agreement.

(b)Subject to the provisions set forth in the definitions of “CDOR Period” and “Interest Period” herein, if any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

(c)If at any time funds are received by and available to the Appropriate Agent which are insufficient to fully pay all amounts of principal, L/C Reimbursement Obligations, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and L/C Reimbursement Obligations then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and L/C Reimbursement Obligations then due to such parties.

(d)(i) After the exercise of any remedies by an Agent after the occurrence of any Event of Default, US Agent may, and shall upon the direction of Required Lenders apply any and all payments received by US Agent in respect of any Obligation in accordance with clauses first through seventh below.

Notwithstanding any provision herein to the contrary, all amounts collected or received by US Agent after any or all of the Obligations have been accelerated (so long as such acceleration has not been rescinded), including proceeds of Collateral, shall be applied as follows:

first, to payment of costs and expenses, including Attorney Costs, of the Agents payable or reimbursable by the Credit Parties under the Loan Documents;
second, to payment of Attorney Costs of Lenders payable or reimbursable by the Borrowers under this Agreement;
third, to payment of all accrued unpaid interest on the Obligations and fees owed to the Agents, Lenders and L/C Issuers in respect of the Obligations (including Obligations in connection with any US Term Loan Secured Swap Agreement, but excluding Obligations in connection with other Secured Swap Agreements and Banking Services);
fourth, to payment of principal (or the functional equivalent in the case of any US Term Loan Secured Swap Agreement) of the Obligations including, without limitation, L/C Reimbursement Obligations then due and payable, cash collateralization of unmatured L/C Reimbursement Obligations to the extent not then due and payable and Obligations in connection with any US Term Loan Secured Swap Agreement, but excluding Obligations in connection with other Secured Swap Agreements and Banking Services;
fifth, to payment of Obligations in connection with Secured Swap Agreements (other than in connection with any US Term Loan Secured Swap Agreement) and Banking Services;
sixth, to payment of any other amounts owing constituting Obligations; and
seventh, any remainder shall be for the account of and paid to whoever may be lawfully entitled thereto.
In carrying out the foregoing, (x) amounts received shall be applied in the numerical order provided until exhausted prior to the application to the next succeeding category and (y) each of the Lenders or other Persons entitled to payment shall receive an amount equal to its pro rata share of amounts available to be applied pursuant to clauses third through sixth above.
(i)After the exercise of any remedies by an Agent after the occurrence of any Event of Default, Canadian Agent may, and shall upon the direction of Required Lenders apply any and all payments received by Canadian Agent in respect of any Canadian Obligation in accordance with clauses first through seventh below. Notwithstanding any provision herein to the contrary, all amounts collected or received by Canadian Agent after any or all of the Canadian Obligations have been accelerated (so long as such acceleration has not been rescinded)(it being agreed that if the Canadian Agent receives any amounts from a US Credit Party prior to the time all US Obligations are paid in full, Canadian Agent shall pay such amounts to US Agent for application in accordance with subsection 1.10(c)(i)), including proceeds of Collateral, shall be applied as follows:

first, to payment of costs and expenses, including Attorney Costs, of the Canadian Agent payable or reimbursable by the Credit Parties under the Loan Documents;

second, to payment of Attorney Costs of Canadian Lenders payable or reimbursable by the Borrowers under this Agreement;
third, to payment of all accrued unpaid interest on the Canadian Obligations and fees owed to Canadian Agent, Canadian Lenders and Canadian L/C Issuers in respect of the Canadian Obligations (other than in connection with Secured Swap Agreements and Banking Services);
fourth, to payment of principal of the Canadian Obligations including, without limitation, Canadian L/C Reimbursement Obligations then due and payable, and cash collateralization of unmatured Canadian L/C Reimbursement Obligations to the extent not then due and payable, but excluding Canadian Obligations in connection with Secured Swap Agreements and Banking Services;
fifth, to payment of Canadian Obligations in connection with Secured Swap Agreements and Banking Services;
sixth, to payment of any other amounts constituting Canadian Obligations; and
seventh, any remainder shall be for the account of and paid to whoever may be lawfully entitled thereto.
In carrying out the foregoing, (x) amounts received shall be applied in the numerical order provided until exhausted prior to the application to the next succeeding category and (y) each of the Lenders or other Persons entitled to payment shall receive an amount equal to its pro rata share of amounts available to be applied pursuant to clauses third through sixth above.
1.11Payments by the Lenders to Appropriate Agent; Settlement.

(a)The Appropriate Agent may, on behalf of Lenders, disburse funds to the applicable Borrower for Loans requested. Each Lender shall reimburse the Appropriate Agent on demand for all funds disbursed on its behalf by such Agent, in the currency in which such funds were disbursed, or if the Appropriate Agent so requests, each Lender will remit to the Appropriate Agent its Commitment Percentage of any Loan before the Appropriate Agent disburses same to the applicable Borrower. If the Appropriate Agent elects to require that each Lender make funds available to the Appropriate Agent prior to disbursement by the Appropriate Agent to the applicable Borrower, the Appropriate Agent shall advise each Lender by telephone or fax of the amount of such Lender's Commitment Percentage of the Loan requested by the applicable Borrower, and the applicable currency thereof, no later than the Business Day prior to the scheduled Borrowing date applicable thereto, and each such Lender shall pay the Appropriate Agent such Lender's Commitment Percentage of such requested Loan, in same day funds, in the applicable currency, by wire transfer to the Appropriate Agent's account, as set forth on Appropriate Agent's signature page hereto, no later than 9:00 a.m. (Central time) on such scheduled Borrowing date. Nothing in this subsection 1.11(a) or elsewhere in this Agreement or the other Loan Documents, including the remaining provisions of Section 1.11, shall be deemed to require an Agent to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that the Appropriate Agent, any Lender or the applicable Borrower may have against any Lender as a result of any default by such Lender hereunder.

(b)At least once each calendar week or more frequently the Appropriate Agent's election (each, a “Settlement Date”), Appropriate Agent shall advise each Lender by telephone or fax of the amount of such Lender's Commitment Percentage of principal, interest, applicable currency and Fees paid for the benefit of Lenders with respect to each applicable Loan. Appropriate Agent shall pay to each Lender such Lender's Commitment Percentage (except as otherwise provided in subsection 1.1(c) (vi) and subsection 1.11(e)(iv)) of principal, interest and fees paid by the applicable Borrower since the previous Settlement Date for the benefit of such Lender on the Loans held by it. Such payments shall be made by wire transfer to such Lender not later than 9:00 a.m. (Central time) on the next Business Day following each Settlement Date.

(c)Availability of Lender's Commitment Percentage. Appropriate Agent may assume that each Lender will make its Commitment Percentage of each Revolving Loan available to Appropriate Agent on each Borrowing date. If such Commitment Percentage is not, in fact, paid to Appropriate Agent by such Lender when due, Appropriate Agent will be entitled to recover such amount on demand from such Lender without setoff, counterclaim or deduction of any kind. If any Lender fails to pay the amount of its Commitment Percentage forthwith upon the Appropriate Agent's demand, Appropriate Agent shall promptly notify the applicable Borrower and the applicable Borrower shall immediately repay such amount to the Appropriate Agent in the currency in which such amount was disbursed. Nothing in this subsection 1.11(c) or elsewhere in this Agreement or the other Loan Documents shall be deemed to require Appropriate Agent to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that the applicable Borrower may have against any Lender as a result of any default by such Lender hereunder. Without limiting the provisions of subsection 1.11(b), to the extent that Appropriate Agent advances funds to the applicable Borrower on behalf of any Lender and is not reimbursed therefor on the same Business Day as such advance is made, Appropriate Agent shall be entitled to retain for its account all interest accrued on such advance from the date such advance was made until reimbursed by the applicable Lender.

(d)Return of Payments.

(i)If an Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by such Agent from the applicable Borrower and such related payment is not received by such Agent, then such Agent will be entitled to recover such amount from such Lender on demand without setoff, counterclaim or deduction of any kind.

(ii)If an Agent determines at any time that any amount received by such Agent under this Agreement or any other Loan Document must be returned to any Credit Party or paid to any other Person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of this Agreement or any other Loan Document, such Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to Appropriate Agent on demand any portion of such amount that such Agent has distributed to such Lender, in the applicable currency, together with interest at such rate, if any, as such Agent is required to pay to the applicable Borrower or such other Person, without setoff, counterclaim or deduction of any kind, and Appropriate Agent will be entitled to set-off against future distributions to such Lender any such amounts (with interest) that are not repaid on demand.

(e)Procedures. Each Agent is hereby authorized by each Credit Party and each other Secured Party to establish reasonable procedures (and to amend such procedures from time to time) to facilitate administration and servicing of the Loans and other matters incidental thereto. Without limiting the generality of the foregoing, each Agent is hereby authorized to establish reasonable procedures to make available or deliver, or to accept, notices, documents and similar items on, by posting to or submitting and/or completion, on E-Systems.

1.12Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a)fees shall cease to accrue on (i) the unfunded portion of the Revolving Commitment of such Defaulting Lender pursuant to Section 1.9(a) and (ii) the US Term Loan Commitment of such Defaulting Lender pursuant to Section 1.9(c);

(b)the Commitment and Loans of such Defaulting Lender shall not be included in determining whether the Required Lenders, the Required Canadian Lenders, the Required US Revolving Lenders or the Required US Term Lenders, as applicable, have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 9.1); provided, that this clause (b) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender or each Lender affected thereby pursuant to the terms of Section 9.1;

(c)if the applicable Lender has any participations in or reimbursement obligations with respect to outstanding Swing Loans or Letter of Credit Obligations at the time such Lender becomes a Defaulting Lender then:

(i)all or any part of such participations in and reimbursement obligations with respect to Swing Loans and Letter of Credit Obligations of such Defaulting Lender shall be reallocated ratably among the applicable non-Defaulting Lenders in accordance with their respective Commitment Percentages (calculated as if the Defaulting Lender's Commitment Percentage was reduced to zero and each other applicable Lender's Commitment Percentage had been increased proportionately), provided that no Lender shall be reallocated any such amounts or be required to fund any amounts that would cause the sum of its applicable outstanding Loans, outstanding Letter of Credit Obligations, amounts of its participations in Swing Loans and its pro rata share of unparticipated amounts in Swing Loans to exceed its US Revolving Loan Commitment or Canadian Revolving Loan Commitment, as applicable;

(ii)if the reallocation described in clause (i) above cannot, or can only partially, be effected, the applicable Borrower shall within one Business Day following notice by the US Agent (x) first, prepay such Swing Loans and (y) second, cash collateralize, for the benefit of the applicable L/C Issuer, the applicable Borrower's obligations corresponding to such Defaulting Lender's Letter of Credit Obligations (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth herein for cash collateralization of Letter of Credit Obligations for so long as such Letter of Credit Obligations are outstanding;

(iii)if the Letter of Credit Obligations of the applicable non-Defaulting Lenders is reallocated pursuant to clause (i) above, then the fees payable to the applicable Lenders pursuant to Section 1.9(a) and 1.9(b) shall be adjusted in accordance with such non-Defaulting Lenders' respective Commitment Percentages; and

(iv)if all or any portion of such Defaulting Lender's Letter of Credit Obligations is neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of the applicable L/C Issuer or any applicable Lender hereunder, all Letter of Credit Fees payable under Section 1.9(b) with respect to such Defaulting Lender's Letter of Credit Obligations shall be payable to the applicable L/C Issuer until such Letter of Credit Obligations is reallocated and/or cash collateralized;

(d)so long as such Lender is a Defaulting Lender, the applicable Swingline Lender shall not be required to fund any Swing Loan and the applicable L/C Issuer shall not be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure of the Defaulting Lender will be 100% covered by the Commitments of the applicable non-Defaulting Lenders and/or cash collateral will be provided by the applicable Borrower in accordance with Section 1.12(c), and participating interests in any such newly made Swing Loan, if applicable, or newly issued or increased Letter of Credit, if applicable, shall be allocated among the applicable non-Defaulting Lenders in a manner consistent with Section 1.12(c)(i) (and such Defaulting Lender shall not participate therein);

(e)if (i) a Lender Insolvency Event with respect to the Parent Company of any Lender shall occur following the date hereof and for so long as such event shall continue or (ii) any L/C Issuer has a good faith belief that any applicable Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, such L/C Issuer shall not be required to issue, amend or increase any Letter of Credit issued by it unless such L/C Issuer shall have entered into arrangements with the applicable Borrower or such Lender, satisfactory to such L/C Issuer to defease any risk in respect of such Lender hereunder; and

(f)in the event that each of the Appropriate Agent, the applicable Borrower, the applicable L/C Issuer and the applicable Swingline Lender, as the case may be, agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the reimbursement obligations for Swing Loans and participations in Letter of Credit Obligations of the other applicable Lenders shall be readjusted to reflect the inclusion of such Lender's Revolving Loan Commitment, and on the date of such readjustment, such Lender shall purchase at par such of the Loans of the other applicable Lenders (other than Swing Loans, if applicable) as the Appropriate Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Commitment Percentage.

In addition to the foregoing, if any Lender shall fail to make any payment required to be made by such Lender hereunder, then any Agent may, in its discretion (notwithstanding any contrary provision hereof), (i) apply any amounts thereafter received by such Agent for the account of such Lender to satisfy such Lender's obligations hereunder until all such unsatisfied obligations are fully paid, and/or (ii) hold any such amounts in a segregated account over which such Agent shall have exclusive control as cash collateral for, and application to, any future funding obligations of such Lender hereunder, with the application of amounts pursuant to (i) and (ii) above to be made in such order as may be determined by such Agent in its discretion.
1.13Increase in Aggregate Commitment.

(a)The Appropriate Agent(s) shall, at the request of the Borrowers, (x) increase the Aggregate US Revolving Loan Commitment, the Aggregate Canadian Revolving Loan Commitment and/or the Aggregate US Term Loan Commitment and/or (y) extend an additional term loan facility (and thereby also increase the aggregate Commitments) no more than three times to up to an aggregate amount of $30,000,000, in increments of at least $10,000,000, by: (i) admitting additional lenders hereunder (each, a “Subsequent Lender”), (ii) increasing the US Revolving Loan Commitment, the Canadian Revolving Loan Commitment and/or the US Term Loan Commitment (and thereby also increasing the aggregate Commitments) of one or more Lenders, subject to credit approval of such Lender (each, an “Increasing Lender”), (iii) securing applicable commitments for the applicable additional term loan facility or (iv) any combination of the preceding clauses (i), (ii) and (iii), subject to the following conditions:

(i)the Borrowers shall have delivered to the US Agent a written request for the applicable (x) increase in the Aggregate US Revolving Loan Commitment, the Aggregate Canadian Revolving Loan Commitment and/or the Aggregate US Term Loan Commitment and/or (y) additional term loan facility;

(ii)the Borrowers shall, as applicable, execute: (A) a new applicable Note payable to the order of each Subsequent Lender; and/or (B) a replacement applicable Note payable to the order of each Increasing Lender;

(iii)each Increasing Lender executing a written Commitment increase agreement and each Subsequent Lender executing a written joinder to this Agreement, each in the form required by the US Agent to satisfactorily evidence the applicable increase in the Commitments and the applicable Lender(s)' obligations thereunder;

(iv)no Default has occurred and is continuing at the time of, or would result from, the requested increase in the aggregate Commitments;

(v)as of the date of such increase, the representations and warranties set forth in Article III are true and correct in all material respects both immediately before and after giving effect to such increase and as of and immediately after the date of such increase, with the same force and effect as if made on and as of such date; provided, that (A) representations and warranties expressly made as of a specified date shall be true and correct in all material respects as of such date, and (B) for purposes of this Subparagraph 1.13(a)(v), the representations and warranties contained in Section 3.11 shall be deemed to refer to the most recent financial statements of Holdings furnished pursuant to Section 4.1;

(vi)no event has occurred which would constitute a Material Adverse Effect;

(vii)the Borrowers shall pay such fees and expenses as are reasonable and customary within the banking industry at such time, as required by the Appropriate Agent(s); and

(viii)the US Agent (or its applicable Affiliate) is able to successfully syndicate the requested increase of the aggregate Commitments and the applicable Borrower(s) fully pay at the consummation of the closing of such requested increase of the aggregate Commitments the syndication-related fees owing to US Agent and/or its applicable Affiliate pursuant to a separate written agreement entered into by and among the applicable Borrower(s) and US Agent (or its applicable Affiliate), with it being hereby agreed that except pursuant to the express terms of any separate written agreement hereafter entered into by and among the applicable Borrower(s) and US Agent (or its applicable Affiliate) regarding any such syndication efforts, neither any Agent nor any Lender or any of their respective Affiliates shall have any obligation or duty to locate or secure any Subsequent Lender or Increasing Lender or undertake any related syndication efforts with respect to any requested increase of the aggregate Commitments.

(b)Notwithstanding anything to the contrary set forth herein: (i) no admission of any Subsequent Lender shall increase the Commitment of any existing Lender without such existing Lender's written consent; and (ii) no Lender shall become an Increasing Lender without such Lender's written consent.

(c)If US Agent deems it advisable in its sole discretion, the Borrowers and each of the Lenders hereby agree to execute an amendment to this Agreement, in form and substance reasonably acceptable to US Agent and the Borrowers, to document any increase in the aggregate Commitment pursuant to this Section 1.13.

ARTICLE II -

CONDITIONS PRECEDENT

2.1Conditions of Initial Loans. The obligation of each Lender to make its initial Loans and of each L/C Issuer to Issue, or cause to be Issued, the initial Letters of Credit hereunder is subject to satisfaction of the following conditions (unless otherwise waived by Lenders):

(a)Loan Documents. US Agent shall have received on or before the Closing Date all of the agreements, documents, instruments and other items as reasonably required by the Agents evidencing the transactions hereunder in form satisfactory to Agents;

(b)Representations and Warranties. The representations and warranties (i) of the Borrowers and the other Credit Parties contained in Sections 3.1(a), 3.1(b) (solely as it relates to the Loan Documents), 3.2 (solely as it relates to the Loan Documents), 3.3 (solely as it relates to the Loan Documents), 3.4 (solely as it relates to the Loan Documents), 3.8, 3.11(b), 3.11(d), 3.13, 3.14, 3.17, 3.22, 3.27 and 3.28 of this Agreement and Section 4.2 of each Guaranty and Security Agreement shall be true and correct in all material respects (without duplication of any materiality qualifier contained therein);

(c)Material Adverse Change. Since December 31, 2012, there shall not have been any Material Adverse Effect; and

(d)No Default. No Default or Event of Default has occurred and is continuing or would arise after giving effect to any such Loan or Letter of Credit.

The funding by each Lender of its initial Loans hereunder and the Issuance by each L/C Issuer of the initial Letters of Credit to be Issued hereunder shall evidence such Lender's and/or such L/C Issuer's satisfaction that the conditions set forth in this Section 2.1 have been satisfied.

2.2Conditions to All Borrowings. Except as otherwise expressly provided herein, no Lender or L/C Issuer shall be obligated to fund any Loan or incur any Letter of Credit Obligation after the Closing Date, if, as of the date thereof:

(a)any representation or warranty by any Credit Party contained herein or in any other Loan Document is untrue or incorrect in any material respect (without duplication of any materiality qualifier contained therein) as of such date, except to the extent that such representation or warranty expressly relates to an earlier date (in which event such representations and warranties were untrue or incorrect in any material respect (without duplication of any materiality qualifier contained therein) as of such earlier date), and (i) with respect to any US Revolving Loan or US Letter of Credit Obligation, US Agent or Required US Revolving Lenders have determined not to make such US Revolving Loan or incur such US Letter of Credit Obligation as a result of the fact that such warranty or representation is untrue or incorrect in any material respect (without duplication of any materiality qualifier contained therein) and have so notified US Borrower, (ii) with respect to any US Term Loan, US Agent or Required US Term Lenders have determined not to make such US Term Loan as a result of the fact that such warranty or representation is untrue or incorrect in any material respect (without duplication of any materiality qualifier contained therein) and have so notified US Borrower, or

(iii) with respect to any Canadian Revolving Loan or Canadian Letter of Credit Obligation, Canadian Agent or Required Canadian Lenders have determined not to make such Canadian Revolving Loan or incur such Canadian Letter of Credit Obligation as a result of the fact that such warranty or representation is untrue or incorrect in any material respect (without duplication of any materiality qualifier contained therein) and have so notified Canadian Borrower;

(b)any Default or Event of Default has occurred and is continuing prior to or immediately after giving effect to any Loan (or the incurrence of any Letter of Credit Obligation), and (i) with respect to any US Revolving Loan or US Letter of Credit Obligation, US Agent or Required US Revolving Lenders have determined not to make such US Revolving Loan or incur such US Letter of Credit Obligation as a result of that Default or Event of Default and have so notified such Borrower, (ii) with respect to any US Term Loan, US Agent or Required US Term Lenders have determined not to make such US Term Loan as a result of that Default or Event of Default and have so notified such Borrower, or (iii) with respect to any Canadian Revolving Loan or Canadian Letter of Credit Obligation, Canadian Agent or Required Canadian Lenders shall have determined not to make any Canadian Revolving Loan or incur any Canadian Letter of Credit Obligation as a result of that Default or Event of Default and have so notified such Borrower; and

(c)after giving effect to any Loan (or the incurrence of any Letter of Credit Obligations), the aggregate outstanding amount of the US Revolving Loans would exceed the Maximum US Revolving Loan Balance or the US Dollar Equivalent of the aggregate outstanding amount of Canadian Revolving Loans would exceed the Maximum Canadian Revolving Loan Balance.

The request by a Borrower and acceptance by a Borrower of the proceeds of any Loan or the incurrence of any Letter of Credit Obligations shall be deemed to constitute, as of the date thereof, (i) a representation and warranty by such Borrower that the conditions in this Section 2.2 have been satisfied (except, in the case of clauses (a) and (b) above, where the Agent has received written notification from the applicable Borrower of such Borrower's inability to satisfy such conditions and the Lenders have continued to fund Loans (or the applicable L/C Issuer has continued to incur Letter of Credit Obligations) notwithstanding such failure to satisfy such conditions) and (ii) a reaffirmation by each Credit Party of the granting and continuance of the Appropriate Agent's Liens, on behalf of itself and the applicable Secured Parties, pursuant to the Collateral Documents.
2.3Additional Conditions to US Term Loans. In addition to satisfaction of the conditions set forth in Section 2.2, the obligation of each US Term Lender to make its US Term Loan hereunder is subject to satisfaction of the following conditions (unless otherwise waived by the US Term Loan Lenders):

(a)US Agent shall have received an executed Notice of US Term Loan Borrowing from the US Borrower not later than 87 days after the Closing Date; and

(b)US Agent shall have received evidence reasonably satisfactory to it (including without limitation, written confirmation from the Second Lien Collateral Agent or other appropriate representative of the holders of the Second Lien Notes of (i) the total amount required to be paid to the Second Lien Collateral Agent or such other appropriate representative in order to fully redeem the Second Lien Indebtedness and (ii) the wiring instructions to be utilized in remitting such redemption payment to the Second Lien Collateral Agent or such other appropriate representative) that the proceeds of the US Term Loan are being used to consummate the Second Lien Indebtedness Redemption and pay all costs, expenses, premiums and fees in connection therewith.

ARTICLE III -

REPRESENTATIONS AND WARRANTIES

The Credit Parties, jointly and severally, represent and warrant to Agent and each Lender that the following are true, correct and complete:
3.1Corporate Existence and Power.

(a)Except to the extent permitted by Section 5.3, each Credit Party and each of their respective Subsidiaries: is a corporation, company, limited liability company or limited partnership, as applicable, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, organization or formation, as applicable;

(b)has the power and authority and all material governmental licenses, authorizations, Permits, consents and approvals to own its assets, carry on its business and execute, deliver, and perform its obligations under the Loan Documents to which it is a party;

(c)is duly qualified as a foreign corporation, limited liability company or limited partnership, as applicable, and licensed and in good standing (to the extent applicable with respect to the subject jurisdiction), under the laws of each jurisdiction where its ownership, lease or operation of Property or the conduct of its business requires such qualification or license; and

(d)is in compliance with all Requirements of Law; except, in each case referred to in clauses (b)(ii), (c) or (d), to the extent that the failure to do so would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

3.2Corporate Authorization; No Contravention. The execution, delivery and performance by each of the Credit Parties of this Agreement and by each Credit Party and each of their respective Subsidiaries of any other Loan Document, have been duly authorized by all necessary action, and do not and will not:

(a)contravene the terms of any of that Person's Organization Documents;

(b)conflict with or result in any material breach or contravention of, or result in the creation of any Lien (other than Permitted Liens) under, any document evidencing any material Contractual Obligation to which such Person is a party or any material order, injunction, writ or decree of any Governmental Authority to which such Person or its Property is subject; or

(c)violate any material Requirement of Law in any material respect.

3.3Governmental Authorization. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Credit Party of this Agreement or any other Loan Document except (a) for recordings and filings in connection with the Liens granted to the Appropriate Agent under the Collateral Documents, (b) those obtained or made on or prior to the Closing Date or in the Ordinary Course of Business and (c) as may be required in connection with the disposition of any portion of the Pledged Collateral (as defined in the Guaranty and Security Agreement) by laws affecting the offering and sale of securities (including, but not limited to, membership interests in a limited liability company) generally, other than those which, if not obtained or made, would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

3.4Binding Effect. This Agreement and each other Loan Document to which any Credit Party is a party constitute the legal, valid and binding obligations of each such Person which is a party thereto, enforceable against such Person in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

3.5Litigation. There are no actions, suits, proceedings, claims or disputes pending, or to the best knowledge of each Credit Party, threatened or contemplated in writing, at law, in equity, in arbitration or before any Governmental Authority, against any Credit Party, any Subsidiary of any Credit Party or any of their respective material Properties which:

(a)purport to affect or pertain to this Agreement, any other Loan Document or any Second Lien Indebtedness Document; or

(b)would reasonably be expected to have or result in, a Material Adverse Effect.
No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Loan Document, purporting to enjoin or restrain the performance of any Second Lien Indebtedness Document or directing that the transactions provided for herein not be consummated as herein provided. Except as specifically disclosed on Schedule 3.5, as of the Closing Date, no Credit Party or any Subsidiary of any Credit Party is the subject of any audit or, to each Credit Party's knowledge, any review or investigation by any Governmental Authority (excluding the IRS and other taxing authorities) concerning the violation or possible violation of any Requirement of Law, which could reasonably be expected to have a Material Adverse Effect.
3.6No Default. No Default or Event of Default exists or would result from the incurring of any Obligations by any Credit Party or the grant or perfection of the Appropriate Agent's Liens on the Collateral.

3.7ERISA and Related Canadian Compliance.

(a)Each Benefit Plan, and each trust thereunder, intended to qualify for tax exempt status under Section 401 or 501 of the Code or other Requirements of Law so qualifies except for such failures to so qualify that would not reasonably be expected to have a Material Adverse Effect. Except for those that would not, in the aggregate, reasonably be expected to have a Material Adverse Effect, (x) each Benefit Plan is in compliance with applicable provisions of ERISA, the Code and other Requirements of Law, (y) there are no existing or pending (or to the knowledge of any Credit Party, threatened) claims (other than routine claims for benefits in the normal course), sanctions, actions, lawsuits or other proceedings or investigation involving any Benefit Plan to which any Credit Party incurs or otherwise has or could reasonably be expected to have an obligation or any Liability and (z) no ERISA Event is reasonably expected to occur. On the Closing Date, no ERISA Event has occurred in connection with which obligations and liabilities (contingent or otherwise) remain outstanding.

(b)The Canadian Pension Plans are duly registered under the ITA and all other applicable laws which require registration. Each Canadian Credit Party has complied with and performed all of its obligations in all material respects under and in respect of the Canadian Pension Plans and Canadian Benefit Plans under the terms thereof, any funding agreements and all applicable laws (including any fiduciary, funding, investment and administration obligations). All employer and employee payments, contributions or premiums to be remitted, paid to or in respect of each Canadian Pension Plan or Canadian Benefit Plan have been paid in a timely fashion in accordance with the terms thereof, any funding agreement and all applicable laws. There have been no improper withdrawals or applications of the assets of the Canadian Pension Plans or the Canadian Benefit Plans. On the Closing Date, none of the Canadian Credit Parties sponsors, maintains or contributes to a defined benefit pension plan. Except as set forth on Schedule 3.7, as of the Closing Date, there are no outstanding disputes concerning the assets of the Canadian Pension Plans or the Canadian Benefit Plans. As of the Closing Date, except as set forth on Schedule 3.7, each of the Canadian Pension Plans is fully funded on a solvency basis (using actuarial methods and assumptions which are consistent with the valuations last filed with the applicable Governmental Authorities and which are consistent with generally accepted actuarial principles).

3.8Use of Proceeds; Margin Regulations. The proceeds of the Loans are intended to be and shall be used solely for the purposes set forth in and permitted by Section 4.10, and are intended to be and shall be used in compliance with Section 5.8. No Credit Party and no Subsidiary of any Credit Party is engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock. Proceeds of the Loans shall not be used for the purpose of purchasing or carrying Margin Stock.

3.9Title to Properties. Each of the Credit Parties and each of their respective Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, all Real Estate, and good and valid title to all owned personal property and valid leasehold interests in all leased personal property, in each instance, material to the ordinary conduct of their respective businesses or where the failure to so own or possess would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. None of the Property of any Credit Party or any Subsidiary of any Credit Party is subject to any Liens other than Permitted Liens. All material permits required to have been issued or appropriate to enable the Headquarters Property to be lawfully occupied and used for all of the purposes for which it is currently occupied and used have been lawfully issued and are in full force and effect.

3.10Taxes. All material federal, Canadian, provincial, territorial, state, local and other material tax returns, reports and statements (collectively, the “Tax Returns”) required to be filed by any Tax Affiliate have been filed with the appropriate Governmental Authorities, all such Tax Returns are true and correct in all material respects, and all taxes, assessments and other governmental charges and impositions reflected therein or otherwise due and payable have been paid prior to the date on which any Liability may be added thereto for non-payment thereof except for those contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves are maintained on the books of the appropriate Tax Affiliate in accordance with GAAP. As of the Closing Date, except as set forth on Schedule 3.10, no Tax Return is under audit or examination by any Governmental Authority and no notice of any audit or examination or any assertion of any claim for Taxes has been given or made by any Governmental Authority.

3.11Financial Condition.

(a)The audited consolidated balance sheet of Holdings and its Subsidiaries dated March 31, 2012, and the related audited consolidated statements of income or operations, shareholders' equity and cash flows for the Fiscal Year ended on that date, and the unaudited consolidated balance sheet of Holdings and its Subsidiaries dated December 31, 2012, and the related unaudited consolidated statements of income or operations, shareholders' equity and cash flows for the Fiscal Quarter ended on that date:

(x)    were prepared in accordance with GAAP consistently applied throughout the respective periods covered thereby, except as otherwise expressly noted therein, subject to, in the case of the unaudited interim financial statements, normal year-end adjustments and the lack of footnote disclosures; and
(y)    present fairly in all material respects the consolidated financial condition of Holdings and its Subsidiaries as of the dates thereof and results of operations for the periods covered thereby.
(b)Reserved.

(c)Since December 31, 2012, there has been no Material Adverse Effect.

(d)All financial performance projections delivered to Agents, including the financial performance projections delivered on or prior to the Closing Date, represent the Borrowers' best good faith estimate of future financial performance and are based on assumptions believed by the Borrowers to be fair and reasonable in light of current market conditions, it being acknowledged and agreed by Agents and Lenders that projections as to future events are inherently uncertain and are not to be viewed as facts and that the actual results during the period or periods covered by such projections may materially differ from the projected results.

3.12Environmental Matters. The representations and warranties in this Section 3.12 are the sole and exclusive representations and warranties in this Agreement concerning environmental matters, including, without limitation, matters arising under Environmental Laws and Environmental Permits. Except as set forth in Schedule 3.12 and except where any failures to comply would not reasonably be expected to have or result in, either individually or in the aggregate, a Material Adverse Effect to the Credit Parties and their Subsidiaries, (a) the operations of each Credit Party and each Subsidiary of each Credit Party are and have been in compliance with all applicable Environmental Laws, including obtaining, maintaining and complying with all Permits required by any applicable Environmental Law, (b) no Credit Party and no Subsidiary of any Credit Party is party to, and no Credit Party and no Subsidiary of any Credit Party and no Real Estate currently (or to the knowledge of any Credit Party previously) owned, leased, subleased, operated or otherwise occupied by or for any such Person is subject to or the subject of, any Contractual Obligation or any pending (or, to the knowledge of any Credit Party, threatened in writing) order, action, investigation, suit, proceeding, audit, claim, demand, dispute or notice of violation or of potential liability or similar notice relating in any manner to any Environmental Law, (c) no Lien in favor of any Governmental Authority securing, in whole or in part, Environmental Liabilities has attached to any property of any Credit Party or any Subsidiary of any Credit Party and, to the knowledge of any Credit Party, no facts, circumstances or conditions exist that could reasonably be expected to result in any such Lien attaching to any such property, (d) no Credit Party and no Subsidiary of any Credit Party has caused or suffered to occur a Release of Hazardous Materials at, to or from any Real Estate, (e) all Real Estate currently (or to the knowledge of any Credit Party previously) owned, leased, subleased, operated or otherwise occupied by or for any such Credit Party and each Subsidiary of each Credit Party is free of contamination by any Hazardous Materials and (f) no Credit Party and no Subsidiary of any Credit Party (i) is or has been engaged in, or has permitted any current or former tenant to engage in, operations in violation of any Environmental Law or (ii) knows of any facts, circumstances or conditions reasonably constituting notice of a violation of any Environmental Law, including receipt of any information request or notice of potential responsibility under the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. §§ 9601 et seq.) or similar Environmental Laws.

3.13Regulated Entities. None of any Credit Party, any Person controlling any Credit Party, or any Subsidiary of any Credit Party, is (a) required to be registered as an “investment company” within the meaning of the Investment Company Act of 1940 or (b) subject to regulation under the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other Federal, Canadian, state, provincial or territorial statute, rule or regulation limiting its ability to incur Indebtedness, pledge its assets or perform its Obligations under the Loan Documents.

3.14Solvency. Both before and after giving effect to (a) the Loans made and Letters of Credit Issued on or prior to the date this representation and warranty is made or remade, (b) the disbursement of the proceeds of such Loans to or as directed by the applicable Borrower and (c) the payment and accrual of all transaction costs in connection with the foregoing, the Credit Parties taken as a whole are Solvent.

3.15Labor Relations. There are no strikes, work stoppages, slowdowns or lockouts existing, pending (or, to the knowledge of any Credit Party, threatened in writing) against or involving any Credit Party or any Subsidiary of any Credit Party, except for those that would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

3.16Intellectual Property. Each Credit Party and each Subsidiary of each Credit Party owns, or is licensed to use, all Intellectual Property necessary to conduct its business as currently conducted except for such Intellectual Property the failure of which to own or license would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. To the knowledge of each Credit Party, (a) the conduct and operations of the businesses of each Credit Party and each Subsidiary of each Credit Party does not infringe, misappropriate, dilute, violate or otherwise impair any Intellectual Property owned by any other Person and (b) no other Person has contested any right, title or interest of any Credit Party or any Subsidiary of any Credit Party in, or relating to, any Intellectual Property, other than, in each case with respect to clauses (a) and (b), as cannot reasonably be expected to affect the Loan Documents and the transactions contemplated therein and would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

3.17Reserved.

3.18Insurance. Each of the Credit Parties and each of their respective Subsidiaries and their respective material Properties are insured with financially sound and reputable insurance companies which are not Affiliates of the Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar Properties in localities where such Person operates. As of the Closing Date, a true and complete listing in all material respects of such insurance, including issuers, coverages and deductibles, has been provided to US Agent.

3.19Ventures, Subsidiaries and Affiliates; Outstanding Stock. Except as set forth in Schedule 3.19, as of the Closing Date, no Credit Party and no Subsidiary of any Credit Party has any Subsidiaries. All issued and outstanding Stock and Stock Equivalents of each of the Credit Parties and each of their respective Subsidiaries are duly authorized and validly issued, fully paid, non-assessable, and free and clear of all Liens other than, with respect to the Stock and Stock Equivalents of the Borrowers and Subsidiaries of the Borrower, those in favor of the Appropriate Agent, for the benefit of the Secured Parties, and the Subordinated Second Lien. All such securities were issued in compliance with all applicable state, provincial and federal laws concerning the issuance of securities. As of the Closing Date, all of the issued and outstanding Stock of each Credit Party (other than Holdings), each Subsidiary of each Credit Party and Holdings is owned by each of the Persons and in the amounts set forth in Schedule 3.19. Except as set forth in Schedule 3.19 as of the Closing Date, there are no pre-emptive or other outstanding rights to purchase, options, warrants or similar rights or agreements pursuant to which any Credit Party may be required to issue, sell, repurchase or redeem any of its Stock or Stock Equivalents or any Stock or Stock Equivalents of its Subsidiaries.

3.20Jurisdiction of Organization; Chief Executive Office. Schedule 3.20 lists each Credit Party's jurisdiction of organization, legal name and organizational identification number, if any, and the location of such Credit Party's chief executive office or sole place of business, in each case as of the date hereof.

3.21Deposit Accounts and Other Accounts. Schedule 3.21 lists all banks and other financial institutions at which any Credit Party maintains deposit or other accounts (excluding Exempted Accounts) as of the Closing Date, and such Schedule correctly identifies the name, address and telephone number of each depository, the name in which the account is held, a description of the purpose of the account, and the complete account number therefor.

3.22Reserved.

3.23Reserved.

3.24Status of Holdings. Holdings has not engaged in any business activities and does not own any Property other than (i) ownership of the Stock and Stock Equivalents of the Borrowers and activities incidental thereto (ii) activities and contractual rights incidental to maintenance of its corporate existence (including the incurrence of corporate overhead), (iii) the hiring and employment of the management of the Borrower's and activities reasonably related thereto, (iv) performance of its obligations under the Loan Documents and the Second Lien Indebtedness Documents to which it is a party, (v) finding potential Targets for Acquisitions, negotiating the acquisition thereof and being a party to the applicable acquisition agreement (and performing its obligations thereunder), and (vi) activities of Holdings expressly permitted hereunder.

3.25Reserved.

3.26Full Disclosure. None of the representations or warranties made by any Credit Party or any of their Subsidiaries in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the written statements contained in each exhibit, report, statement or certificate (other than any statement which constitutes projections, forward looking statements, budgets, estimates or general market data) required to be furnished by or on behalf of any Credit Party or any of their Subsidiaries in connection with the Loan Documents (including the offering and disclosure materials, if any, delivered by or on behalf of any Credit Party to an Agent or the Lenders prior to the Closing Date, and, in such case, as supplemented prior to the Closing Date, excluding information of a general or industry specific nature), when taken as a whole as of the date furnished, contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein taken as a whole, in light of the circumstances under which they are made, not materially misleading as of the time when made or delivered, it being acknowledged and agreed by the Agents and Lenders that, to the extent included in any of the foregoing, projections, budgets, forward looking statements or estimates as to future events are inherently uncertain and are not to be viewed as facts and that the actual results during the period or periods covered by such projections, budgets, forward looking statements or estimates may materially differ from the projected results.

3.27Foreign Assets Control Regulations and Anti-Money Laundering. Each Credit Party and each Subsidiary of each Credit Party is and will remain in compliance in all material respects with all U.S. and Canadian economic sanctions laws, Executive Orders and implementing regulations as promulgated by the U.S. Treasury Department's Office of Foreign Assets Control (“OFAC”), the Proceeds of Crime (Money

Laundering) and Terrorist Financing Act (Canada), the Criminal Code (Canada), the United Nations Act (Canada) and all applicable anti-money laundering and counter-terrorism financing provisions of the Bank Secrecy Act and all regulations issued pursuant to any of the foregoing. No Credit Party and no Subsidiary or Affiliate of a Credit Party (i) is a Person designated by the U.S. government on the list of the Specially Designated Nationals and Blocked Persons (the “SDN List”) with which a U.S. Person cannot deal with or otherwise engage in business transactions, (ii) is a Person who is otherwise the target of U.S. economic sanctions laws such that a U.S. Person cannot deal or otherwise engage in business transactions with such Person or (iii) is controlled by (including without limitation by virtue of such person being a director or owning voting shares or interests), or acts, directly or indirectly, for or on behalf of, any person or entity on the SDN List or a foreign government that is the target of U.S. economic sanctions prohibitions such that the entry into, or performance under, this Agreement or any other Loan Document would be prohibited under U.S. law.

3.28Patriot Act. To the extent applicable, the Credit Parties, each of their Subsidiaries and each of their Affiliates are in compliance with (a) the Trading with the Enemy Act, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B Chapter V, as amended) and any other enabling legislation or executive order relating thereto, (b) the Patriot Act and (c) other US federal, state, Canadian, provincial and territorial laws relating to “know your customer” and anti-money laundering rules and regulations. No part of the proceeds of any Loan will be used directly or indirectly for any payments to any government official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977.-

ARTICLE IV -

AFFIRMATIVE COVENANTS

Each Credit Party covenants and agrees that, so long as any Lender shall have any Commitment hereunder, or any Loan or other Obligation (other than (i) contingent indemnification Obligations to the extent no claim giving rise thereto has been asserted and (ii) Letter of Credit Obligations collateralized in the manner set forth in Section 7.4) shall remain unpaid or unsatisfied, unless Required Lenders waive compliance in writing:
4.1Financial Statements. Each Credit Party shall maintain, and shall cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit the preparation of financial statements in conformity with GAAP (provided that financial statements delivered pursuant to this Agreement (other than those delivered pursuant to Section 4.1(a)), shall not be required to have footnote disclosures and are subject to normal year-end adjustments) (or the applicable foreign equivalent in the case of Foreign Subsidiaries). The Borrowers shall deliver to US Agent by Electronic Transmission and in detail reasonably satisfactory to Agents:

(a)for each Fiscal Year, as soon as available, but not later than the date (such date, the “Annual Reporting Deadline”) that is the earliest of (I) one hundred and twenty (120) days after the end of such Fiscal Year, (II) two Business Days after the filing by Parent with the SEC of an annual report on Form 10-K for such Fiscal Year, and (III) the deadline for Parent's filing with the SEC of such annual report on Form 10-K for such Fiscal Year (without giving effect to any extensions that may be permitted pursuant to Rule 12b-25 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), (i) a copy of the audited consolidated balance sheets of Holdings and each of its Subsidiaries as at the end of such Fiscal

Year and the related consolidated statements of income or operations and consolidated statements of shareholders' equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, and accompanied by the report of any “Big Four” or other independent public accounting firm reasonably acceptable to US Agent (the “Auditors”), which report shall (A) contain an unqualified opinion of the Auditors, stating that such consolidated financial statements present fairly in all material respects the financial position for the periods indicated and are in conformity with GAAP applied on a basis consistent with prior years (an “Unqualified Opinion”) and (B) not include any explanatory paragraph expressing substantial doubt as to going concern status (a “Going Concern Qualifier”), and (ii) corresponding unaudited consolidating balance sheets, statements of income or operations and statements of shareholders' equity and cash flows for Holdings and each of its Subsidiaries for such Fiscal Year, all prepared in detail reasonably satisfactory to US Agent on a standalone basis for each of Holdings and each such Subsidiary and certified on behalf of Holdings by an appropriate Responsible Officer of Holdings as being complete and correct, in all material respects, in accordance with GAAP; and

(b)for each of the first three Fiscal Quarters of each Fiscal Year, as soon as available, but not later than the date (such date, the “Quarterly Reporting Deadline”) that is the earliest of (I) sixty (60) days after the end of such Fiscal Quarter, or (II) the earlier of (A) two Business Days after the filing by the Parent with the SEC of a quarterly report on Form 10-Q for such Fiscal Quarter, and (B) the deadline for the Parent filing with the SEC of such quarterly report on Form 10-Q for such Fiscal Quarter (without giving effect to any extensions that may be permitted pursuant to Rule 12b-25 under the Exchange Act), a copy of the unaudited consolidated and consolidating balance sheets of Holdings and each of its Subsidiaries as of the end of such Fiscal Quarter, and the related consolidated and consolidating statements of income and consolidated and consolidating statements of shareholders' equity and cash flows for such Fiscal Quarter and for the portion of the Fiscal Year then ended, all certified on behalf of Holdings by an appropriate Responsible Officer of Holdings as being complete and correct and fairly presenting, in all material respects, in accordance with GAAP, the financial position and the results of operations of Holdings and its Subsidiaries, subject to normal year-end adjustments and absence of footnote disclosures.

Notwithstanding the foregoing, the obligations in paragraphs (a) and (b) of this Section 4.1 may be satisfied with respect to financial information of Holdings and each of its Subsidiaries by furnishing, in each case, by the Annual Reporting Deadline or Quarterly Reporting Deadline, as applicable, the applicable consolidated financial statements of Parent and its Subsidiaries, or Parent's Form 10-K or Form 10-Q, as applicable, each as filed with the SEC, accompanied in each case by consolidating financial information that explains in detail reasonably satisfactory to US Agent the differences between the information relating to Parent, on the one hand, and the information relating to Holdings and its Subsidiaries on a standalone basis for each of Holdings and each of its Subsidiaries, on the other hand, and, in any event, to the extent such information is in lieu of information required to be provided under Section 4.1(a), such financial statements are accompanied by an Unqualified Opinion thereon (without a Going Concern Qualifier).
4.2Certificates; Other Information.

(a)To the extent such information is not already included within the financial statements delivered pursuant to subsections 4.1(a) and 4.1(b), then concurrently with each delivery of financial statements pursuant to subsections 4.1(a) and 4.1(b), the Borrowers shall furnish to US Agent by Electronic Transmission, a report setting forth in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year;

(b)concurrently with the delivery of the financial statements referred to in subsections 4.1(a) and 4.1(b) above, a fully and properly completed Compliance Certificate, certified on behalf of the Credit Parties by a Responsible Officer of Holdings;

(c)reserved;

(d)reserved;

(e)reserved;

(f)as soon as available and in any event no later than forty-five (45) days after the beginning of each Fiscal Year of the Borrowers, projections of the Credit Parties (and their Subsidiaries') consolidated and consolidating financial performance for such Fiscal Year on a Fiscal Quarter by Fiscal Quarter basis;

(g)promptly after any request by the Agents, copies of any material detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of the Borrowers by independent accountants in connection with the accounts or books of the Borrowers or any Subsidiary, or any audit of any of them;

(h)from time to time, if an Agent determines in good faith that obtaining appraisals is necessary in order for such Agent or any Lender to comply with applicable laws or regulations (including any appraisals required to comply with FIRREA), either Agent may, or may require the Borrowers to, at the Borrowers' expense, obtain appraisals in form and substance and from appraisers reasonably satisfactory to Agents stating the then current fair market value of all or any portion of the personal property of any Credit Party or any Subsidiary of any Credit Party and the fair market value or such other value as determined by an Agent (for example, replacement cost for purposes of Flood Insurance) of the Headquarters Property; and

(i)promptly, such additional business, financial, corporate affairs, perfection certificates and other information as either Agent may from time to time reasonably request.

4.3Notices. The Borrowers shall notify promptly US Agent of each of the following (and in no event later than three (3) Business Days after a Responsible Officer becoming aware thereof):

(a)the occurrence or existence of any Default or Event of Default;

(b)any breach or non performance of, or any default under, any Contractual Obligation of any Credit Party or any Subsidiary of any Credit Party, or any violation of, or non-compliance with, any Requirement of Law, which would reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect, including a description of such breach, non-performance, default, violation or non-compliance and the steps, if any, such Person has taken, is taking or proposes to take in respect thereof;

(c)any dispute, litigation, investigation, proceeding or suspension which may exist at any time between any Credit Party or any Subsidiary of any Credit Party and any Governmental Authority which would reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect;

(d)the commencement of, or any material development in, any litigation or proceeding against or directly involving any Credit Party or any Subsidiary of any Credit Party (i) in which the amount of damages claimed is the US Dollar Equivalent of $2,000,000 (or its equivalent in another currency or currencies) or more, (ii) in which injunctive or similar relief is sought and which, if adversely determined, would reasonably be expected to have a Material Adverse Effect, or (iii) in which the relief sought is an injunction or other stay of the performance of this Agreement, any other Loan Document or any Second Lien Indebtedness Document;

(e)except which would not reasonably be expected to have or result in, either individually or in the aggregate, Material Environmental Liabilities: (i) the receipt by any Credit Party of any notice of violation of or potential liability or similar notice under Environmental Law, (ii)(A) unpermitted Releases, (B) the existence of any condition that could reasonably be expected to result in violations of or Liabilities under, any Environmental Law or (C) the commencement of, or any material change to, any action, investigation, suit, proceeding, audit, claim, demand, dispute alleging a violation of or Liability under any Environmental Law, (iii) the receipt by any Credit Party of notification that any property of any Credit Party is subject to any Lien in favor of any Governmental Authority securing, in whole or in part, Environmental Liabilities, and (iv) any lease of Real Estate;

(f)(i) on or prior to any filing by any ERISA Affiliate of any notice of any reportable event under Section 4043 of ERISA or intent to terminate any Title IV Plan, a copy of such notice, (ii) promptly, and in any event within ten (10) days, after any officer of any ERISA Affiliate knows or has reason to know that a request for a minimum funding waiver under Section 412 of the Code has been filed with respect to any Title IV Plan or Multiemployer Plan, a notice (which may be made by telephone if promptly confirmed in writing) describing such waiver request and any action that any ERISA Affiliate proposes to take with respect thereto, together with a copy of any notice filed with the PBGC or the IRS pertaining thereto, and (iii) promptly, and in any event within ten (10) days after any officer of any ERISA Affiliate knows or has reason to know that an ERISA Event will or has occurred, a notice describing such ERISA Event, and any action that any ERISA Affiliate proposes to take with respect thereto, together with a copy of any notices received from or filed with the PBGC, IRS, Multiemployer Plan or other Benefit Plan pertaining thereto;

(g)any Material Adverse Effect subsequent to the date of the most recent audited financial statements delivered to Agents and Lenders pursuant to this Agreement;

(h)Reserved;

(i)any labor controversy resulting in or threatening to result in any strike, work stoppage, boycott, shutdown or other labor disruption against or involving any Credit Party or any Subsidiary of any Credit Party if the same would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect; and

(j)the creation, establishment or acquisition of any Subsidiary or the issuance by or to any Credit Party of any Stock or Stock Equivalent (other than issuances by Holdings of Stock or Stock Equivalents not requiring a mandatory prepayment hereunder), which such notice will constitute an update of Schedule 3.19.

Each notice pursuant to this Section shall be in electronic form accompanied by a statement by a Responsible Officer of the Borrowers, setting forth reasonable details of the occurrence referred to therein, and stating what action the Borrowers or other Person propose to take with respect thereto and at what time. Each notice under subsection 4.3(a) shall describe with particularity any and all clauses or provisions of this Agreement or other Loan Document that have been breached or violated.

4.4Preservation of Corporate Existence, Etc. Each Credit Party shall, and shall cause each of its Subsidiaries to:

(a)preserve and maintain in full force and effect its organizational existence and good standing under the laws of its jurisdiction of incorporation, organization or formation, as applicable, except in connection with transactions permitted by Section 5.3;

(b)preserve and maintain in full force and effect all rights, privileges, qualifications, permits, licenses and franchises necessary in the normal conduct of its business except in connection with transactions permitted by Section 5.3 and sales of assets permitted by Section 5.2 and except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect;

(c)preserve or renew all of its registered trademarks, trade names and service marks, the non preservation of which would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect; and

(d)conduct its business and affairs without infringement of or interference with any Intellectual Property of any other Person in any respect and shall comply in all respects with the terms of its IP Licenses except in each instance as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

4.5Maintenance of Property. Each Credit Party shall, and shall cause each of its Subsidiaries to (a) maintain, and preserve all its tangible Property which is used or useful in its business in good working order and condition, ordinary wear and tear, casualty and condemnation (subject to the applicable Credit Party's obligation to repair or restore the asset if it has elected to do so pursuant to subsection 1.8(c)) excepted and (b) make all necessary repairs thereto and renewals and replacements thereof except, in the case of each of clauses (a) and (b), where the failure to do so would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

4.6Insurance. Each Credit Party shall, and shall cause each of its Subsidiaries to, (i) maintain or cause to be maintained in full force and effect all policies of insurance of any kind with respect to the property and businesses of the Credit Parties and such Subsidiaries with financially sound and reputable insurance companies or associations (in each case that are not Affiliates of the Borrowers) of a nature and providing such coverage as is sufficient and as is customarily carried by businesses of the size and character of the business of the Credit Parties as reasonably determined by the Borrowers and (ii) cause all such insurance relating to any property or business of any Credit Party to name the Appropriate Agent as additional insured or loss payee, as appropriate. All policies of insurance on real and personal property of the Credit Parties will contain an endorsement, in form and substance reasonably acceptable to US Agent, showing loss payable to Appropriate Agent (Form CP 1218 or equivalent) and extra expense and business interruption endorsements. Such endorsement, or an independent instrument furnished to US Agent, will provide that the insurance companies will give US Agent at least thirty (30) days' prior written notice before any such policy or policies of insurance shall be altered or canceled and that no act or default of the Credit Parties or any other Person shall affect the right of either Agent to recover under such policy or policies of insurance in case of loss or damage. Each Credit Party shall direct all present and future insurers under its “All Risk” policies of property insurance to pay all proceeds payable thereunder directly to the Appropriate Agent. If any insurance proceeds are paid by check, draft or other instrument payable to any Credit Party and an Agent jointly, such Agent may endorse such Credit Party's name thereon and do such other things as Agent may deem advisable to reduce the same to cash. Notwithstanding the requirement in subsection (i) above, Federal

Flood Insurance shall only be required to the extent required by Requirements of Law of any Governmental Authority having jurisdiction over any Lender.

To the extent that any Credit Party fails to provide Agents with evidence of the insurance coverage required by this Agreement, Agents may, upon one (1) Business Day's prior notice to the Borrowers, purchase insurance at the Credit Parties' expense to protect Agents' and Lenders' interests, including interests in the Credit Parties' and their Subsidiaries' properties. This insurance may, but need not, protect the Credit Parties' and their Subsidiaries' interests. The coverage that Agents purchase may not pay any claim that any Credit Party or any Subsidiary of any Credit Party makes or any claim that is made against such Credit Party or any Subsidiary in connection with said Property. The Borrowers may later cancel any insurance purchased by Agents, but only after providing Agents with evidence that there has been obtained insurance as required by this Agreement (and, to the extent the Borrowers have complied with the provisions of this sentence and are entitled to cancel any such insurance obtained by Agent, Agent agrees, to the extent necessary, to promptly cancel such insurance at the written direction of the Borrowers). If an Agent purchases insurance, the Credit Parties will be responsible for the actual costs of that insurance until the effective date of the cancellation or expiration of the insurance. The costs of the insurance shall be added to the Obligations. The costs of the insurance may be more than the cost of insurance the Credit Parties may be able to obtain on its own.

COLLATERAL PROTECTION INSURANCE NOTICE. (I) CREDIT PARTIES ARE REQUIRED TO: (A) KEEP THE COLLATERAL INSURED AGAINST DAMAGE IN THE AMOUNT THE APPROPRIATE AGENT SPECIFIES; (B) WITH RESPECT TO US CREDIT PARTIES, PURCHASE THE INSURANCE FROM AN INSURER THAT IS AUTHORIZED TO DO BUSINESS IN THE STATE OF TEXAS OR AN ELIGIBLE SURPLUS LINES INSURER; AND (C) NAME THE APPROPRIATE AGENT AS THE PERSON TO BE PAID UNDER THE POLICY IN THE EVENT OF A LOSS; (II) CREDIT PARTIES MUST, IF REQUIRED BY THE APPROPRIATE AGENT, DELIVER TO THE APPROPRIATE AGENT A COPY OF THE POLICY AND PROOF OF THE PAYMENT OF PREMIUMS THEREFOR; AND (III) IF ANY CREDIT PARTY FAILS TO MEET ANY REQUIREMENT LISTED IN CLAUSES (I) OR (II) HEREOF, THE APPROPRIATE AGENT MAY OBTAIN COLLATERAL PROTECTION INSURANCE ON BEHALF OF THE APPLICABLE CREDIT PARTY AT CREDIT PARTIES' EXPENSE.

4.7Payment of Obligations. Such Credit Party shall, and shall cause each of its Subsidiaries to, pay, discharge and perform as the same shall become due and payable or required to be performed, all their respective obligations and liabilities, including:

(a)all material tax liabilities, assessments and governmental charges or levies upon it or its Property, unless the same are being contested in good faith by appropriate proceedings diligently prosecuted which stay the enforcement of any Lien and for which adequate reserves in accordance with GAAP are being maintained by such Person;

(b)all material lawful claims which, if unpaid, would by law become a Lien (other than a Permitted Lien) upon any of its material Property unless the same are being contested in good faith by appropriate proceedings diligently prosecuted which stay the imposition or enforcement of any Lien and for which adequate reserves in accordance with GAAP are being maintained by such Person;

(c)the performance of all obligations under any Contractual Obligation to such Credit Party or any of its Subsidiaries is bound, or to which it or any of its Property is subject, including the Second Lien Indebtedness Documents, except where the failure to perform would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect; and

(d)payments to the extent necessary to avoid the imposition of a Lien with respect to, or the involuntary termination of any underfunded Benefit Plan.

4.8Compliance with Laws.

(a)Each Credit Party shall, and shall cause each of its Subsidiaries to, comply with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business, except where the failure to comply would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

(b)For each existing, or hereafter adopted, Canadian Pension Plan and Canadian Benefit Plan, each Credit Party shall in a timely fashion comply with and perform in all material respects all of its obligations under and in respect of such Canadian Pension Plan or Canadian Benefit Plan, including under any funding agreements and all applicable laws (including any fiduciary, funding, investment and administration obligations), except where the failure to comply would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

(c)Reserved.

(d)Canadian Borrowers shall deliver to Canadian Agent (i) if requested by Canadian Agent, copies of each annual and other return, report or valuation with respect to each Canadian Pension Plan as filed with any applicable Governmental Authority; (ii) promptly after receipt thereof, a copy of any direction, order, notice, ruling or opinion that any Credit Party may receive from any applicable Governmental Authority with respect to any Canadian Pension Plan; (iii) notification within 30 days of any increases having a cost to one or more of the Credit Parties in excess of CDN $500,000 per annum in the aggregate, in the benefits of any existing Canadian Pension Plan or Canadian Benefit Plan, or the establishment of any new Canadian Pension Plan or Canadian Benefit Plan, or the commencement of contributions to any such plan to which any Credit Party was not previously contributing; and (iv) on or prior to any filing by any Credit Party of any notice to terminate or partially terminate any Canadian Pension Plan, a copy of such notice and promptly, any in any event within 10 days, after any officer of a Credit Party knows or has reason to know that a request for a funding waiver under any Canadian Pension Plan has been filed, a notice (which may be made by telephone if promptly confirmed in writing) describing such waiver request and any action that such Credit Party proposes to take with respect thereto, together with a copy of any notice filed with any Governmental Authority pertaining thereto.

4.9Inspection of Property and Books and Records. Each Credit Party shall maintain and shall cause each of its Subsidiaries to maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP (or the applicable foreign equivalent in the case of Foreign Subsidiaries) consistently applied shall be made of all financial transactions and matters involving the assets and business of such Person. Each Credit Party shall, and shall cause each of its Subsidiaries to, with respect to each owned, leased, or controlled property, during normal business hours and upon reasonable advance notice (unless an Event of Default shall have occurred and be continuing, in which event no notice shall be required and each Agent shall have access at any and all times during the continuance thereof): (a) provide access to such property to each Agent and any of its Related Persons, as frequently as such Agent determines to be appropriate; and (b) permit each Agent and any of its Related Persons to conduct field examinations, audit, inspect, and make extracts and copies (or take originals if reasonably necessary) from all of such Credit Party's books and records, and evaluate and make physical verifications and appraisals of the Inventory and other Collateral in any manner and through any medium that such Agent considers advisable, in each instance, at the Credit Parties' expense; provided the Credit Parties shall only be obligated to reimburse Agents for the expenses of one such field examination, audit and inspection per calendar year per Agent or more frequently if an Event of Default has occurred and is continuing. Any Lender may accompany an Agent or its Related Persons in connection with any inspection at such Lender's expense. Each Credit Party which keeps records relating to Collateral in the Province of Quebec shall at all times keep a duplicate copy thereof at a location outside the Province of Quebec, as listed in Schedule 3.21.

4.10Use of Proceeds. The Borrowers shall use the proceeds of the Loans solely as follows: (a) the proceeds of the Revolving Loans and Swingline Loans shall be used to (i) refinance on the Closing Date the Prior Indebtedness, (ii) to pay costs and expenses required to be paid pursuant to Section 2.1, and (iii) for working capital, capital expenditures and other general corporate purposes not in contravention of any Requirement of Law and not in violation of this Agreement; and (b) the proceeds of the US Term Loans shall be used to finance the Second Lien Indebtedness Redemption, and all costs and expenses incurred by the US Borrower in connection therewith.

4.11Cash Management Systems. Each Credit Party shall enter into, and cause each depository, securities intermediary or commodities intermediary to enter into, Control Agreements with respect to each deposit, securities, commodity or similar account maintained by such Person (other than Exempted Accounts) as of or after the Closing Date.

4.12Further Assurances.

(a)Each Credit Party shall ensure that all written information, exhibits and reports furnished to Agent or the Lenders (excluding information of a general or industry specific nature) do not and will not contain any materially untrue statement of a material fact (provided, to the extent any such information, exhibits or reports contain projections, budgets, forward looking statements or estimates Agents and the Lenders acknowledge and agree that projections, budgets, forward looking statements or estimates as to future events are inherently uncertain and are not to be viewed as facts and that the actual results during the period or periods covered by such projections, budgets, forward looking statements or estimates may materially differ from the projected results) do not and will not contain any materially untrue statement of a material fact and do not and will not omit to state any material fact or any fact necessary to make the statements contained therein, taken as a whole, not materially misleading in light of the circumstances in which made, and will promptly disclose to Agents and the Lenders and correct any defect or error that may be discovered therein or in any Loan Document or in the execution, acknowledgement or recordation thereof.

(b)Promptly upon written request by the Appropriate Agent, the Credit Parties shall (and, subject to the limitations hereinafter set forth, shall cause each of their Subsidiaries to) take such additional actions and execute such documents as the Appropriate Agent may reasonably require from time to time in order (i) to carry out more effectively the purposes of this Agreement or any other Loan Document, (ii) to subject to the Liens created by any of the Collateral Documents any of the Properties, rights or interests covered by any of the Collateral Documents, (iii) to perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and the Liens intended to be created thereby, and (iv) to better assure, convey, grant, assign, transfer, preserve, protect and confirm to the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document; provided that, notwithstanding the foregoing, it is understood among the parties hereto that the only Real Estate that will secure the Obligations is (i) the Headquarters Property and (ii) the Houston Property until the Houston Property is released by the US Agent at the time of a sale of the Houston Property by the applicable Credit Party. To the extent a 956 Impact exists with respect to a Foreign Subsidiary, (1) such Foreign Subsidiary shall not be required to guaranty the US Obligations and (2) Stock and Stock Equivalents of such Foreign Subsidiary in excess of sixty-five percent (65%) of the outstanding voting Stock and Stock Equivalents thereof shall not be required to be pledged to secure the US Obligations; provided, however, notwithstanding the foregoing or anything to the contrary set forth in any Loan Document, in no event shall (i) a Foreign Subsidiary that is not (y) a First Tier Foreign Subsidiary of a domestic US Credit Party (i.e., a US Credit Party that is incorporated, organized or otherwise formed under the laws of the United States, any state thereof or the District of Columbia) or (z) a Canadian Subsidiary be required to guaranty the Obligations or (ii) the Stock or Stock Equivalents of a Foreign Subsidiary that is not a First Tier Foreign Subsidiary or a Canadian Subsidiary be pledged as security for the Obligations (provided, further, First Tier Foreign Subsidiaries of Credit Parties that are not US Credit Parties shall not be pledged as security for the US Obligations).

(c)Without limiting the generality of the foregoing and except as otherwise approved in writing by Required Lenders, the US Credit Parties shall cause each of their Domestic Subsidiaries and, to the extent no 956 Impact exists, Canadian Subsidiaries and Domestic Subsidiaries owned indirectly through a Canadian Subsidiary to guaranty the Obligations and to cause each such Subsidiary to grant to US Agent, for the benefit of the Secured Parties, a security interest in, subject to the limitations hereinafter set forth, all of such Subsidiary's Property (other than real property) to secure such guaranty. Furthermore and except as otherwise approved in writing by Required Lenders, each US Credit Party shall, and shall cause (x) each of its Domestic Subsidiaries to, pledge all of the Stock and Stock Equivalents of each of its Domestic Subsidiaries and First Tier Foreign Subsidiaries (provided that with respect to any such First Tier Foreign Subsidiary, if a 956 Impact exists such pledge shall be limited to sixty-five percent (65%) of such First Tier Foreign Subsidiary's outstanding voting Stock and Stock Equivalents and one hundred percent (100%) of such First Tier Foreign Subsidiary's outstanding non-voting Stock and Stock Equivalents) and (y) to the extent no 956 Impact exists, each of its Canadian Subsidiaries to, pledge all of the Stock and Stock Equivalent of each of its Subsidiaries, in each instance, to US Agent, for the benefit of the Secured Parties, to secure the Obligations. In connection with each pledge of Stock and Stock Equivalents, the Credit Parties shall deliver, or cause to be delivered, to US Agent, irrevocable proxies and stock powers and/or assignments, as applicable, duly executed in blank. A “956 Impact” will be deemed to exist to the extent the issuance of a guaranty by, grant of a Lien by, or pledge of greater than two-thirds of the voting Stock and Stock Equivalents of, a Foreign Subsidiary, would result in material incremental income tax liability as a result of the application of Section 956 of the Code, taking into account actual anticipated repatriation of funds, foreign tax credits and other relevant factors.

(d)Without limiting the generality of the foregoing and except as otherwise approved in writing by Required Lenders, the Credit Parties shall cause each of their Canadian Subsidiaries to guaranty the Canadian Obligations and to cause each such Subsidiary to grant to Canadian Agent, for the benefit of the Canadian Secured Parties, a security interest in, subject to the limitations hereinafter set forth, all of such Subsidiary's Property (other than real property) to secure such guaranty. Furthermore and except as otherwise approved in writing by Required Lenders, each Canadian Credit Party shall, and shall cause each of its Canadian Subsidiaries to, pledge all of the Stock and Stock Equivalent of each of its Subsidiaries, in each instance, to Canadian Agent, for the benefit of the Canadian Secured Parties, to secure the Canadian Obligations. In connection with each pledge of Stock and Stock Equivalents, the Credit Parties shall deliver, or cause to be delivered, to Canadian Agent, irrevocable proxies and stock powers and/or assignments, as applicable, duly executed in blank.

4.13Environmental Matters. Each Credit Party shall, and shall cause each of its Subsidiaries to, comply with, and maintain all of its Real Estate, whether owned, leased, subleased or otherwise operated or occupied, in compliance with, all applicable Environmental Laws (including by implementing any Remedial Action necessary to achieve such compliance) or that is required by orders and directives of any Governmental Authority except where the failure to comply would not reasonably be expected to, individually or in the aggregate, result in a Material Environmental Liability. Without limiting the foregoing, if an Event of Default is continuing or if an Agent at any time has a reasonable basis to believe that there exist violations of Environmental Laws by any Credit Party or any Subsidiary of any Credit Party or that there exist any Environmental Liabilities, except where the failure to comply would not reasonably be expected to, individually or in the aggregate, result in a Material Environmental Liability, then each Credit Party shall, promptly upon receipt of request from such Agent, cause the performance of, and allow such Agent and its Related Persons access to such Real Estate for the purpose of conducting, such environmental audits and assessments, including subsurface sampling of soil and groundwater, and cause the preparation of such reports, in each case as such Agent may from time to time reasonably request. Such audits, assessments and reports, to the extent not conducted by an Agent or any of its Related Persons, shall be conducted and prepared by reputable environmental consulting firms reasonably acceptable to such Agent and shall be in form and substance reasonably acceptable to such Agent.

4.14Depository Banks. US Borrower and each other US Credit Party will maintain Chase as its principal US depository bank, including for the maintenance of operating, administrative, cash management, collection activity, and other deposit accounts for the conduct of its business.

4.15Release of Liens Securing Second Lien Indebtedness. After the closing and consummation of the Second Lien Indebtedness Redemption, the Borrowers shall use continuously diligent and commercially reasonable efforts to obtain, file and record as applicable, and deliver to the Agents reasonably satisfactory releases or terminations, as applicable, of any and all Liens of record securing any or all of the Second Lien Indebtedness.

ARTICLE V -

NEGATIVE COVENANTS

Each Credit Party covenants and agrees that, so long as any Lender shall have any Commitment hereunder, or any Loan or other Obligation (other than (i) contingent indemnification Obligations to the extent no claim giving rise thereto has been asserted and (ii) Letter of Credit Obligations collateralized in the manner set forth in Section 7.4) shall remain unpaid or unsatisfied, unless the Required Lenders waive compliance in writing:
5.1Limitation on Liens. No Credit Party shall, and no Credit Party shall suffer or permit any of its Subsidiaries to, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its Property, whether now owned or hereafter acquired, other than the following (“Permitted Liens”):

(a)any Lien existing on the Property of a Credit Party or a Subsidiary of a Credit Party on the Closing Date and, to the extent any such existing Lien is securing Indebtedness in excess of $1,000,000, as set forth in Schedule 5.1 securing Indebtedness outstanding on such date and permitted by subsection 5.5(c), including replacement Liens on the Property currently subject to such Liens securing Indebtedness permitted by subsection 5.5(c);

(b)any Lien created under any Loan Document or otherwise securing Secured Swap Agreements or Banking Services;

(c)Liens for taxes, fees, assessments or other governmental charges (i) which are not past due or remain payable without penalty, or (ii) the non payment of which is permitted by Section 4.7;

(d)carriers', warehousemen's, suppliers', mechanics', landlords', materialmen's, repairmen's or other similar Liens arising in the Ordinary Course of Business which are not delinquent for more than ninety (90) days or remain payable without penalty or which are being contested in good faith and by appropriate proceedings diligently prosecuted, which proceedings have the effect of preventing the forfeiture or sale of the Property subject thereto and for which adequate reserves in accordance with GAAP are being maintained;

(e)Liens (other than any Lien imposed by ERISA) consisting of pledges or deposits or bonds required in the Ordinary Course of Business in connection with workers' compensation, unemployment insurance and other social security legislation or to secure the performance of tenders, statutory, regulatory, contractual or warranty obligations, surety bonds, stay, customs and appeals bonds, bids, leases, governmental contract, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money) or to secure liability to insurance carriers;

(f)Liens consisting of judgment or judicial attachment liens (other than for payment of taxes, assessments or other governmental charges), the existence of which do not constitute an Event of Default provided that the enforcement of such Liens is effectively stayed;

(g)easements, rights of way, reservations, conditions, title exceptions, zoning and other restrictions, building codes, land use laws, minor defects or other irregularities in title, and other similar encumbrances incurred in the Ordinary Course of Business or imposed by law which, either individually or in the aggregate, do not in any case materially detract from the value of the Property subject thereto or interfere in any material respect with the ordinary conduct of the businesses of any Credit Party or any Subsidiary of any Credit Party;

(h)Liens on any Property acquired or held by any Credit Party or any Subsidiary of any Credit Party securing Indebtedness incurred or assumed for the purpose of financing (or refinancing) all or any part of the cost of acquiring such Property and permitted under subsection 5.5(d); provided that (i) any such Lien attaches to such Property concurrently with or within ninety (90) days after the acquisition thereof, (ii) such Lien attaches solely to the Property so acquired in such transaction and the proceeds thereof, and (iii) the principal amount of the debt secured thereby does not exceed 100% of the cost (including any out-of-pocket expenses associated with the acquisition of such Property) of such Property;

(i)Liens securing Capital Lease Obligations permitted under subsection 5.5(d);

(j)any interest or title of a lessor, sublessor, licensor or sublicensor under any lease or license not prohibited by this Agreement or the other Loan Documents;

(k)Liens arising from precautionary uniform commercial code and PPSA financing statements filed under any lease permitted by this Agreement;

(l)non-exclusive licenses and sublicenses granted by a Credit Party or any Subsidiary of a Credit Party and leases and subleases (by a Credit Party or any Subsidiary of a Credit Party as lessor or sublessor) to third parties in the Ordinary Course of Business not interfering in any material respect with the business of the Credit Parties or any of their Subsidiaries;

(m)Liens in favor of collecting banks arising under Section 4-210 of the Uniform Commercial Code or, with respect to collecting banks located in the State of New York, under Section 4-208 of the Uniform Commercial Code;

(n)Liens (i) in favor of a banking or other depositary institution arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary to the banking industry, (ii) in favor of a financial institution arising as a matter of law encumbering financial assets on deposit in securities accounts (including the right of set-off) and which are within the general parameters customary to the securities industry and (iii) that are contractual rights of set-off relating to the establishment of depository and cash management relations with banks not given in connection with the issuance of Indebtedness for borrowed money and which are within the general parameters customary to the banking industry;

(o)Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by a Borrower or any Subsidiary of a Borrower in the Ordinary Course of Business;

(p)Liens in favor of customs and revenue authorities arising as a matter of law which secure payment of customs duties in connection with the importation of goods in the Ordinary Course of Business;

(q)Liens arising by operation of law or contract on insurance policies and proceeds thereof to secure premiums payable thereunder;

(r)Subordinated Second Liens securing the Second Lien Indebtedness Redemption;

(s)Liens attaching solely to cash earnest money deposits in connection with Investments permitted under Section 5.4;

(t)Liens on Property, and only such Property, which is the subject of an unconsummated asset purchase agreement in connection with an asset disposition permitted hereunder, which Liens secure the obligation of a Credit Party or any Subsidiary of a Credit Party under such agreement;

(u)Liens arising under Section 2-507 of the UCC;

(v)Liens consisting of prepayments and security deposits in connection with leases, subleases, licenses, sublicenses, use and occupancy agreements, utility services and similar transactions entered into by the applicable Credit Party or Subsidiary of a Credit Party in the Ordinary Course of Business and not required as a result of any breach of any agreement or default in payment of any obligation;

(w)Liens granted by Foreign Subsidiaries (i) encumbering cash collateral provided by such Foreign Subsidiaries to issuers of letters of credit as security for letters of credit permitted pursuant to subsection 5.5(p), (ii) encumbering cash collateral provided by Foreign Subsidiaries as security for their obligations under performance and surety bonds permitted pursuant to subsection 5.5(r) and (iii) as security for Indebtedness permitted pursuant to subsection 5.5(q);

(x)Liens encumbering the assets of a Target to the extent securing Indebtedness permitted pursuant to subsection 5.5(o)(ii), solely to the extent such Liens encumber no assets other than the assets of the Target encumbered by such Liens immediately prior to the Acquisition of such Target;

(y)to the extent not included above, Prior Claims that are unregistered and secure amounts that are not yet due and payable;

(z)with respect to Canadian Borrower or any Canadian Subsidiary, reservations in any original grants from the Crown of any land or interest therein, statutory exceptions to title, and reservations of mineral rights (including coal, oil and natural gas) in any grants from the Crown or from any other predecessor in title;

(aa)other Liens not described above securing obligations other than Indebtedness for borrowed money, provided the aggregate outstanding amount of the obligations secured thereby does not exceed the US Dollar Equivalent of $5,000,000; and

(bb)Liens on Cafeteria Plan Flex Accounts.

5.2Disposition of Assets. No Credit Party shall, and no Credit Party shall suffer or permit any of its Subsidiaries to, directly or indirectly, sell, assign, lease, convey, transfer or otherwise dispose of (whether in one or a series of transactions) any Property (including the Stock of any Subsidiary of any Credit Party, whether in a public or private offering or otherwise, and accounts and notes receivable, with or without recourse), except:

(a)dispositions of inventory, or used, worn out uneconomical, obsolete, or surplus equipment, all in the Ordinary Course of Business; provided the mandatory prepayment, if any, required pursuant to subsection 1.8(c) is made;

(b)dispositions not otherwise permitted hereunder which are made for fair market value and the mandatory prepayment in the amount of the Net Proceeds of such disposition is made if and to the extent required by Section 1.8; provided, that (i) at the time of any disposition, no Specified Event of Default shall be continuing or shall result from such disposition, (ii) not less than 75% of the aggregate sales price from such disposition shall be paid in cash, and (iii) the aggregate fair market value of all assets so sold by the Credit Parties and their Subsidiaries, together, shall not exceed in any Fiscal Year the US Dollar Equivalent of $3,000,000;

(c)dispositions of Cash Equivalents;

(d)transactions permitted under subsection 5.1(k);

(e)sales or discounting, on a non-recourse basis and in the Ordinary Course of Business, past due Accounts in connection with the collection or compromise thereof, provided the mandatory prepayment, if any, required pursuant to subsection 1.8(c) is made;

(f)transactions permitted by Section 5.3, issuances of Stock and Stock Equivalents by Holdings pursuant to transactions permitted by Section 5.6(d) and Investments permitted by Section 5.4;

(g)sales, transfers, leases and other dispositions by (i) any US Credit Party to any other US Credit Party (other than Holdings), (ii) any US Credit Party to a Canadian Credit Party of property and assets (other than the Stock and Stock Equivalents of any US Credit Party or any Domestic Subsidiary thereof) with a fair market value not to exceed the US Dollar Equivalent of $2,000,000 during the term of this Agreement, (iii) any Canadian Credit Party to a US Credit Party of property and assets with a fair market value not to exceed the US Dollar Equivalent of $2,000,000 during the term of this Agreement, and (iv) by a Canadian Credit Party to any other Canadian Credit Party, provided, in no event, shall any Borrower transfer all or substantially all of its assets to any other Person;

(h)dispositions resulting from any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of any Credit Party provided the proceeds thereof are applied in accordance with subsection 1.8(c);

(i)the abandonment or other disposition of Intellectual Property that is, in the reasonable good faith judgment of a Credit Party, no longer economically practicable or commercially desirable to maintain or useful in the conduct of the business of such Credit Party;

(j)Liens permitted under Section 5.1 (to the extent constituting a transfer of Property);

(k)terminations of leases, subleases, licenses, sublicenses or similar use and occupancy agreements by the applicable Credit Party or Subsidiary of a Credit Party in the Ordinary Course of Business that do not interfere in any material respect with the business of the Credit Parties or their Subsidiaries;

(l)trade-ins and exchanges of equipment with third parties conducted in the Ordinary Course of Business to the extent substantially comparable (or better) equipment useful in the operation of the business of any Credit Party is obtained in exchange therefor; provided the mandatory prepayment if any, required pursuant to subsection 1.8(c) is made;

(m)dispositions of non-core assets (“non-core assets” to be determined by Holdings in the exercise of its reasonable good faith business judgment and to consist only of those assets designated as “non-core assets” pursuant to written notification by Holdings delivered to US Agent prior to the time the Permitted Acquisition pursuant to which such assets are acquired is consummated) acquired in connection with any Permitted Acquisition, provided that all of the following conditions are satisfied (unless otherwise agreed to by US Agent in writing): (i) in the event an Event of Default shall have occurred and be continuing at the time of such disposition or, to the extent the purchase price therefor was paid with proceeds of Loans, the sales price from such disposition shall be paid in cash, (ii) the mandatory prepayment in the amount of the Net Proceeds of such disposition is made if and to the extent required by Section 1.8 and (iii) the EBITDA generated by such non-core assets shall not have been included in the calculation of EBITDA (as defined in Exhibit 4.2(b)) in respect of the applicable Permitted Acquisition;

(n)sales, assignments or other transfers by US Borrower or any Subsidiary of US Borrower of the Stock and Stock Equivalents of Foreign Subsidiaries to Canadian Borrower or any Subsidiary thereof; and
(o)dispositions of the Houston Property.

5.3Dissolutions, Consolidations and Mergers. No Credit Party shall, and no Credit Party shall suffer or permit any of its Subsidiaries to, dissolve, liquidate, amalgamate, merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except Permitted Acquisitions and except upon not less than five (5) Business Days prior written notice to Agents, (a) any Subsidiary of the US Borrower may amalgamate or merge with, or dissolve or liquidate into, the US Borrower or a Wholly-Owned Subsidiary of the US Borrower, provided that such Borrower or such Wholly-Owned Subsidiary shall be the continuing or surviving entity; provided further that if a Credit Party is party to any such merger, dissolution or liquidation, a Credit Party shall be the surviving or continuing entity and all actions reasonably required by US Agent, including actions required to maintain perfected Liens on the Stock of the surviving entity and other Collateral in favor of US Agent, shall have been completed, (b) any Subsidiary of the Canadian Borrower may amalgamate or merge with, or dissolve or liquidate into, the Canadian Borrower or a Wholly-Owned Subsidiary of the Canadian Borrower, provided that such

Borrower or such Wholly-Owned Subsidiary shall be the continuing or surviving entity; provided further that if a Credit Party is party to any such amalgamation or merger, dissolution or liquidation, a Credit Party shall be the surviving or continuing entity and all actions reasonably required by Canadian Agent, including actions required to maintain perfected Liens on the Stock of the surviving entity and other Collateral in favor of Canadian Agent, shall have been completed, and (c) any Foreign Subsidiary (other than Canadian Borrower) may amalgamate or merge with or dissolve or liquidate into another Foreign Subsidiary provided if a First Tier Foreign Subsidiary or Canadian Subsidiary is a constituent entity in such amalgamation, merger, dissolution or liquidation, such First Tier Foreign Subsidiary or Canadian Subsidiary shall be the continuing or surviving entity.

5.4Loans and Investments. No Credit Party shall and no Credit Party shall suffer or permit any of its Subsidiaries to (i) purchase or acquire, or make any commitment to purchase or acquire any Stock or Stock Equivalents, or any obligations or other securities of, or any interest in, any Person, including the establishment or creation of a Subsidiary, or (ii) make or commit to make any Acquisitions, or any other acquisition of all or substantially all of the assets of another Person, or of any business or division of any Person, including without limitation, by way of amalgamation, merger, consolidation or other combination or (iii) make or purchase or commit to make or purchase, any advance, loan, extension of credit or capital contribution to or any other investment in, any Person including a Borrower, any Affiliate of a Borrower or any Subsidiary of a Borrower (the items described in clauses (i), (ii) and (iii) are referred to as “Investments”), except for:

(a)Investments in cash and Cash Equivalents;

(b)extensions of credit by (i) any US Credit Party (other than Holdings) to any other US Credit Party (other than Holdings) or by any Canadian Credit Party to any other Canadian Credit Party, (ii) the US Borrower or any Domestic Subsidiary of the US Borrower to Foreign Subsidiaries of the US Borrower other than Canadian Subsidiaries not to exceed, when combined with outstanding extensions of credit permitted pursuant to subsection 5.4(b)(v) below, outstanding capital contributions permitted pursuant to subsection 5.4(h)(iv) below and outstanding Contingent Obligations permitted pursuant to subsection 5.9(j), the US Dollar Equivalent of $20,000,000 in the aggregate at any time outstanding for all such extensions of credit, (iii) Canadian Borrower to a US Credit Party (other than Holdings), (iv) a US Credit Party (other than Holdings) to Canadian Borrower provided at the time of such extension of credit, Aggregate Availability is zero and in no event in excess of the US Dollar Equivalent of $2,000,000 at any time outstanding for all such extensions of credit, (v) the Canadian Borrower or any Subsidiary of the Canadian Borrower which is a Canadian Credit Party to Subsidiaries of the Canadian Borrower which are not a Canadian Credit Party not to exceed, when combined with outstanding extensions of credit permitted pursuant to subsection 5.4(b)(ii) above, outstanding capital contributions permitted pursuant to subsection 5.4(h)(iv) below and outstanding Contingent Obligations permitted pursuant to subsection 5.9(j), the US Dollar Equivalent of $20,000,000 in the aggregate at any time outstanding for all such extensions of credit; provided, if the extensions of credit described in foregoing clauses (i), (ii), (iii), (iv) and (v) are evidenced by notes, such notes shall be pledged to the Appropriate Agent, for the benefit of the Secured Parties, (vi) a Foreign Subsidiary (other than a Canadian Credit Party) of the US Borrower to another Foreign Subsidiary (other than a Canadian Credit Party) of the US Borrower; (vii) a Foreign Subsidiary of the Canadian Borrower (which is not a Canadian Credit Party) to another Foreign Subsidiary of the Canadian Borrower (which is not a Canadian Credit Party); and (viii) a Foreign Subsidiary of Holdings (other than a Canadian Credit Party) to a Credit Party provided such Indebtedness is unsecured and subordinated to the Obligations in a manner satisfactory to US Agent;

(c)loans and advances to employees, officers and directors in the Ordinary Course of Business not to exceed the US Dollar Equivalent of $1,000,000 in the aggregate at any time outstanding;

(d)Investments received as the non-cash portion of consideration received in connection with transactions permitted pursuant to subsection 5.2;

(e)Investments acquired in connection with the settlement of delinquent Accounts in the Ordinary Course of Business or in connection with the bankruptcy or reorganization of suppliers or customers;

(f)Investments consisting of non-cash loans made by Holdings to officers, directors and employees of a Credit Party which are used by such Persons to purchase simultaneously Stock or Stock Equivalents of Holdings;

(g)Investments (including Investments among the Credit Parties) existing on the Closing Date, which such Investments are set forth on Schedule 5.4 if such existing Investment is not among the Credit Parties and the amount of the initial investment was in excess of $1,000,000;

(h)(i) capital contributions by Holdings to each of US Borrower and Canadian Borrower, (ii) creation of, and capital contributions to, Wholly-Owned Subsidiaries of (x) the US Borrower which are US Credit Parties and (y) the Canadian Borrower which are Canadian Credit Parties, (iii) reserved, (iv) creation of and capital contributions to, (x) Foreign Subsidiaries (other than the Canadian Subsidiaries) that are Wholly-Owned Subsidiaries of the US Credit Parties, by the US Credit Parties and (y) Foreign Subsidiaries that are Wholly-Owned Subsidiaries of the Canadian Credit Parties, by the Canadian Credit Parties, provided that the aggregate outstanding amount of all such capital contributions by the US Credit Parties and the Canadian Credit Parties made after the Closing Date, when combined with outstanding extensions of credit permitted pursuant to subsections 5.4(b)(ii) and 5.4(b)(v) above and outstanding Contingent Obligations permitted pursuant to subsection 5.9(j), shall not exceed the US Dollar Equivalent of $20,000,000, and (v) creation of and capital contributions to Foreign Subsidiaries (other than Canadian Subsidiaries) that are Wholly-Owned Subsidiaries of other Foreign Subsidiaries of the Credit Parties, by such other Foreign Subsidiaries;

(i)to the extent constituting an Investment, Capital Expenditures and Contingent Obligations permitted hereunder;

(j)extensions of trade credit in the Ordinary Course of Business;

(k)to the extent constituting Investments, pledges and deposits in the Ordinary Course of Business to the extent permitted by subsection 5.1(e) or subsection 5.1(v);

(l)reserved;

(m)Investments in deposit accounts and securities accounts opened in the Ordinary Course of Business and in compliance with the terms of the Loan Documents, in each case to the extent subject to a Control Agreement as required pursuant to Section 4.11;

(n)to the extent constituting an Investment, the capitalization or forgiveness by any Credit Party or any of its Subsidiaries of Indebtedness owed to it by another Credit Party or any of its Subsidiaries (provided no Credit Party shall forgive any such Indebtedness while a Specified Event of Default has occurred and is continuing without the consent of US Agent);

(o)the holding of accounts receivable owing to such Person if created in the Ordinary Course of Business and payable or dischargeable in accordance with customary terms;

(p)to the extent constituting an Investment, prepayments and deposits to suppliers made in the Ordinary Course of Business;

(q)Permitted Acquisitions (including, in each case, earnest money deposits in connection therewith);

(r)reserved; and

(s)other Investments (valued at cost at the time of each Investment) made after the Closing Date not to exceed the US Dollar Equivalent of $10,000,000 in the aggregate at any time outstanding (it being agreed that upon a return of all or any portion of such Investment, such Investment shall no longer be considered outstanding to the extent so returned).

Notwithstanding anything to the contrary set forth above, (i) the Credit Parties and their Subsidiaries may hold Investments to the extent such Investments reflect an increase in the value of Investments otherwise permitted under this Section 5.4 and (ii) the Credit Parties and their Subsidiaries may make any Investments with the Net Issuance Proceeds of an Excluded Equity Issuance so long as (x) after giving effect to any such Investment, a Default or Event of Default would not otherwise exist, (y) such Investment does not constitute an Acquisition unless (I) Target has EBITDA, subject to pro forma adjustments acceptable to the US Agent for the most recent four quarters prior to the acquisition date for which financial statements are available, greater than zero and (II) the Target's line of business would not violate the provisions of Section 5.12 and (z) such Investment does not constitute a joint venture.
5.5Limitation on Indebtedness. No Credit Party shall, and no Credit Party shall suffer or permit any of its Subsidiaries to, create, incur, assume, permit to exist, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

(a)the Obligations (including, without limitation, obligations under Secured Swap Agreements and Banking Services);

(b)Indebtedness consisting of Contingent Obligations described in clause (a) of the definition thereof and permitted pursuant to Section 5.9;

(c)Indebtedness (including Indebtedness among the Credit Parties and/or their respective Subsidiaries) existing on the Closing Date which such Indebtedness is set forth on Schedule 5.5 if such existing Indebtedness is not among the Credit Parties and/or their respective Subsidiaries and the amount of such outstanding indebtedness was in excess of $1,000,000, including Permitted Refinancings thereof;

(d)Indebtedness not to exceed the US Dollar Equivalent of $3,000,000 in the aggregate at any time outstanding, consisting of Capital Lease Obligations or secured by Liens permitted by subsection 5.1(h) and Permitted Refinancings thereof;

(e)unsecured intercompany Indebtedness permitted pursuant to subsection 5.4(b);

(f)prior to the closing and consummation of the Second Lien Indebtedness Redemption, Second Lien Indebtedness not to exceed $210,000,000 in the aggregate principal amount at any time outstanding issued pursuant to the Second Lien Indebtedness Documents, as such amount may be increased pursuant to and in accordance with the terms of the Intercreditor Agreement and, subject to the provisions of Section 5.11 hereof, Permitted Refinancings thereof;

(g)Indebtedness consisting of the financing of insurance premiums in the Ordinary Course of Business;

(h)Indebtedness for bank overdrafts or returned items incurred in the Ordinary Course of Business that are promptly repaid;

(i)Indebtedness of Holdings incurred pursuant to Holdings Loans;

(j)reserved;

(k)Indebtedness incurred pursuant to the last paragraph of Section 5.7 hereof;

(l)unsecured Indebtedness of Holdings evidencing the purchase price of Stock of Holdings or options or warrants thereof purchased by Holdings from current or former officers, directors and employees, provided such Indebtedness is subordinated to the Obligations on terms acceptable to US Agent;

(m)unsecured Subordinated Indebtedness issued to sellers to satisfy a portion of the purchase price of a Permitted Acquisition so long as such Subordinated Indebtedness provides for no cash payment during the term of the Credit Agreement on account of principal, interest, fees or other amounts owing in respect thereof, such Subordinated Indebtedness has a maturity date no earlier than six (6) months after the later to occur of the Revolving Termination Date or the US Term Loan Maturity Date and such Subordinated Indebtedness is otherwise subject to subordination terms in favor of Agents, Lenders and L/C Issuers on terms and conditions acceptable to US Agent;

(n)unsecured earnouts not to exceed the US Dollar Equivalent of $5,000,000 in the aggregate at any time outstanding incurred in connection with a Permitted Acquisition; provided, for purposes of this clause (n) earnouts shall be measured at the maximum amount thereof.

(o)(i) unsecured Indebtedness of a Target existing at the time the Target becomes a Subsidiary of a Borrower (or is amalgamated, merged into or consolidated with a Credit Party (other than Holdings)) pursuant to a Permitted Acquisition or Indebtedness assumed by a Borrower or its Subsidiaries in respect of assets acquired by such Person pursuant to a Permitted Acquisition, but only to the extent that such Indebtedness was not incurred in connection with, as a result of, or in contemplation of, such Permitted Acquisition; provided, however, that in no event shall the aggregate amount of such Indebtedness outstanding at any time under this clause (o)(i) exceed the US Dollar Equivalent of $5,000,000 and (ii) secured Indebtedness of a Target existing at the time the Target becomes a Subsidiary of a Borrower (or is amalgamated, merged into or consolidated with a Credit Party (other than Holdings)) pursuant to a Permitted Acquisition or Indebtedness assumed by a Borrower or its Subsidiaries in respect of assets acquired by such Person pursuant to a Permitted Acquisition; provided, such Indebtedness (A) was not incurred in connection with, as a result of, or in contemplation of, such Permitted Acquisition, (B) is secured solely by assets of the Target so acquired and not by any assets of any Credit Party, (C) is not guaranteed by any Credit Party and (D) the aggregate amount of such Indebtedness outstanding at any time under this clause (o)(ii), when combined with the amount by which the then outstanding aggregate funding deficiency or other similar deficit of the defined benefit pension plans of all Canadian Targets acquired by a Credit Party after the Closing Date pursuant to subsection 5.10 below exceeds the US Dollar Equivalent of $1,000,000, does not exceed the US Dollar Equivalent of $5,000,000;

(p)Indebtedness consisting of (i) letter of credit and/or revolving credit facilities (other than the Deutsche LC Facility) of Foreign Subsidiaries (other than Canadian Credit Parties) existing on the Closing Date and set forth on Schedule 5.5(p), (ii) one or more letter of credit and/or revolving credit facilities of Foreign Subsidiaries organized under the laws of the Republic of Korea obtained after the Closing Date provided the aggregate commitments of all such letter of credit facilities do not exceed the US Dollar Equivalent of $1,500,000, (iii) one or more letter of credit and/or revolving credit facilities of Foreign Subsidiaries organized under the laws of Japan obtained after the Closing Date provided the aggregate commitments of all such letter of credit and revolving credit facilities do not exceed the US Dollar Equivalent of $1,500,000, (iv) letter of credit and other credit facilities included in the Deutsche LC Facility, and increases thereto representing additional Indebtedness thereunder not in excess of the US Dollar Equivalent of $5,000,000, (v) increases to any of the foregoing letter of credit and/or revolving credit facilities or new letter of credit and/or revolving credit facilities, in either case, made available to such Foreign Subsidiaries representing additional Indebtedness thereof not in excess of the US Dollar Equivalent of $10,000,000 in aggregate, and (vi) Permitted Refinancings thereof;

(q)Indebtedness (not otherwise described in subsection 5.5(p)) of Foreign Subsidiaries (other than Canadian Credit Parties) (i) existing on the Closing Date and set forth on Schedule 5.5(q), (ii) increases to such Indebtedness in an aggregate amount not to exceed the US Dollar Equivalent of $1,500,000, (iii) incurred after the Closing Date in an aggregate amount not to exceed the US Dollar Equivalent of $4,000,000, and (iv) Permitted Refinancings of the foregoing; provided, in no event shall any such Indebtedness be guaranteed by any Credit Party or shall any Credit Party have any obligation in respect thereof or grant any security therefor (except, solely with respect to guarantees by Credit Parties of such Indebtedness, to the extent expressly permitted pursuant to subsection 5.9(j));

(r)Indebtedness consisting of performance and surety bonds in favor of Indian tax and port authorities with respect to the importation of goods into India in the Ordinary Course of Business by the Credit Parties and their Subsidiaries, to the extent required by such tax and port authorities;

(s)other unsecured Indebtedness not exceeding in the aggregate at any time outstanding the US Dollar Equivalent of $5,000,000; and

(t)Swap Agreements entered into in the Ordinary Course of Business for bona fide hedging purposes and not for speculation, with prior written notice to US Agent.

5.6Transactions with Affiliates. No Credit Party shall, and no Credit Party shall suffer or permit any of its Subsidiaries to, enter into any transaction with any Affiliate of Borrower or of any such Subsidiary, except:
(a)as expressly permitted by this Agreement or the other Loan Documents;

(b)upon fair and reasonable terms materially no less favorable to such Credit Party or such Subsidiary than would be obtained in a comparable arm's length transaction with a Person not an Affiliate of the Borrower or such Subsidiary and if a Responsible Officer of Holdings or any of its Subsidiaries has actual knowledge that such Person is an Affiliate and the value or consideration payable in such transaction exceeds the US Dollar Equivalent of $500,000 in the aggregate, which are disclosed in writing to Agent; provided, further, that in no event shall a Credit Party or any Subsidiary of a Credit Party perform or provide any management, consulting, administrative or similar services to or for any Person other than another Credit Party, a Subsidiary of a Credit Party or a customer who is not an Affiliate in the Ordinary Course of Business;

(c)as set forth in Schedule 5.6; and

(d)any issuances by Holdings of awards or grants of equity securities, employments agreements, stock options and stock ownership plans approved by Holdings' or any Credit Party's board of directors, board of managers or similar governing body, as applicable.

5.7Management Fees and Compensation. No Credit Party shall, and no Credit Party shall permit any of its Subsidiaries to, pay any management, consulting or similar fees to any Affiliate of any Credit Party or to any officer, director or employee of any Credit Party or any Affiliate of any Credit Party except:

(a)for the items referred to in Section 5.6(d) above, compensation and any employee benefit allowance paid or provided to officers, directors and employees for actual services rendered to the Credit Parties (including severance) and their Subsidiaries, including the maintenance of benefit programs or arrangements for employees, officers or directors, including, without limitation, vacation plans, health and life insurance plans, deferred compensation plans, and retirement or savings plans and similar plans and indemnification of officers and employees, in each case, in the Ordinary Course of Business; and

(b)payment of directors' fees and reimbursement of actual out-of-pocket expenses and indemnities incurred by Persons in their capacities as directors and in connection with attending board of director meetings not to exceed in the aggregate, with respect to all such items, $250,000 in any Fiscal Year of the Borrower.

5.8Use of Proceeds. No Credit Party shall, and no Credit Party shall suffer or permit any of its Subsidiaries to, use any portion of the Loan proceeds, directly or indirectly, to purchase or carry Margin Stock or repay or otherwise refinance Indebtedness of any Credit Party or others incurred to purchase or carry Margin Stock, or otherwise in any manner which is in contravention of any Requirement of Law or in violation of this Agreement.

5.9Contingent Obligations. No Credit Party shall, and no Credit Party shall suffer or permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Contingent Obligations except in respect of the Obligations and except:

(a)endorsements for collection or deposit in the Ordinary Course of Business;

(b)Swap Agreements entered into in the Ordinary Course of Business for bona fide hedging purposes and not for speculation, with prior written notice to US Agent;

(c)Contingent Obligations of the Credit Parties and their Subsidiaries existing as of the Closing Date and listed in Schedule 5.9, including extension and renewals thereof which do not increase the amount of such Contingent Obligations or impose materially more restrictive or adverse terms on the Credit Parties or their Subsidiaries as compared to the terms of the Contingent Obligation being renewed or extended;

(d)Contingent Obligations arising under indemnity agreements to title insurers to cause such title insurers to issue to Agent title insurance policies;

(e)Contingent Obligations arising with respect to customary indemnification obligations in favor of (i) sellers in connection with the Second Lien Indebtedness and Permitted Acquisitions and (ii) purchasers in connection with dispositions permitted under subsection 5.2;

(f)Contingent Obligations arising under Letters of Credit;

(g)Contingent Obligations arising under guarantees made in the Ordinary Course of Business of obligations of any Credit Party (other than Holdings), which obligations are otherwise permitted hereunder; provided that if such obligation is subordinated to the Obligations, such guarantee shall be subordinated to the same extent;

(h)Contingent Obligations incurred in the Ordinary Course of Business with respect to surety and appeals bonds, performance bonds, performance guarantees and other similar obligations;

(i)product warranties provided by a Credit Party or Subsidiary of a Credit Party in the Ordinary Course of Business;

(j)guarantees by US Credit Parties of Indebtedness of Foreign Subsidiaries (other than Canadian Foreign Subsidiaries) of the US Borrower in an aggregate amount not to exceed, when combined with the US Dollar Equivalent of the intercompany extensions of credit permitted pursuant to subsections 5.4(b)(ii) and 5.4(b)(v) outstanding at such time and of the capital contributions permitted pursuant to subsection 5.4(h)(iv) outstanding at such time, the US Dollar Equivalent of $20,000,000;

(k)reserved; and

(l)other Contingent Obligations not exceeding the US Dollar Equivalent of $1,500,000 in the aggregate at any time outstanding.

5.10Compliance with ERISA, Etc. (a) No Credit Party shall permit its unfunded pension fund and other employee benefit plan obligation and liabilities to remain unfunded other than in accordance with applicable law and (b) no ERISA Affiliate shall cause or suffer to exist (i) any event that could reasonably be expected to result in the imposition of a Lien on any asset of a Credit Party or a Subsidiary of a Credit Party with respect to any Title IV Plan or Multiemployer Plan or (ii) any other ERISA Event, that could reasonably be expected, in the aggregate, to have a Material Adverse Effect. No Credit Party shall cause or suffer to exist any event that would result in the imposition of a Lien with respect to any Benefit Plan. No Canadian Credit Party shall contribute to or assume an obligation to contribute to any defined benefit pension plan. Additionally, without the written consent of the US Agent, no Credit Party shall acquire an interest in any Person incorporated, organized or otherwise formed under the laws of Canada or any province or territory thereof (a “Canadian Target”) if the applicable Canadian Target sponsors, maintains or contributes to, or at any time in the five-year period prior to such acquisition has sponsored, maintained or contributed to, a defined benefit pension plan, unless (x) the defined benefit pension plans of the applicable Canadian Target and any other Canadian Targets (if any) previously acquired by a Credit Party after the Closing Date have an aggregate funding deficiency or other similar deficit less than or equal to the US Dollar Equivalent of $1,000,000 on the date of acquisition of the applicable Canadian Target by the applicable Credit Party, or (y) if the defined benefit pension plans of the applicable Canadian Target and any other Canadian Targets (if any) previously acquired by a Credit Party after the Closing Date have an aggregate funding deficiency or other similar deficit which exceeds the US Dollar Equivalent of $1,000,000 on the date of acquisition of the applicable Canadian Target by the applicable Credit Party, the amount of such aggregate deficiency or deficit in excess of the US Dollar Equivalent of $1,000,000, when combined with the then outstanding amount of existing secured Indebtedness permitted pursuant to subsection 5.5(o)(ii) above, does not exceed the US Dollar Equivalent of $5,000,000.

5.11Restricted Payments. No Credit Party shall, and no Credit Party shall suffer or permit any of its Subsidiaries to, (i) declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any Stock or Stock Equivalent, (ii) purchase, redeem or otherwise acquire for value any Stock or Stock Equivalent now or hereafter outstanding or (iii) make any payment or prepayment of principal of, premium, if any, interest, fees, redemption, exchange, purchase, retirement, defeasance, sinking fund or similar payment with respect to, Subordinated Indebtedness or (iv) make any cash prepayment, redemption, purchase, retirement, defeasance, sinking fund or similar payment, of principal of the Second Lien Indebtedness (the items described in clauses (i), (ii), (iii) and (iv) above are referred to as “Restricted Payments”); except that any Wholly-Owned Subsidiary of a Borrower may declare and pay dividends to a Borrower or any Wholly-Owned Subsidiary of a Borrower, and except that:

(a)Holdings may declare and make dividend payments or other distributions payable solely in its Stock or Stock Equivalents; and

(b)the Borrowers may make distributions to Holdings which are promptly used by Holdings to redeem or repurchase, or to make distributions to Parent which are promptly used by Parent to redeem or repurchase, from current or former officers, directors and employees (or their current or former spouses, their estates, their estate planning vehicles or their family members) Stock and Stock Equivalents provided all of the following conditions are satisfied:

(i)no Specified Event of Default has occurred and is continuing or would arise as a result of such Restricted Payment;

(ii)the aggregate Restricted Payments permitted during the term of this Agreement (excluding Restricted Payments permitted under Section 5.11(k)) shall not exceed the US Dollar Equivalent of $50,000,000; provided the foregoing limits shall not apply to the extent of any redemption or repurchase funded with the proceeds of any Excluded Equity Issuance; and

(iii)after giving effect to such Restricted Payments, Aggregate Availability is not less than $5,000,000; provided the foregoing limits shall not apply to the extent of any redemption or repurchase funded with the proceeds of any Excluded Equity Issuance; and

(iv)until the Second Lien Indebtedness has been repaid in full, such Restricted Payments and redemption is permitted under the Second Lien Indebtedness Documents;

(c)in the event US Borrower files a consolidated, combined, unitary or similar type income tax return with Holdings, the US Borrower may make distributions to Holdings to permit Holdings to pay federal and state income taxes then due and payable, franchise taxes and other similar licensing expenses incurred in the Ordinary Course of Business provided, that the amount of such distribution shall not be greater than the amount of such taxes or expenses that would have been due and payable by the US Borrower and its relevant Subsidiaries had the US Borrower not filed a consolidated, combined, unitary or similar type return with Holdings;

(d)the Credit Parties may make distributions to Holdings which are promptly used by Holdings to pay, or to make distributions to Parent which are promptly used by Parent to pay, overhead expenses, professional fees and expenses and directors fees and expenses, in any case, incurred in the Ordinary Course of Business;

(e)Holdings may repurchase shares of Stock or Stock Equivalents issued by Holdings to current or former officers, directors and employees of Holdings or any of its Subsidiaries (or its current or former spouses, their estates, their estate planning vehicles or their family members) by cancellation of notes permitted pursuant to subsection 5.4(f) and/or by issuance of notes permitted pursuant to subsection 5.5(l);

(f)reserved;

(g)the Credit Parties may make distributions to Holdings to allow (i) Holdings to make cash payments of compensation and other items described in Section 5.7(a) owing to or in respect of members of management employed by Holdings or (ii) Holdings to make distributions to Parent to allow Parent promptly to make cash payments of compensation and other items described in Section 5.7(a) owing to or in respect of members of management employed by Parent to the extent such amounts are attributable to the ownership and operation of Holdings and its Subsidiaries;

(h)Holdings may make distributions to Parent which are promptly used by Parent to repurchase fractional shares of its respective Stock and Stock Equivalents from officers, directors and employees of Holdings or any of its Subsidiaries or Parent not to exceed $100,000 in the aggregate during the duration of this Agreement;

(i)the US Borrower may utilize the proceeds of the US Term Loans to fully redeem and pay the Second Lien Indebtedness and all related premiums, fees and expenses owing or incurred by the US Borrower in connection with such redemption, so as to close and consummate the Second Lien Indebtedness Redemption substantially contemporaneously with the funding of the US Term Loans;

(j)the Credit Parties may pay, as and when due and payable, regularly scheduled non-accelerated payments of principal and interest on account of Subordinated Indebtedness subject to the terms hereof and the subordination provisions with respect thereto;

(k)prior to the closing and consummation of the Second Lien Indebtedness Redemption, US Credit Parties may make Restricted Payments of Second Lien Indebtedness to the extent constituting (i) mandatory prepayments (including offers to redeem) under Sections 5.10 and 5.14 of the Second Lien Indenture, in each case, pursuant to and in accordance with the terms and conditions of the Second Lien Indenture as in effect on the date hereof or in any corresponding provision in connection with a Permitted Refinancing thereof; provided, such mandatory prepayments shall be made only so long as any corresponding mandatory prepayment of the Loans required pursuant to Section 1.8 hereof has been made, to the extent required by such section or any prepayment required as a result of an Event of Default under Section 7.1(k), and (ii) voluntary prepayments thereof so long as before and after giving effect to such voluntary prepayment, (1) no Specified Event of Default shall have occurred and be continuing or arise as a result of such prepayment and (2) the sum of (y) Aggregate Availability and (z) the aggregate amount of unrestricted cash of the US Credit Parties and the Canadian Credit Parties, in each instance, maintained in deposit accounts which are subject to a deposit account control agreement in favor of the applicable Agent, equals an amount not less than $10,000,000; and

(l)Holdings may make Restricted Payments of the kind described in items (i) and (ii) of the definition thereof set forth in the lead in to this Section 5.11 and not otherwise described in clauses (a)

through (k) above with the Net Issuance Proceeds of an Excluded Equity Issuance by Holdings so long as, after giving effect to any such Restricted Payment, no Event of Default otherwise would exist.

5.12Change in Business. No Credit Party shall, and no Credit Party shall permit any of its Subsidiaries to, engage in any material line of business substantially different from those lines of business carried on by it on the date hereof or related, complementary or ancillary thereto. Holdings shall not engage in any business activities or own any Property other than (i) ownership of the Stock and Stock Equivalents of the Borrowers and activities ancillary thereto, (ii) activities and contractual rights incidental to maintenance of its corporate existence, (including the incurrence of any corporate overhead), (iii) the hiring and employment of members of the management of Borrower and activities reasonably related thereto, (iv) performance of Holding's obligations under the Second Lien Indebtedness Documents to which it is a party, (v) finding potential Targets for Acquisitions, negotiating the acquisition thereof and being a party to the applicable acquisition agreement (and performing its obligations thereunder); and (vi) activities of Holdings expressly permitted hereunder.

5.13Change in Structure. Except as expressly permitted under Section 5.3, no Credit Party shall, and no Credit Party shall permit any of its Subsidiaries to amend any of its Organization Documents in any respect materially adverse to an Agent (in its capacity as such) or Lenders (in their capacities as such).

5.14Changes in Accounting, Name and Jurisdiction of Organization. No Credit Party shall, and no Credit Party shall suffer or permit any of its Subsidiaries to, (i) make any significant change in accounting treatment or reporting practices, except as required by GAAP, (ii) change the Fiscal Year or method for determining Fiscal Quarters of any Credit Party or of any consolidated Subsidiary of any Credit Party; provided, the fiscal year of a Target of a Permitted Acquisition may be changed so as to conform such fiscal year with that of the Credit Parties, (iii) change its name as it appears in official filings in its jurisdiction of organization or (iv) change its jurisdiction of organization or domicile (within the meaning of the Civil Code of Quebec), in the case of clauses (iii) and (iv), without at least twenty (20) days' prior written notice to Agents and the acknowledgement of Agents that all actions required by the Appropriate Agent, including those to continue the perfection of its Liens, have been completed.

5.15Amendments to Second Lien Indebtedness Documents and Subordinated Indebtedness. No Credit Party shall and no Credit Party shall permit any of its Subsidiaries, to amend, supplement, waive or otherwise modify any provision of (i) any Subordinated Indebtedness except to the extent permitted by the subordination terms with respect thereto, and (ii) any Second Lien Indebtedness Document except to the extent permitted by the Intercreditor Agreement.

5.16No Negative Pledges or More Restrictive Agreements. No Credit Party shall, and no Credit Party shall permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual restriction or encumbrance of any kind on the ability of any Credit Party or Subsidiary to pay dividends or make any other distribution on any of such Credit Party's or Subsidiary's Stock or Stock Equivalents or to pay fees, including management fees, or make other payments and distributions to any Borrower or any other Credit Party, other than as set forth in this Agreement or the other Loan Documents and except for customary restrictions and conditions contained in any agreement relating to the sale of any Property permitted under Section 5.2 pending the consummation of such sale. No Credit Party shall, and no Credit Party shall permit any of its Subsidiaries to, directly or indirectly, enter into, assume or become subject to any Contractual Obligation prohibiting or otherwise restricting the existence of any Lien upon any of its assets in favor of an Agent, whether now owned or hereafter acquired except (i) in connection with any document or instrument governing Liens permitted pursuant to subsections 5.1(h), 5.1(i) and 5.1(w) provided that any such restriction contained therein relates only to the asset or assets subject to such permitted Liens, (ii) with respect to operating leases and other third-party contracts, customary limitations on the ability of a party thereto to assign its interests in the underlying contract without the consent of the other party thereto (provided nothing therein limits the ability of a party thereto to assign its interests in and to all proceeds derived from or in connection with such contract) and (iii) customary restrictions and conditions contained in any agreement relating to the sale of any Property permitted under Section 5.2 pending the consummation of such sale.

5.17OFAC; Patriot Act. No Credit Party shall, and no Credit Party shall permit any of its Subsidiaries to fail to comply with the laws, regulations and executive orders referred to in Section 3.27 and Section 3.28.

5.18Sale-Leasebacks. No Credit Party shall, and no Credit Party shall permit any of its Subsidiaries to, engage in a sale leaseback, synthetic lease or similar transaction involving any of its assets.

5.19Hazardous Materials. No Credit Party shall, and no Credit Party shall permit any of its Subsidiaries to, cause or suffer to exist any Release of any Hazardous Material at, to or from any Real Estate in violation of Environmental Law which would reasonably be expected to give rise to Environmental Liabilities or otherwise adversely affect the value or marketability of any Real Estate (whether or not owned by any Credit Party or any Subsidiary of any Credit Party), other than such violations, Environmental Liabilities and effects that would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

ARTICLE VI -

FINANCIAL COVENANTS
Each Credit Party covenants and agrees that, so long as any Lender shall have any Commitment hereunder, or any Loan or other Obligation (other than (i) contingent indemnification Obligations to the extent no claim giving rise thereto has been asserted and (ii) Letter of Credit Obligations collateralized in the manner set forth in Section 7.4) shall remain unpaid or unsatisfied, unless the Required Lenders waive compliance in writing:
6.1Leverage Ratio. As of the last day of the Fiscal Quarter ending March 31, 2013 and any Fiscal Quarter thereafter, the Credit Parties shall not permit the Leverage Ratio for the twelve fiscal month period ending on such date to be greater than the following specified amount as of the end of the applicable Fiscal Quarter: (a) 2.75 to 1.00 as of the last day of the Fiscal Quarter ending June 30, 2012 and each Fiscal Quarter thereafter through and including December 31, 2014; and (b) 2.25 to 1.00 as of the last day of each Fiscal Quarter ending on and after March 31, 2015. “Leverage Ratio” shall be calculated in the manner set forth in Exhibit 4.2(b).

6.2Fixed Charge Coverage Ratio. As of the last day of the first Fiscal Quarter ending on or after the closing and consummation of the Second Lien Indebtedness Redemption and as of the last day of the any Fiscal Quarter thereafter, the Credit Parties shall not permit the Fixed Charge Coverage Ratio for the twelve fiscal month period ending on such date to be less than 1.25 to 1.00. “Fixed Charge Coverage Ratio” shall be calculated in the manner set forth in Exhibit 4.2(b).

ARTICLE VII -

EVENTS OF DEFAULT

7.1Event of Default. Any of the following shall constitute an “Event of Default”:

(a)Non-Payment. Any Credit Party fails (i) to pay when and as required to be paid herein, any amount of principal of any Loan, including after maturity of the Loans, or to pay any L/C Reimbursement Obligation or (ii) to pay within three (3) Business Days after the same shall become due, interest on any Loan, any fee or any other amount payable hereunder or pursuant to any other Loan Document; or

(b)Representation or Warranty. Any representation, warranty or certification by or on behalf of any Credit Party or any of its Subsidiaries made or deemed made herein, in any other Loan Document, or which is contained in any certificate, document or financial or other written statement by any such Person, or their respective Responsible Officers, furnished at any time under this Agreement, or in or under any other Loan Document, shall prove to have been incorrect in any material respect (without duplication of other materiality qualifiers contained therein) on or as of the date made or deemed made; or

(c)Specific Defaults. Any Credit Party fails to perform or observe any term, covenant or agreement contained in any of (i) subsection 4.3(a) or 9.10(d), Sections 4.6, 4.9, Article V or Article VI hereof or (ii) Section 4.1, 4.2(a), 4.2(b) or 4.2(d) and, solely with respect to this clause (ii), such failure shall not have been cured within five (5) Business Days; or

(d)Other Defaults. Any Credit Party or Subsidiary of any Credit Party fails to perform or observe any other term, covenant or agreement contained in this Agreement or any other Loan Document, and such default shall continue unremedied for a period of thirty (30) days after the earlier to occur of (i) the date upon which a Responsible Officer of any Credit Party becomes aware of such default and (ii) the date upon which written notice thereof is given to the Borrower by an Agent or Required Lenders; or

(e)Cross Default. Any Credit Party or any Subsidiary of any Credit Party (i) fails to make any payment in respect of any Indebtedness (other than the Obligations) or Contingent Obligation having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $5,000,000 when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure continues after the applicable grace or notice period, if any, specified in the document relating thereto on the date of such failure; or (ii) fails to perform or observe any other condition or covenant (after all applicable grace periods), or any other event shall occur or condition exist (after all applicable grace periods), under any agreement or instrument relating to any such Indebtedness or Contingent Obligation, if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, after giving effect to any cure or waiver of such failure, event or condition actually made or obtained, such Indebtedness to be declared to be due and payable prior to its stated maturity (without regard to any subordination terms with respect thereto), or such Contingent Obligation to become payable or cash collateral in respect thereof to be demanded; or

(f)Insolvency; Voluntary Proceedings. Any Credit Party or any Subsidiary of any Credit Party: (i) generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) except as expressly permitted pursuant to Section 5.3, voluntarily ceases to conduct its business in the ordinary course; (iii) commences any Insolvency Proceeding with respect to itself; or (iv) takes any action to effectuate or authorize any of the foregoing; or

(g)Involuntary Proceedings. (i) Any involuntary Insolvency Proceeding is commenced or filed against any Credit Party or any Subsidiary of any Credit Party, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of any such Person's Properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within sixty (60) days after commencement, filing or levy; (ii) any Credit Party or any Subsidiary of any Credit Party admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or (iii) any Credit Party or any Subsidiary of any Credit Party acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its Property or business; or

(h)Monetary Judgments. One or more judgments, non-interlocutory orders, decrees or arbitration awards shall be entered against any one or more of the Credit Parties or any of their respective Subsidiaries involving in the aggregate a liability of $5,000,000 or more (excluding amounts covered by insurance to the extent the relevant independent third-party insurer has not denied coverage therefor or amounts covered by third party indemnification obligations of a third person acceptable to US Agent), and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of forty-five (45) days after the entry thereof; or

(i)Non-Monetary Judgments. One or more non-monetary judgments, orders or decrees shall be rendered against any one or more of the Credit Parties or any of their respective Subsidiaries which has or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, and there shall be any period of ten (10) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

(j)Collateral. Any material provision of any Loan Document shall for any reason cease to be valid and binding on or enforceable against any Credit Party or any Subsidiary of any Credit Party thereto or any Credit Party or any Subsidiary of any Credit Party shall so state in writing or bring an action to limit its obligations or liabilities thereunder; or any Collateral Document shall for any reason (other than pursuant to the terms thereof) cease to create a valid security interest in any material portion of the Collateral purported to be covered thereby or such security interest shall for any reason (other than the failure of Agent to take any action within its control) cease to be a perfected and first priority security interest subject only to Permitted Liens; or

(k)Ownership. Any person or group of persons (within the meaning of Section 13(d) or Section 14(d) of the Securities Exchange Act of 1934, as amended) shall have acquired (or have the right to acquire) beneficial ownership (within the meaning of Rules 13d-3 and 13d-5 promulgated by the SEC under said Act) of thirty-five percent (35%) or more of the outstanding shares (or of the combined voting power) of the Stock of Parent entitled to vote generally in the election of directors of Parent; or (ii) Parent ceases to own, directly or indirectly, one hundred percent (100%) of the issued and outstanding Stock and Stock Equivalents of Holdings; or (iii) Holdings ceases to own one hundred percent (100%) of the issued and outstanding Stock and Stock Equivalents of each Borrower, in each instance in clauses (ii) and (iii), free and clear of all Liens, rights, options, warrants or other similar agreements or understandings, other than Liens in favor of Agents, for the benefit of the Secured Parties and other Permitted Liens; or

(l)Invalidity of Subordination Provisions. The lien subordination provisions of the Intercreditor Agreement or the subordination provisions of any agreement or instrument governing any

Subordinated Indebtedness shall for any reason be revoked or invalidated, or otherwise cease to be in full force and effect, or any Credit Parties shall contest in any manner the validity or enforceability thereof or deny that it has any further liability or obligation thereunder, or the Obligations, for any reason shall not have the priority contemplated by this Agreement or such subordination provisions.

7.2Remedies. Upon the occurrence and during the continuance of any Event of Default, Agents may, and shall at the request of the Required Lenders:

(a)declare all or any portion of the Commitment of each Lender to make Loans or of the L/C Issuer to issue Letters of Credit to be suspended or terminated, whereupon such Commitments shall forthwith be suspended or terminated;

(b)declare all or any portion of the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable; without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by each Credit Party; and/or

(c)exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable law;

provided, however, that upon the occurrence of any event specified in subsection 7.1(f) or 7.1(g) above (in the case of clause (i) of subsection 7.1(g) upon the expiration of the sixty (60) day period mentioned therein), the obligation of each Lender to make Loans and the obligation of the L/C Issuer to issue Letters of Credit shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of either Agent, any Lender or the L/C Issuer.
7.3Rights Not Exclusive. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

7.4Cash Collateral for Letters of Credit. If a Specified Event of Default has occurred and is continuing, this Agreement (or the Commitment of each Lender) shall be terminated for any reason or if otherwise required by the terms hereof, either Agent may, and upon request of Required US Revolving Lenders or Required Canadian Lenders, shall, demand (which demand shall be deemed to have been delivered automatically upon any acceleration of the Loans and other obligations hereunder pursuant to Section 7.2), and the applicable Borrowers shall thereupon deliver to the Appropriate Agent, to be held for the benefit of the L/C Issuer, Agent and the Lenders entitled thereto, an amount of cash equal to 102% of the amount of Letter of Credit Obligations, or a letter of credit on terms and conditions, in form and substance and issued by an issuer reasonably acceptable to the Appropriate Agent, in either instance, as additional collateral security for Obligations in respect of any outstanding Letter of Credit. The Appropriate Agent may at any time apply any or all of such cash and cash collateral to the payment of any or all of the Credit Parties' Obligations in respect of any Letters of Credit in respect thereof. Pending such application, the Appropriate Agent may (but shall not be obligated to) invest the same in an interest bearing account in such Agent's name, for the benefit of the L/C Issuer, Agent and the Lenders entitled thereto, under which deposits are available for immediate withdrawal, at such bank or financial institution as the L/C Issuer and Agent may, in their discretion, select. If the Specified Event of Default for which cash collateral or a backstop letter of credit was required hereunder is cured or waived, and no other Specified Event of Default has occurred and is continuing, then the Appropriate Agent shall promptly return to the applicable Borrower such cash collateral or backstop letter of credit upon such Borrower's written request and instruction.

ARTICLE VIII -

AGENT

8.1Appointment and Duties.

(a)Appointment of Agent.

(i)Each Lender and each L/C Issuer hereby irrevocably appoints Chase (together with any successor US Agent pursuant to Section 8.9) as US Agent hereunder and authorizes US Agent to (x) execute and deliver the Loan Documents and accept delivery thereof on its behalf from any Credit Party, (y) take such action on its behalf and to exercise all rights, powers and remedies and perform the duties as are expressly delegated to US Agent under such Loan Documents and (z) take such actions and exercise such powers as are reasonably incidental thereto. Without limiting the generality of the foregoing, each Lender acknowledges that it has received a copy of the Intercreditor Agreement, consents to and authorizes the Agents' execution thereof on behalf of such Lender and agrees to be bound by the terms and provisions thereof.

(ii)Each Lender and each L/C Issuer hereby irrevocably appoints Chase Canada (together with any successor Canadian Agent pursuant to Section 8.9) as Canadian Agent hereunder and authorizes Canadian Agent to (x) execute and deliver the Loan Documents and accept delivery thereof on its behalf from any Credit Party, (y) take such action on its behalf and to exercise all rights, powers and remedies and perform the duties as are expressly delegated to Canadian Agent under such Loan Documents and (z) take such actions and exercise such powers as are reasonably incidental thereto.

(b)Duties as Collateral and Disbursing Agent.

(i)Without limiting the generality of clause (a) above, US Agent shall have the sole and exclusive right and authority (to the exclusion of the Lenders and L/C Issuers), and is hereby authorized, to (i) act as the disbursing and collecting agent for the US Lenders and the US L/C Issuers with respect to all payments and collections arising in connection with the Loan Documents (including in any proceeding described in subsection 7.1(f) or (g) or any other bankruptcy, insolvency or similar proceeding), and each Person making any payment in connection with any Loan Document to any Secured Party is hereby authorized to make such payment to US Agent, (ii) file and prove claims and file other documents necessary or desirable to allow the claims of the Secured Parties with respect to any Obligation in any proceeding described in subsection 7.1(f) or (g) or any other bankruptcy, insolvency or similar proceeding (but not to vote, consent or otherwise act on behalf of such Person), (iii) act as collateral agent for each Secured Party for purposes of the perfection of all Liens created by such agreements and all other purposes stated therein, (iv) manage, supervise and otherwise deal with the Collateral, (v) take such other action as is necessary or desirable to maintain the perfection and priority of the Liens created or purported to be created by the Loan Documents, (vi) except as may be otherwise specified in any Loan Document, exercise all remedies given to US Agent and the other Secured Parties with respect to the Credit Parties and/or the Collateral, whether under the Loan Documents, applicable Requirements of Law or otherwise and (vii) execute any amendment, consent or waiver under the Loan Documents on behalf of any Lender that has consented in writing to such amendment, consent or waiver; provided, however, that US Agent hereby appoints, authorizes and directs each Lender and L/C Issuer to act as collateral sub-agent for US Agent, the Lenders and the L/C Issuers for purposes of the perfection of all Liens with respect to the Collateral, including any deposit account maintained by a Credit Party with, and cash and Cash Equivalents held by, such Lender or L/C Issuer, and may further authorize and direct the Lenders and the L/C Issuers to take further actions as collateral sub-agents for purposes of enforcing such Liens or otherwise to transfer the Collateral subject thereto to US Agent, and each Lender and L/C Issuer hereby agrees to take such further actions to the extent, and only to the extent, so authorized and directed.

(ii)Without limiting the generality of clause (a) above, Canadian Agent shall have the sole and exclusive right and authority (to the exclusion of the Lenders and L/C Issuers), and is hereby authorized, to (i) act as the disbursing and collecting agent for the Canadian Lenders and the Canadian L/C Issuers with respect to all payments and collections arising in connection with the Loan Documents (including in any proceeding described in subsection 7.1(f) or (g) or any other bankruptcy, insolvency or similar proceeding), and each Person making any payment in connection with any Loan Document to any Secured Party is hereby authorized to make such payment to Canadian Agent, (ii) file and prove claims and file other documents necessary or desirable to allow the claims of the Secured Parties with respect to any Obligation in any proceeding described in subsection 7.1(f) or (g) or any other bankruptcy, insolvency or similar proceeding (but not to vote, consent or otherwise act on behalf of such Person), (iii) act as collateral agent for each Secured Party for purposes of the perfection of all Liens created by such agreements and all other purposes stated therein, (iv) manage, supervise and otherwise deal with the Collateral, (v) take such other action as is necessary or desirable to maintain the perfection and priority of the Liens created or purported to be created by the Loan Documents, (vi) except as may be otherwise specified in any Loan Document, exercise all remedies given to Canadian Agent and the other Secured Parties with respect to the Credit Parties and/or the Collateral, whether under the Loan Documents, applicable Requirements of Law or otherwise and (vii) execute any amendment, consent or waiver under the Loan Documents on behalf of any Lender that has consented in writing to such amendment, consent or waiver; provided, however, that Canadian Agent hereby appoints, authorizes and directs each Lender and L/C Issuer to act as collateral sub-agent for Canadian Agent, the Lenders and the L/C Issuers for purposes of the perfection of all Liens with respect to the Collateral, including any deposit account maintained by a Credit Party with, and cash and Cash Equivalents held by, such Lender or L/C Issuer, and may further authorize and direct the Lenders and the L/C Issuers to take further actions as collateral sub-agents for purposes of enforcing such Liens or otherwise to transfer the Collateral subject thereto to Canadian Agent, and each Lender and L/C Issuer hereby agrees to take such further actions to the extent, and only to the extent, so authorized and directed.

(c)Limited Duties and Liability.

(i)Neither Agent shall have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (x) no Agent shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (y) no Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the applicable Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the applicable Lenders as shall be necessary under the circumstances as provided in Section 9.02), and (z) except as expressly set forth in the Loan Documents, no Agent shall have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Credit Party or any of its Subsidiaries that is communicated to or obtained by the bank serving as an Agent or any of its Affiliates in any capacity. No Agent shall be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the applicable Lenders as shall be necessary under the circumstances as expressly provided herein) in the absence of its own gross negligence or willful misconduct. No Agent shall be deemed to have knowledge of any Default unless and until written notice thereof is given to such Agent by any Borrower or a Lender, and no Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or in connection with any Loan Document, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, (v) the creation, perfection or priority of Liens on the Collateral or the existence of the Collateral, or (vi) the satisfaction of any condition set forth in Article II or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to such Agent.

(d)Sub-Agents. Each Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by such Agent. Each Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Persons. The exculpatory provisions of this Article VIII shall apply to any such sub-agent and to the Related Persons of the applicable Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as the applicable Agent.

(e)Quebec Collateral.

(i)For greater certainty, and without limiting the powers of Canadian Agent, each of the Secured Parties (and each subsequent maker of any Loan by its making thereof) hereby irrevocably constitutes Chase Canada as the holder of an irrevocable power of attorney (fondé de pouvoir within the meaning of Article 2692 of the Civil Code of Québec) in order to hold hypothecs and security granted by any Credit Party on property pursuant to the laws of the Province of Québec in order to secure obligations of any Credit Party under any bond, debenture or similar title of indebtedness, issued by any Credit Party, and hereby agrees that Chase Canada, as Canadian Agent, may act as the bondholder and mandatary (i.e. agent) with respect to any shares, capital stock or other securities or any bond, debenture or similar title of indebtedness that may be issued by any Credit Party and pledged in favour of Chase Canada, as Canadian Agent, for the benefit of the Secured Parties. To the extent necessary, each Secured Party appoints and authorizes Chase Canada, as Canadian Agent, to act as agent and custodian for and on behalf of the Secured Parties to hold any bond, debenture and or similar titles of indebtedness issued under any hypothec and pledged in favor of the Secured Parties and to execute the related pledge agreement. The execution by Chase Canada, acting as fondé de pouvoir and mandatary, prior to the Agreement of any deeds of hypothec or other security documents is hereby ratified and confirmed.

(ii)Notwithstanding the provisions of Section 32 of An Act respecting the special powers of legal persons (Québec), Chase Canada may acquire and be the holder of any bond or debenture issued by any Credit Party (i.e. the fondé de pouvoir may acquire and hold the first bond issued under any deed of hypothec by any Credit Party).

(iii)The constitution of Chase Canada as fondé de pouvoir and as bondholder and mandatary with respect to any bond, debenture, shares, capital stock or other securities that may be issued and pledged from time to time to Canadian Agent for the benefit of the Secured Parties, shall be deemed to have been ratified and confirmed by each Person accepting an assignment of, a participation in or an arrangement in respect of, all or any portion of any Secured Parties' rights and obligations under the Agreement by the execution of an assignment, including an Assignment or other agreement pursuant to which it becomes such assignee or participant, and by each successor Canadian Agent by the execution of an Assignment or other agreement, or by the compliance with other formalities, as the case may be, pursuant to which it becomes a successor Agent under the Agreement.

(iv)Chase Canada acting as fondé de pouvoir shall have the same rights, powers, immunities, indemnities and exclusions from liability as are prescribed in favour of Canadian Agent in the Agreement, which shall apply mutatis mutandis to Chase Canada acting as fondé de pouvoir.

(v)The parties hereto confirm that it is their wish that this Agreement and any other document executed in connection with the transactions contemplated herein be drawn up in the English language only and that all other documents contemplated thereunder or relating thereto, including notices, may also be drawn up in the English language only. Les parties aux présentes confirment que c'est leur volonté que cette convention et les autres documents de crédit soient rédigés en langue anglaise seulement et que tous les documents, y compris tous avis, envisagés par cette convention et les autres documents peuvent être rédigés en langue anglaise seulement.

8.2Binding Effect. Each Secured Party, by accepting the benefits of the Loan Documents, agrees that (i) any action taken by an Agent, Required US Lenders, Required US Revolving Lenders, Required US Term Lenders, Required Canadian Lenders or the Required Lenders (or, if expressly required hereby, a greater proportion of the Lenders) in accordance with the provisions of the Loan Documents, (ii) any action taken by an Agent in reliance upon the instructions of Required US Lenders, Required US Revolving Lenders, Required US Term Lenders, Required Canadian Lenders or Required Lenders (or, where so required, such greater proportion) and (iii) the exercise by an Agent, Required US Lenders, Required US Revolving Lenders, Required US Term Lenders, Required Canadian Lenders or the Required Lenders (or, where so required, such greater proportion) of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Secured Parties.

8.3Use of Discretion.

(a)No Action without Instructions. No Agent shall be required to exercise any discretion or take, or to omit to take, any action, including with respect to enforcement or collection, except any action it is required to take or omit to take (i) under any Loan Document or (ii) pursuant to instructions from the Required Lenders, Required US Lenders, Required US Revolving Lenders, Required US Term Lenders or Required Canadian Lenders (or, where expressly required by the terms of this Agreement, a greater proportion of the Lenders).

(b)Right Not to Follow Certain Instructions. Notwithstanding clause (a) above, no Agent shall be required to take, or to omit to take, any action (i) unless, upon demand, such Agent receives an indemnification satisfactory to it from the Lenders (or, to the extent applicable and acceptable to such Agent, any other Person) against all Liabilities that, by reason of such action or omission, may be imposed on, incurred by or asserted against such Agent or any Related Person thereof or (ii) that is, in the opinion of such Agent or its counsel, contrary to any Loan Document or applicable Requirement of Law.

8.4Delegation of Rights and Duties. Each Agent may, upon any term or condition it specifies, delegate or exercise any of its rights, powers and remedies under, and delegate or perform any of its duties or any other action with respect to, any Loan Document by or through any trustee, co-agent, employee, attorney-in-fact and any other Person (including any Secured Party). Any such Person shall benefit from this Article VIII to the extent provided by such Agent.

8.5Reliance. Each Agent may, without incurring any liability hereunder, (i) treat the payee of any Note as its holder until such Note has been assigned in accordance with Section 9.9, (ii) rely on the Register to the extent set forth in Section 1.4, (iii) consult with any of its Related Persons and, whether or not selected by it, any other advisors, accountants and other experts (including advisors to, and accountants and experts engaged by, any Credit Party), (iv) rely and act upon any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person, and (v) rely and act upon any statement made to it orally, by telephone or transmitted by Electronic Transmission and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. Each Agent may consult with legal counsel (who may be counsel for any Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

8.6Agent Individually. Each Agent and its Affiliates may accept deposits from, make loans and other extensions of credit to, acquire Stock and Stock Equivalents of, and generally engage in any kind of business with, any Credit Party or Subsidiary or other Affiliate thereof as though it were not acting as an Agent and may receive separate fees and other payments or consideration therefor. To the extent either Agent or any of its Affiliates makes any Loan or otherwise becomes a Lender hereunder, it shall have and may exercise the same rights and powers hereunder in its individual capacity as a Lender as though it were not an Agent and shall be subject to the same obligations and liabilities in its individual capacity as a Lender as any other Lender, and the terms “Lender”, “Required Lender”, “Required US Lender”, “Required US Revolving Lenders”, “Required US Term Lenders, “Required Canadian Lender” and any similar terms shall, except where otherwise expressly provided in any Loan Document, include, without limitation, such Agent or such Affiliate, as the case may be, in its individual capacity as Lender, or as one of the Required US Lenders, Required US Revolving Lenders, Required US Term Lenders, or Required Canadian Lenders, as applicable.

8.7Lender Credit Decision.

(a)Each Lender and each L/C Issuer acknowledges and agrees that the extensions of credit made hereunder are commercial loans and letters of credit and not investments in a business enterprise or securities. Each Lender and each L/C Issuer further represents that it is engaged in making, acquiring or holding commercial loans in the ordinary course of its business and has, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender or L/C Issuer, as applicable, and to make, acquire or hold Loans or issue Letters of Credit hereunder. Each Lender and L/C Issuer shall, independently and without reliance upon any Agent or any other Lender and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning any Credit Party and its Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder and in deciding whether or to the extent to which it will continue as a lender or assign or otherwise transfer its rights, interests and obligations hereunder.

(b)If any Lender or L/C Issuer has elected to abstain from receiving MNPI concerning the Credit Parties or their Affiliates, such Lender or L/C Issuer acknowledges that, notwithstanding such election, Agents and/or the Credit Parties will, from time to time, make available syndicate-information

(which may contain MNPI) as required by the terms of, or in the course of administering the Loans to the credit contact(s) identified for receipt of such information on the Lender's administrative questionnaire who are able to receive and use all syndicate-level information (which may contain MNPI) in accordance with such Lender's compliance policies and contractual obligations and applicable law, including federal and state securities laws; provided, that if such contact is not so identified in such questionnaire, the relevant Lender or L/C Issuer hereby agrees to promptly (and in any event within one (1) Business Day) provide such a contact to an Agent and the Credit Parties upon request therefor by Agents or the Credit Parties. Notwithstanding such Lender's or L/C Issuer's election to abstain from receiving MNPI, such Lender or L/C Issuer acknowledges that if such Lender or L/C Issuer chooses to communicate with an Agent, it assumes the risk of receiving MNPI concerning the Credit Parties or their Affiliates.

8.8Expenses; Indemnities.

(a)Each Lender agrees to reimburse each Agent and each of its Related Persons (to the extent not reimbursed by any Credit Party) promptly upon demand, severally and ratably, for any costs and expenses (including fees, charges and disbursements of financial, legal and other advisors and Other Taxes paid in the name of, or on behalf of, any Credit Party) that may be incurred by such Agent or any of its Related Persons in connection with the preparation, syndication, execution, delivery, administration, modification, consent, waiver or enforcement (whether through negotiations, through any work-out, bankruptcy, restructuring or other legal or other proceeding or otherwise) of, or legal advice in respect of its rights or responsibilities under, any Loan Document.

(b)Each Lender further agrees to indemnify each Agent and each of its Related Persons (to the extent not reimbursed by any Credit Party), severally and ratably, from and against Liabilities (including taxes, interests and penalties imposed for not properly withholding or backup withholding on payments made to or for the account of any Lender) that may be imposed on, incurred by or asserted against such Agent or any of its Related Persons in any matter relating to or arising out of, in connection with or as a result of any Loan Document or any other act, event or transaction related, contemplated in or attendant to any such document, or, in each case, any action taken or omitted to be taken by such Agent or any of its Related Persons under or with respect to any of the foregoing. WITHOUT LIMITATION OF THE FOREGOING, IT IS THE INTENTION OF EACH LENDER AND EACH LENDER AGREES THAT THE FOREGOING INDEMNITIES SHALL APPLY TO EACH INDEMNITEE WITH RESPECT TO LOSSES, CLAIMS, DAMAGES, PENALTIES, LIABILITIES AND RELATED EXPENSES (INCLUDING, WITHOUT LIMITATION, ALL EXPENSES OF LITIGATION OR PREPARATION THEREFOR), WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF THE NEGLIGENCE OF SUCH (AND/OR ANY OTHER) INDEMNITEE; provided, however, that no Lender shall be liable to an Agent or any of its Related Persons to the extent such liability has resulted primarily from the gross negligence or willful misconduct of Agent or, as the case may be, such Related Person, as determined by a court of competent jurisdiction in a final non-appealable judgment or order.

(c)To the extent required by any applicable law, each Agent may withhold from any payment to any Lender under a Loan Document an amount equal to any applicable withholding tax. If the Internal Revenue Service or any other Governmental Authority asserts a claim that an Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate certification form was not delivered, was not properly executed, or fails to establish an exemption from, or reduction of, withholding tax with respect to a particular type of payment, or because such Lender failed to notify an Agent or any other Person of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason), or such Agent reasonably determines that it was required to withhold taxes from a prior payment but failed to do so, such Lender shall promptly indemnify such Agent fully for all amounts paid, directly or indirectly, by such Agent as tax or otherwise, including penalties and interest, and together with all expenses incurred by such Agent, including legal expenses, allocated internal costs and out-of-pocket expenses. Each Agent may offset against any payment to any Lender under a Loan Document, any applicable withholding tax that was required to be withheld from any prior payment to such Lender but which was not so withheld, as well as any other amounts for which such Agent is entitled to indemnification from such Lender under this Section 8.8(c).

8.9Resignation of Agent or L/C Issuer.

(a)Subject to the appointment and acceptance of a successor Agent as provided in this paragraph, any Agent may resign at any time by notifying the other Agent, Lenders, the L/C Issuers and the Borrowers. Upon any such resignation, the Required Lenders shall have the right, with the consent of the Borrowers so long as there exists no Event of Default (which consent shall not be unreasonably withheld or delayed), to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders and the L/C Issuers, appoint a successor Agent which shall be a commercial bank, or an Affiliate of any such bank. Upon the acceptance of its appointment as Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. The fees payable by any Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the applicable Borrower(s) and such successor. After any Agent's resignation hereunder, the provisions of this Article and Section 9.6 shall continue in effect for the benefit of such retiring Agent, its sub agents and their respective Related Persons in respect of any actions taken or omitted to be taken by any of them while it was acting as Agent.

(b)Any L/C Issuer may resign at any time by delivering notice of such resignation to Agents, effective on the date set forth in such notice or, if no such date is set forth therein, on the date such notice shall be effective. Upon such resignation, the L/C Issuer shall remain an L/C Issuer and shall retain its rights and obligations in its capacity as such (other than any obligation to Issue Letters of Credit but including the right to receive fees or to have Lenders participate in any L/C Reimbursement Obligation thereof) with respect to Letters of Credit issued by such L/C Issuer prior to the date of such resignation and shall otherwise be discharged from all other duties and obligations under the Loan Documents.

8.10Release of Collateral or Guarantors. Each Lender and L/C Issuer hereby consents to the release and hereby directs the Appropriate Agent to release (or, in the case of clause (b)(ii) below, release or subordinate) the following:

(a)any Subsidiary of a Borrower from its guaranty of any Obligation if all of the Stock and Stock Equivalents of such Subsidiary owned by any Credit Party are sold or transferred in a transaction permitted under the Loan Documents (including pursuant to a waiver or consent), to the extent that, after giving effect to such transaction, such Subsidiary would not be required to guaranty any Obligations pursuant to Section 4.12; and

(b)any Lien held by the Appropriate Agent for the benefit of the Secured Parties against (i) any Collateral that is sold, transferred, conveyed or otherwise disposed of by a Credit Party in a transaction permitted by the Loan Documents (including pursuant to a valid waiver or consent), to the extent all Liens required to be granted in such Collateral pursuant to Section 4.12 after giving effect to such transaction have been granted, (ii) any property subject to a Lien permitted hereunder in reliance upon subsection 5.1(h) or (i) and (iii) all of the Collateral and all Credit Parties, upon (A) termination of the Commitment of each

Lender, (B) payment and satisfaction in full of all Loans, all L/C Reimbursement Obligations and all other Obligations (other than unasserted contingent indemnification obligations) under the Loan Documents and all Obligations arising under Secured Swap Agreements, that the Appropriate Agent has theretofore been notified in writing by the holder of such Obligation are then due and payable, (C) deposit of cash collateral with respect to all contingent Obligations (or, as an alternative to cash collateral, in the case of any Letter of Credit Obligation, receipt by the Appropriate Agent of a back-up letter of credit) in amounts and on terms and conditions and with parties satisfactory to such Agent and each Indemnitee that is, or may be, owed such Obligations (excluding contingent Obligations (other than L/C Reimbursement Obligations) as to which no claim has been asserted) and (D) to the extent requested by an Agent, receipt by such Agent and the Secured Parties of liability releases from the Credit Parties each in form and substance acceptable to such Agent.
Each Lender and L/C Issuer hereby directs each Agent, and each Agent hereby agrees, upon receipt of reasonable advance notice from the appropriate Borrower, to execute and deliver or file such documents and to perform other actions reasonably necessary to release the guaranties and Liens when and as directed in this Section 8.10.
8.11Additional Secured Parties. The benefit of the provisions of the Loan Documents directly relating to the Collateral or any Lien granted thereunder shall extend to and be available to any Secured Party that is not a Lender or L/C Issuer party hereto as long as, by accepting such benefits, such Secured Party agrees, as among Agents and all other Secured Parties, that such Secured Party is bound by (and, if requested by an Agent, shall confirm such agreement in a writing in form and substance acceptable to such Agent) this Article VIII, Section 9.3, Section 9.9, Section 9.10, Section 9.11, Section 9.17, Section 9.24 and Section 10.1 (and, solely with respect to L/C Issuers, subsection 1.1(c)) and the decisions and actions of Agents, the Required Lenders, the Required US Lenders, the Required US Revolving Lenders, the Required US Term Lenders, or the Required Canadian Lenders (or, where expressly required by the terms of this Agreement, a greater proportion of the Lenders or other parties hereto as required herein) to the same extent a Lender is bound; provided, however, that, notwithstanding the foregoing, (a) such Secured Party shall be bound by Section 8.8 only to the extent of Liabilities, costs and expenses with respect to or otherwise relating to the Collateral held for the benefit of such Secured Party, in which case the obligations of such Secured Party thereunder shall not be limited by any concept of pro rata share or similar concept, (b) each of Agents, the Lenders and the L/C Issuers party hereto shall be entitled to act at its sole discretion, without regard to the interest of such Secured Party, regardless of whether any Obligation to such Secured Party thereafter remains outstanding, is deprived of the benefit of the Collateral, becomes unsecured or is otherwise affected or put in jeopardy thereby, and without any duty or liability to such Secured Party or any such Obligation and (c) except as otherwise set forth herein, such Secured Party shall not have any right to be notified of, consent to, direct, require or be heard with respect to, any action taken or omitted in respect of the Collateral or under any Loan Document.

ARTICLE IX -

MISCELLANEOUS

9.1Amendments and Waivers.

(a)Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except (A) in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrowers, the Agents and the Required Lenders or (B) in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the applicable Agent(s) and the Credit Party or Credit Parties that are parties thereto, with the consent of the Required Lenders; provided that no such agreement shall:

(i)increase the Commitment of any Lender without the written consent of such Lender (including any such Lender that is a Defaulting Lender);

(ii)increase the aggregate amount of all Commitments during the term of this Agreement, except as provided in Section 1.13, without the written consent of each Lender directly affected thereby (excluding any Lender that is a Defaulting Lender);

(iii)reduce or forgive the principal amount of any Loan or L/C Reimbursement Obligation or reduce the rate of interest thereon, or reduce or forgive any interest or fees payable hereunder, without the written consent of each Lender (including any such Lender that is a Defaulting Lender) directly affected thereby;

(iv)postpone any scheduled date of payment of the principal amount of any Loan or L/C Reimbursement Obligation (other than a mandatory prepayment), or any date for the payment of any interest, fees or other Obligations payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender (including any such Lender that is a Defaulting Lender) directly affected thereby;

(v)change Section 9.11 in a manner that would alter the manner in which payments are shared, without the written consent of each Lender (including any such Lender that is a Defaulting Lender);

(vi)change any of the provisions of this Section 9.1 or the definition of “Required Lenders” or any other provision of any Loan Document specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender (including any such Lender that is a Defaulting Lender) directly affected thereby;

(vii)release or discharge any material Credit Party from its respective payment Obligations under the Loan Documents (except as otherwise permitted herein or in the other Loan Documents), without the written consent of each Lender (other than any Defaulting Lender); or

(viii)except as provided in Section 8.10 or in any Collateral Document, release all or substantially all of the Collateral, without the written consent of each Lender (other than any Defaulting Lender).

(b)No amendment, waiver or consent shall, unless in writing and signed by the Appropriate Agent, the applicable Swingline Lender or the applicable L/C Issuer, as the case may be, in addition to the Required Lenders or all Lenders directly affected thereby, as the case may be (or by Agents with the consent of the Required Lenders or all the Lenders directly affected thereby, as the case may be), affect the rights or duties of such Agent, such Swingline Lender or such L/C Issuer, as applicable, under this Agreement or any other Loan Document.

(c)No amendment or waiver shall, unless signed by US Agent (i) and Required US Revolving Lenders (or by US Agent with the consent of Required US Revolving Lenders) in addition to the

Required Lenders (or by US Agent with the consent of the Required Revolving Lenders): (A) amend or waive compliance with the conditions precedent to the obligations of the applicable US Revolving Lenders to make any US Revolving Loan (or of any US L/C Issuer to issue any Letter of Credit) in Section 2.2; (B) waive any Default or Event of Default for the purpose of satisfying the conditions precedent to the obligations of the applicable US Revolving Lenders to make any US Revolving Loan (or of any US L/C Issuer to issue any Letter of Credit) in Section 2.2; (ii) and Required US Term Lenders (or by US Agent with the consent of Required US Term Lenders) in addition to the Required Lenders (or by US Agent with the consent of the Required Term Lenders): (A) amend or waive compliance with the conditions precedent to the obligations of the applicable US Term Lenders to make any US Term Loan in Section 2.3; (B) waive any Default or Event of Default for the purpose of satisfying the conditions precedent to the obligations of the applicable US Term Lenders to make the US Term Loan in Section 2.3; (iii) and the applicable Required US Revolving Lenders and/or US Term Lenders (or by US Agent with the consent of the applicable Required US Revolving Lenders and/or US Term Lenders) in addition to the Required Lenders (or by US Agent with the consent of the applicable Required Revolving Lenders and/or US Term Lenders): (A) amend or waive this subsection 9.1(c) or the definitions of the terms used in this subsection 9.1(c) insofar as the definitions affect the substance of this subsection 9.1(c); or (B) change the definition of the terms Required US Lenders, Required US Revolving Lenders or Required US Term Lenders.

(d)No amendment or waiver shall, unless signed by Canadian Agent and Required Canadian Lenders (or by Canadian Agent with the consent of Required Canadian Lenders) in addition to the Required Lenders (or by Canadian Agent with the consent of the Required Lenders): (i) amend or waive compliance with the conditions precedent to the obligations of Lenders to make any Canadian Revolving Loan (or of any Canadian L/C Issuer to issue any Letter of Credit) in Section 2.2; (ii) waive any Default or Event of Default for the purpose of satisfying the conditions precedent to the obligations of Canadian Lenders to make any Canadian Revolving Loan (or of any Canadian L/C Issuer to issue any Letter of Credit) in Section 2.2; (iii) amend or waive this subsection 9.1(d) or the definitions of the terms used in this subsection 9.1(d) insofar as the definitions affect the substance of this subsection 9.1(d); and (iv) change the definition of the term Required Canadian Lenders.

(e)Notwithstanding anything to the contrary contained in this Section 9.1, (x) the Borrower may amend Schedules 3.19 and 3.21 upon notice to Agents, (y) each Agent may amend Schedules 1.1(a) and 1.1(b) to reflect assignments entered into pursuant to Section 9.9, and (z) Agents and the Borrowers may amend or modify this Agreement and any other Loan Document to (1) cure any ambiguity, omission, defect, error or inconsistency therein, or (2) grant a new Lien for the benefit of the Secured Parties, extend an existing Lien over additional property for the benefit of the Secured Parties, join additional Persons as Credit Parties or in connection with Section 1.13.

(f)Notwithstanding anything to the contrary contained in this Section 9.1, only the consent of the parties to such agreement shall be required to amend, waive or consent to any Letter of Credit application or agreement related to a Letter of Credit, any fee letter, any Secured Swap Agreement or any document or instrument related to any Banking Services.

(g)If, in connection with any proposed amendment, waiver or consent requiring the consent of “each Lender” or “each Lender affected thereby,” the consent of the Required Lenders is obtained, but the consent of other necessary Lenders is not obtained (any such Lender whose consent is necessary but not obtained being referred to herein as a “Non-Consenting Lender”), then the Borrowers may elect to replace a Non-Consenting Lender as a Lender party to this Agreement, provided that, concurrently with such replacement, (i) another bank or other entity which is reasonably satisfactory to the Borrowers and the US Agent shall agree, as of such date, to purchase for cash the Loans and other Obligations due to the Non-

Consenting Lender pursuant to an Assignment and to become a Lender for all purposes under this Agreement and to assume all obligations of the Non-Consenting Lender to be terminated as of such date and to comply with the requirements of clause (b) of Section 9.9, and (ii) the applicable Borrower(s) shall pay to such Non-Consenting Lender in same day funds on the day of such replacement (1) all interest, fees and other amounts then accrued but unpaid to such Non-Consenting Lender by the applicable Borrower(s) hereunder to and including the date of termination, including without limitation payments due to such Non-Consenting Lender under Sections 10.1 and 10.3, and (2) an amount, if any, equal to the payment which would have been due to such Lender on the day of such replacement under Section 10.4 had the Loans of such Non-Consenting Lender been prepaid on such date rather than sold to the replacement Lender.

9.2Notices.

(a)Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, (i) if to any Credit Party, any Agent, or Chase or Chase Canada, as a Lender or L/C Issuer, addressed to the address set forth on the applicable signature page hereto for such Person, or (ii) if to any other Lender, to its address (or telecopy number) set forth in its Administrative Questionnaire furnished to US Agent. Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through E-Systems, to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

(b)Notices and other communications to the Lenders and the L/C Issuers hereunder may be delivered or furnished by using E-Systems or Electronic Transmission pursuant to procedures approved by the US Agent; provided that the foregoing shall not apply to notices pursuant to Article I unless otherwise agreed by Appropriate Agent and the applicable Lender. Any Agent or any Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Unless the Appropriate Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender's receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, Electronic Transmission or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(c)Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

9.3E-Systems.

(a)Each Credit Party agrees that any Agent may, but shall not be obligated to, make Communications (as defined below) available to the L/C Issuers and the Lenders by posting the Communications on Debt Domain, Intralinks, Syndtrak, ClearPar or a substantially similar E-System.

(b)Any E-System used by any Agent is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the adequacy of such E-Systems and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or any E-System. In no event shall any Agent or any of its Related Persons (collectively, the “Agent Parties”) have any liability to any Credit Party, any Lender, any L/C Issuer or any other Person or entity for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of any Credit Party's or any Agent's transmission of communications through an E-System. “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by any Credit Party pursuant to any Loan Document or the transactions contemplated therein which is distributed by any Agent, any Lender or any L/C Issuer by means of electronic communications pursuant to this Section, including through an E-System.

9.4No Waiver; Cumulative Remedies. No failure or delay by any Agent, any L/C Issuer or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. No course of dealing between any Credit Party, any Affiliate of any Credit Party, an Agent or any Lender shall be effective to amend, modify or discharge any provision of this Agreement or any of the other Loan Documents. The rights and remedies of the Agents, the L/C Issuers and the Lenders hereunder and under any other Loan Document are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Credit Party therefrom shall in any event be effective unless the same shall be permitted by Section 9.1, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether any Agent, any Lender or any L/C Issuer may have had notice or knowledge of such Default at the time.

9.5 Costs and Expenses. Any action taken by any Credit Party under or with respect to any Loan Document, even if required under any Loan Document or at the request of an Agent, Required Lenders, Required US Lenders, Required US Revolving Lenders, Required US Term Lenders or Required Canadian Lenders, as applicable, shall be at the expense of such Credit Party, and neither an Agent nor any other Secured Party shall be required under any Loan Document to reimburse any Credit Party or any Subsidiary of any Credit Party therefor except as expressly provided therein. In addition, the Borrowers agree to pay or reimburse upon demand (a) each Agent for all reasonable, documented out-of-pocket costs and expenses incurred by it or any of its Related Persons, in connection with the investigation, development, preparation, negotiation, syndication, execution or administration of, any modification of any term of or termination of, any Loan Document, any commitment or proposal letter therefor, any other document prepared in connection therewith or the consummation and administration of any transaction contemplated therein, in each case including Attorney Costs of Agents, the cost of environmental audits, Collateral audits and appraisals, background checks and similar expenses, to the extent permitted hereunder, (b) each Agent for all reasonable costs and out-of-pocket expenses incurred by it or any of its Related Persons in connection with internal audit reviews, field examinations and Collateral examinations (which shall be reimbursed, in addition to the reasonable, documented out-of-pocket costs and expenses of such examiners, at the per diem rate per individual charged by such Agent for its examiners) to the extent required by the terms hereof, (c) each of each Agent, its Related Persons, and L/C Issuer for all reasonable, documented costs and out-of-pocket expenses incurred in connection with (i) any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a “work-out”, (ii) the enforcement or preservation of any right or remedy under any Loan Document, any Obligation, with respect to the Collateral or any other related right or remedy or (iii) the commencement, defense, conduct of, intervention in, or the taking of any other action with respect to, any proceeding (including any bankruptcy or insolvency proceeding) related to any Credit Party, any Subsidiary of any Credit Party, Loan Document, Obligation or Second Lien Indebtedness Document (or the response to and preparation for any subpoena or request for document production relating thereto), including Attorney Costs, and (d) fees and disbursements of Attorney Costs of one law firm on behalf of all Lenders (other than Agent) incurred in connection with any of the matters referred to in clause (c) above.

9.6Indemnity.

(a)Each Credit Party agrees to indemnify, hold harmless and defend each Agent, each Lender, each L/C Issuer and each of their respective Related Persons (each such Person being an “Indemnitee”) from and against all Liabilities (including brokerage commissions, fees and other compensation) that may be imposed on, incurred by or asserted against any such Indemnitee in any matter relating to or arising out of, in connection with or as a result of (i) any Loan Document, any Second Lien Indebtedness Document, any Obligation (or the repayment thereof), any Letter of Credit, the use or intended use of the proceeds of any Loan or the use of any Letter of Credit or any securities filing of, or with respect to, any Credit Party, (ii) any commitment letter, proposal letter or term sheet with any Person or any Contractual Obligation, arrangement or understanding with any broker, finder or consultant, in each case entered into by or on behalf of any Credit Party or any Affiliate of any of them in connection with any of the foregoing and any Contractual Obligation entered into in connection with any E-Systems or other Electronic Transmissions, (iii) any actual or prospective investigation, litigation or other proceeding, whether or not brought by any such Indemnitee or any of its Related Persons, any holders of securities or creditors (and including attorneys' fees in any case), whether or not any such Indemnitee, Related Person, holder or creditor is a party thereto, and whether or not based on any securities or commercial law or regulation or any other Requirement of Law or theory thereof, including common law, equity, contract, tort or otherwise or (iv) any other act, event or transaction related, contemplated in or attendant to any of the foregoing (collectively, the “Indemnified Matters”). WITHOUT LIMITATION OF THE FOREGOING, IT IS THE INTENTION OF EACH CREDIT PARTY AND EACH CREDIT PARTY AGREES THAT THE FOREGOING INDEMNITIES SHALL APPLY TO EACH INDEMNITEE WITH RESPECT TO LOSSES, CLAIMS, DAMAGES, PENALTIES, LIABILITIES AND RELATED EXPENSES (INCLUDING, WITHOUT LIMITATION, ALL EXPENSES OF LITIGATION OR PREPARATION THEREFOR), WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF THE NEGLIGENCE OF SUCH (AND/OR ANY OTHER) INDEMNITEE; provided, however, that notwithstanding the foregoing, no Credit Party shall have any liability under this Section 9.6 to any Indemnitee with respect to any Indemnified Matter, and no Indemnitee shall have any liability with respect to any Indemnified Matter other than (to the extent otherwise liable), to the extent such liability has resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee, as determined by a court of competent jurisdiction in a final non-appealable judgment or order. Furthermore, each of the Borrowers and each other Credit Party executing this Agreement waives and agrees not to assert against any Indemnitee, and shall cause each other Credit Party to waive and not assert against any Indemnitee, any right of contribution with respect to any Liabilities that may be imposed on, incurred by or asserted against any Related Person, to the extent such liability has resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee, as determined by a court of competent jurisdiction in a final non-appealable judgment or order.

(b)Without limiting the foregoing, “Indemnified Matters” includes all Environmental Liabilities, including those arising from, or otherwise involving, any property of any Credit Party or any Related Person of any Credit Party or any actual, alleged or prospective damage to property or natural resources or harm or injury alleged to have resulted from any Release of Hazardous Materials on, upon or into such property or natural resource or any property on or contiguous to any Real Estate of any Credit Party or any Related Person of any Credit Party, whether or not, with respect to any such Environmental Liabilities, any Indemnitee is a mortgagee pursuant to any leasehold mortgage, a mortgagee in possession, the successor-in-interest to any Credit Party or any Related Person of any Credit Party or the owner, lessee or operator of any property of any Related Person through any foreclosure action, in each case except to the extent such Environmental Liabilities (i) are incurred solely following foreclosure by Agent or following Agent or any Lender having become the successor-in-interest to any Credit Party or any Related Person of any Credit Party and (ii) are attributable solely to acts of such Indemnitee.

9.7Marshaling; Payments Set Aside. No Secured Party shall be under any obligation to marshal any property in favor of any Credit Party or any other Person or against or in payment of any Obligation. To the extent that any Secured Party receives a payment from Borrower, from any other Credit Party, from the proceeds of the Collateral, from the exercise of its rights of setoff, any enforcement action or otherwise, and such payment is subsequently, in whole or in part, invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not occurred.

9.8Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that any assignment by any Lender shall be subject to the provisions of Section 9.9, and provided further that no Borrower may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Agent and each Lender.

9.9Successors and Assigns; Binding Effect.

(a)The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of any L/C Issuer that issues any Letter of Credit), except that (i) no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of any L/C Issuer that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Persons of each of the Agents, the L/C Issuers and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)(i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Persons (other than an Ineligible Institution) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

(1)the Borrowers, provided that the Borrowers shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the US Agent within ten (10) Business Days after having received notice thereof, and provided further that no consent of the Borrowers shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, any other assignee;

(2)the US Agent, provided that no consent of the US Agent shall be required for an assignment of all or any portion of a US Term Loan to a Lender, an Affiliate of a Lender or an Approved Fund; and

(3)the L/C Issuers, provided that no consent of the L/C Issuers shall be required for an assignment of all or any portion of a US Term Loan.

(ii)Assignments shall be subject to the following additional conditions:

(1)except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment with respect to such assignment is delivered to the Agent) shall not be less than $5,000,000 with respect to an assignment of any Revolving Loan Commitment, or, in the case of a US Term Loan, $5,000,000, unless each of the Borrowers and the Agent otherwise consent, provided that no such consent of the Borrowers shall be required if an Event of Default has occurred and is continuing;

(2)each partial assignment of the US Revolving Loan Commitment of any US Revolving Lender that has a Canadian Revolving Lender Affiliate must be accompanied by a simultaneous ratable assignment by such Canadian Revolving Lender Affiliate of its Canadian Revolving Loan Commitment, and each partial assignment of the Canadian Revolving Loan Commitment of any Canadian Revolving Lender must be accompanied by a simultaneous ratable assignment by the US Revolving Lender Affiliate of such Canadian Revolving Lender of the US Revolving Loan Commitment of such US Revolving Lender Affiliate;

(3)each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement, provided that this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender's rights and obligations in respect of one Class of Commitments or Loans;

(4)the parties to each assignment shall execute and deliver to the US Agent an Assignment together with a processing and recordation fee of $3,500; and

(5)the assignee, if it shall not be a Lender, shall deliver to the US Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrowers, the other Credit Parties and their Related Persons or their respective securities) will be made available and who may receive such information in accordance with the assignee's compliance procedures and applicable laws, including Federal and state securities laws.

(iii)Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment, be released from its obligations under this Agreement (and, in the case of an Assignment covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 9.5, 9.6, 10.1, 10.3 and 10.4). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.9 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(iv)The US Agent, acting for this purpose as an agent of the Borrowers, shall maintain at one of its offices a copy of each Assignment delivered to it and shall record in the Register pursuant to subsection 1.4(b), to the extent applicable, the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time. The entries in the Register shall be conclusive, and the Borrowers, the Agents, the L/C Issuers and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers, the L/C Issuers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v)Upon its receipt of a duly completed Assignment executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the US Agent shall accept such Assignment and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Sections 1.1(c)(vi), 1.1(d)(iii), 1.1(e)(vi), 1.1(f)(iii), 1.11 or 8.8(a), the US Agent shall have no obligation to accept such Assignment and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c)Any Lender may, without the consent of any Borrower, any Agent or any L/C Issuer, sell participations to one or more banks or other entities (a "Participant"), other than an Ineligible Institution, in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender's obligations under this Agreement shall remain unchanged; (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations; and (C) the Borrowers, the Agents, the L/C Issuers and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the Section 9.1(b) that affects such Participant. Each Borrower agrees that each Participant shall be entitled to the benefits of Sections 10.1 (subject to the requirements and limitations therein, including the requirements under Section 10.1(f) (it being understood that the documentation required under Section 10.1(f) shall be delivered to the participating Lender)), 10.3 and 10.4 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 9.11 and 9.22 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Section 10.1 or 10.3, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the applicable Borrower's request and expense, to use reasonable efforts to cooperate with such Borrower to effectuate the provisions of Section 9.22(b) with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.11(a) as though it were a Lender; provided that such Participant agrees to be subject to Section 9.11(b) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the applicable Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant's interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant's interest in any Commitments, Loans, Letter of Credit Obligations or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit Obligations or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, no Agent (in its capacity as an Agent) shall have any responsibility for maintaining a Participant Register.

(d)Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(e)This Agreement shall become effective when it shall have been executed by Holdings, the Borrowers, the other Credit Parties signatory hereto and Agents and when US Agent shall have been notified by each Lender that such Lender has executed it. Thereafter, it shall be binding upon and inure to the benefit of, but only to the benefit of, Holdings, the Borrowers, the other Credit Parties hereto (in each case except for Article VIII), each Agent, each Lender and each L/C Issuer party hereto and, to the extent provided in Section 8.11, each other Secured Party and, in each case, their respective successors and permitted assigns. Except as expressly provided in any Loan Document (including in Section 8.9), none of Holdings, the Borrowers, any other Credit Party, any L/C Issuer or Agents shall have the right to assign any rights or obligations hereunder or any interest herein.

9.10Non-Public Information; Confidentiality.

(a)Non-Public Information. Each Agent, each Lender and each L/C Issuer acknowledges and agrees that it may receive material non-public information (“MNPI”) hereunder concerning the Credit Parties and their Affiliates and agrees to use such information in compliance with all relevant policies, procedures and applicable Requirements of Laws (including United States federal and state securities laws and regulations).

(b)Confidential Information. Each Lender, each L/C Issuer and each Agent agrees to use all reasonable efforts to maintain, in accordance with its customary practices, the confidentiality of information obtained by it pursuant to any Loan Document and designated in writing by any Credit Party as confidential, except that such information may be disclosed (i) with the Borrowers' consent, (ii) to Related Persons of such Lender, L/C Issuer or Agent, as the case may be, or to any Person that any L/C Issuer causes to issue Letters of Credit hereunder, that are advised of the confidential nature of such information and are instructed to keep such information confidential in accordance with the terms hereof, (iii) to the extent such information presently is or hereafter becomes (A) publicly available other than as a result of a breach of this Section 9.10 or (B) available to such Lender, L/C Issuer or Agent or any of their Related Persons, as the case may be, from a source (other than any Credit Party) not known by them to be subject to disclosure restrictions, (iv) to the extent disclosure is required by applicable Requirements of Law or other legal process or requested or demanded by any Governmental Authority, (v) to the extent necessary or customary for inclusion in league table measurements, (vi) (A) to the National Association of Insurance Commissioners or any similar organization, any examiner or any nationally recognized rating agency or (B) otherwise to the extent consisting of general portfolio information that does not identify Credit Parties, (vii) to current or prospective assignees, Participants (including the investors or prospective investors therein) or participants, direct or contractual counterparties to any Secured Swap Agreements and to their respective Related Persons, in each case to the extent such assignees, investors, participants, counterparties or Related Persons agree to be bound by provisions substantially similar to the provisions of this Section 9.10 (and such Person may disclose information to their respective Related Persons in accordance with clause (ii) above), (viii) to any other party hereto, and (ix) in connection with the exercise or enforcement of any right or remedy under any Loan Document, in connection with any litigation or other proceeding to which such Lender, L/C Issuer or Agent or any of their Related Persons is a party or bound, or to the extent necessary to respond to public statements or disclosures by Credit Parties or their Related Persons referring to a Lender, L/C Issuer or Agent or any of their Related Persons. In the event of any conflict between the terms of this Section 9.10 and those of any other Contractual Obligation entered into with any Credit Party (whether or not a Loan Document), the terms of this Section 9.10 shall govern. Any Person required to maintain the confidentiality of information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has otherwise complied in all material respects with this Section 9.10 and has exercised the same degree of care to maintain the confidentiality of such information as such Person would accord to its own confidential information.

(c)Tombstones. Each Credit Party consents to the publication by Agents or any Lender of advertising material relating to the financing transactions contemplated by this Agreement using a Borrower's or any other Credit Party's name, product photographs, logo or trademark. An Agent or such Lender shall provide a draft of any advertising material to Borrowers within a reasonable period of time prior to publication for review and consent (which consent shall not be unreasonably withheld) prior to the publication thereof.

(d)Press Release and Related Matters. No Credit Party shall, and no Credit Party shall permit any of its Affiliates to, issue any press release or other public disclosure (other than any document filed with any Governmental Authority relating to a public offering of securities of any Credit Party) using the name, logo or otherwise referring to Chase, Chase Canada or of any of their Affiliates, the Loan Documents or any transaction contemplated therein to which Agent is party without the prior consent of Chase or Chase Canada, as applicable, except to the extent required to do so under applicable Requirements of Law and then, only after consulting with Chase or Chase Canada, as applicable.

(e)Distribution of Materials to Lenders and L/C Issuers. The Credit Parties acknowledge and agree that the Loan Documents and all reports, notices, communications and other information or materials provided or delivered by, or on behalf of, the Credit Parties hereunder (collectively, the “Borrower Materials”) may be disseminated by, or on behalf of, Agents, and made available, to the Lenders and the L/C Issuers by posting such Borrower Materials on an E-System. The Credit Parties authorize Agents to download copies of their logos from its website and post copies thereof on an E-System.

(f)Material Non-Public Information. The Credit Parties hereby agree that if either they, any parent company or any Subsidiary of the Credit Parties has publicly traded equity or debt securities in the United States, they shall (and shall cause such parent company or Subsidiary, as the case may be, to) (i) identify in writing, and (ii) to the extent reasonably practicable, clearly and conspicuously mark such Borrower Materials that contain only information that is publicly available or that is not material for purposes of United States federal and state securities laws as “PUBLIC”. The Credit Parties agree that by identifying such Borrower Materials as “PUBLIC” or publicly filing such Borrower Materials with the Securities and Exchange Commission, then Agents, the Lenders and the L/C Issuers shall be entitled to treat such Borrower Materials as not containing any MNPI for purposes of United States federal and state securities laws. The Credit Parties further represent, warrant, acknowledge and agree that the following documents and materials shall be deemed to be PUBLIC, whether or not so marked, and do not contain any MNPI: (A) the Loan Documents, including the schedules and exhibits attached thereto, and (B) administrative materials of a customary nature prepared by the Credit Parties or Agents (including, Notices of Borrowing, Notices of Conversion/Continuation, L/C Requests, Swing Loan requests and any similar requests or notices posted on or through an E-System). Before distribution of any Borrower Materials, the Credit Parties agree to execute and deliver to Agent a letter authorizing distribution of the evaluation materials to prospective Lenders and their employees willing to receive MNPI, and a separate letter authorizing distribution of evaluation materials that do not contain MNPI and represent that no MNPI is contained therein.

9.11Set-off; Sharing of Payments.

(a)Right of Setoff. Each of each Agent, each Lender, each L/C Issuer and each Affiliate (including each branch office thereof) of any of them is hereby authorized, without notice or demand (each of which is hereby waived by each Credit Party), at any time and from time to time during the continuance of any Specified Event of Default and to the fullest extent permitted by applicable Requirements of Law, to set off and apply any and all deposits (whether general or special, time or demand, provisional or final) at any time held and other Indebtedness, claims or other obligations at any time owing by such Agent, such Lender, such L/C Issuer or any of their respective Affiliates to or for the credit or the account of a Borrower or any other Credit Party against any Obligation of any Credit Party now or hereafter existing, whether or not any demand was made under any Loan Document with respect to such Obligation and even though such Obligation may be unmatured. Each of each Agent, each Lender and each L/C Issuer agrees promptly to notify the Borrowers and Agents after any such setoff and application made by such Lender or its Affiliates; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights under this Section 9.11 are in addition to any other rights and remedies (including other rights of setoff) that Agents, the Lenders, the L/C Issuer, their Affiliates and the other Secured Parties, may have.

(b)Sharing of Payments, Etc. If any Lender, directly or through an Affiliate or branch office thereof, obtains any payment of any Obligation of any Credit Party (whether voluntary, involuntary or through the exercise of any right of setoff or the receipt of any Collateral or “proceeds” (as defined under the applicable UCC) of Collateral) other than pursuant to Section 9.9 or Article X and such payment exceeds the amount such Lender would have been entitled to receive if all payments had gone to, and been distributed by, Agents in accordance with the provisions of the Loan Documents, such Lender shall purchase (for cash at face value) from other Lenders such participations in their Obligations as necessary for such Lender to share such excess payment with such Lenders to ensure such payment is applied as though it had been received by Agents and applied in accordance with this Agreement (or, if such application would then be at the discretion of the Borrowers, applied to repay the Obligations in accordance herewith); provided, however, that (i) if such payment is rescinded or otherwise recovered from such Lender or L/C Issuer in whole or in part, such purchase shall be rescinded and the purchase price therefor to the extent of such rescission or recovery shall be returned to such Lender or L/C Issuer without interest, (ii) such Lender shall, to the fullest extent permitted by applicable Requirements of Law, be able to exercise all its rights of payment (including the right of setoff) with respect to such participation as fully as if such Lender were the direct creditor of the applicable Credit Party in the amount of such participation, and (iii) the provisions of this paragraph shall not be construed to apply to any payment made by any Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in Letter of Credit Obligations to any assignee or participant, other than to the applicable Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the applicable Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation. If a Defaulting Lender receives any such payment as described in the previous sentence, such Lender shall turn over such payments to the Appropriate Agent in an amount that would satisfy the cash collateral requirements set forth in Section 1.12.

9.12Counterparts; Facsimile Signature. This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart. Delivery of an executed signature page of this Agreement by facsimile transmission or Electronic Transmission shall be as effective as delivery of a manually executed counterpart hereof.

9.13Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

9.14Captions. The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

9.15Independence of Provisions. The parties hereto acknowledge that this Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters, and that such limitations, tests and measurements are cumulative and must each be performed, except as expressly stated to the contrary in this Agreement.

9.16Interpretation. This Agreement is the result of negotiations among and has been reviewed by counsel to Credit Parties, Agents, each Lender and other parties hereto, and is the product of all parties hereto. Accordingly, this Agreement and the other Loan Documents shall not be construed against the Lenders or Agents merely because of Agents' or Lenders' involvement in the preparation of such documents and agreements. Without limiting the generality of the foregoing, each of the parties hereto has had the advice of counsel with respect to Sections 9.18 and 9.19.

9.17No Third Parties Benefited. This Agreement is made and entered into for the sole protection and legal benefit of the Borrowers, the Lenders, the L/C Issuers party hereto, Agents and, subject to the provisions of Section 8.11, each other Secured Party, and their permitted successors and assigns, and no other

Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents. None of the Agents or any Lender shall have any obligation to any Person not a party to this Agreement or the other Loan Documents.

9.18Governing Law and Jurisdiction.

(a)Governing Law. The laws of the State of Texas shall govern all matters arising out of, in connection with or relating to this Agreement, including, without limitation, its validity, interpretation, construction, performance and enforcement.

(b)Submission to Jurisdiction. Any legal action or proceeding with respect to any Loan Document shall be brought exclusively in the courts of the State of Texas, City of Austin, Texas, or of the United States of America sitting in Austin, Texas and, by execution and delivery of this Agreement, the Borrowers and each other Credit Party executing this Agreement hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts; provided that nothing in this Agreement shall limit the right of Agents to commence any proceeding in the federal or state courts of any other jurisdiction to the extent an Agent determines that such action is necessary or appropriate to exercise its rights or remedies under the Loan Documents. The parties hereto (and, to the extent set forth in any other Loan Document, each other Credit Party) hereby irrevocably waive any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, that any of them may now or hereafter have to the bringing of any such action or proceeding in such jurisdictions.

(c)Service of Process. Each Credit Party hereby irrevocably waives personal service of any and all legal process, summons, notices and other documents and other service of process of any kind and consents to such service in any suit, action or proceeding brought in the United States of America with respect to or otherwise arising out of or in connection with any Loan Document by any means permitted by applicable Requirements of Law, including by the mailing thereof (by registered or certified mail, postage prepaid) to the address of the Borrowers specified herein (and shall be effective when such mailing shall be effective, as provided therein). Each Credit Party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(d)Non-Exclusive Jurisdiction. Nothing contained in this Section 9.18 shall affect the right of an Agent or any Lender to serve process in any other manner permitted by applicable Requirements of Law or commence legal proceedings or otherwise proceed against any Credit Party in any other jurisdiction.

9.19Waiver of Jury Trial. THE PARTIES HERETO, TO THE EXTENT PERMITTED BY LAW, WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, IN CONNECTION WITH OR RELATING TO, THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND ANY OTHER TRANSACTION CONTEMPLATED HEREBY AND THEREBY. THIS WAIVER APPLIES TO ANY ACTION, SUIT OR PROCEEDING WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE. EACH PARTY HERETO (A) CERTIFIES THAT NO OTHER PARTY AND NO RELATED PERSON OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

9.20Entire Agreement; Release; Survival. THE LOAN DOCUMENTS EMBODY THE ENTIRE AGREEMENT OF THE PARTIES AND SUPERSEDE ALL PRIOR AGREEMENTS AND UNDERSTANDINGS RELATING TO THE SUBJECT MATTER THEREOF AND ANY PRIOR LETTER OF INTEREST, COMMITMENT LETTER, CONFIDENTIALITY AND SIMILAR AGREEMENTS INVOLVING ANY CREDIT PARTY AND ANY LENDER OR ANY L/C ISSUER OR ANY OF THEIR RESPECTIVE AFFILIATES RELATING TO A FINANCING OF SUBSTANTIALLY SIMILAR FORM, PURPOSE OR EFFECT. IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF THIS AGREEMENT AND ANY OTHER LOAN DOCUMENT, THE TERMS OF THIS AGREEMENT SHALL GOVERN (UNLESS SUCH TERMS OF SUCH OTHER LOAN DOCUMENTS ARE NECESSARY TO COMPLY WITH APPLICABLE REQUIREMENTS OF LAW, IN WHICH CASE SUCH TERMS SHALL GOVERN TO THE EXTENT NECESSARY TO COMPLY THEREWITH).

(a)NOTICE UNDER TEXAS LAW - THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. THIS INSTRUMENT MAY BE AMENDED ONLY BY AN INSTRUMENT IN WRITING EXECUTED BY THE PARTIES HERETO.

(b)Execution of this Agreement by the Credit Parties constitutes a full, complete and irrevocable release of any and all claims which each Credit Party may have at law or in equity in respect of all prior discussions and understandings, oral or written, relating to the subject matter of this Agreement and the other Loan Documents. In no event shall any Indemnitee be liable on any theory of liability for any special, indirect, consequential or punitive damages (including any loss of profits, business or anticipated savings). Each of the Borrowers and each other Credit Party signatory hereto hereby waives, releases and agrees (and shall cause each other Credit Party to waive, release and agree) not to sue upon any such claim for any special, indirect, consequential or punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor.

(c)(i) Any indemnification or other protection provided to any Indemnitee pursuant to this Section 9.20, Sections 9.5 (Costs and Expenses), and 9.6 (Indemnity), and Articles VIII (Agent) and X (Taxes, Yield Protection and Illegality), and (ii) the provisions of Section 8.1 of the Guaranty and Security Agreement, in each case, shall (x) survive the termination of the Commitments and the payment in full of all other Obligations and (y) with respect to clause (i) above, inure to the benefit of any Person that at any time held a right thereunder (as an Indemnitee or otherwise) and, thereafter, its successors and permitted assigns.

9.21Patriot Act. Each Lender that is subject to the Patriot Act and Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) hereby notifies the Credit Parties that pursuant to the requirements of such laws, it is required to obtain, verify and record information that identifies each Credit Party, which information includes the name and address of each Credit Party and other information that will allow such Lender to identify each Credit Party in accordance with each such Act.

9.22Mitigation of Obligations; Replacement of Lender.

(a)If any Lender requests compensation or payment of additional costs as provided in Sections 10.1, 10.3 and/or 10.6, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 10.1, 10.3 and/or 10.6, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. Each Borrower hereby agrees to pay all reasonable costs and expenses incurred by any applicable Lender in connection with any such designation or assignment).

(b)If any Lender requests compensation or payment of additional costs as provided in Sections 10.1, 10.3 and/or 10.6, or if any Lender becomes a Defaulting Lender or a Non-Consenting Lender, then the applicable Borrower may, at its sole expense and effort, upon notice to such Lender and the applicable Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.9), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another applicable Lender, if such Lender accepts such assignment); provided that (i) such Borrower shall have received the prior written consent of the applicable Agent (and if a Revolving Loan Commitment is being assigned, the applicable L/C Issuer), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in L/C Reimbursement Obligations (and Swing Loans, if applicable), accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the applicable Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation or payments required to be made pursuant to Sections 10.1, 10.3 and/or 10.6, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the applicable Borrower to require such assignment and delegation cease to apply. Upon any such assignment and payment and compliance with the other provisions of Section 9.9, such replaced Lender shall no longer constitute a “Lender” for purposes hereof; provided, any rights of such replaced Lender to indemnification hereunder shall survive.

9.23Joint and Several. The obligations of (a) the Credit Parties hereunder and under the other Loan Documents are joint and several with respect to such Credit Parties in accordance and to the extent set forth herein and in the other Loan Documents and (b) the Canadian Credit Parties are joint and several with respect to such Credit Parties in accordance and to the extent set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, reference is hereby made to Article II of the Guaranty and Security Agreement, to which the obligations of the applicable Borrower and the other applicable Credit Parties are subject.

9.24Creditor-Debtor Relationship. The relationship between each Agent, each Lender and the L/C Issuer, on the one hand, and the Credit Parties, on the other hand, is solely that of creditor and debtor. No Secured Party has any fiduciary relationship or duty to any Credit Party arising out of or in connection with, and there is no agency, tenancy or joint venture relationship between the Secured Parties and the Credit Parties by virtue of, any Loan Document or any transaction contemplated therein.

ARTICLE X -

TAXES, YIELD PROTECTION AND ILLEGALITY

10.1Taxes.

(a)Withholding of Taxes; Gross-Up. Any and all payments by or on account of any obligation of any Credit Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by a withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Credit Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 10.1) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)Payment of Other Taxes by the Borrower. The Credit Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Appropriate Agent timely reimburse it for, Other Taxes.

(c)Evidence of Payments. As soon as practicable after any payment of Taxes by any Credit Party to a Governmental Authority pursuant to this Section 2.17, such Credit Party shall deliver to the Appropriate Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Appropriate Agent.

(d)Indemnification by the Loan Parties. The applicable Loan Parties shall jointly and severally indemnify each Recipient, within 15 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the applicable Borrower by a Lender (with a copy to the Appropriate Agent), or by the Appropriate Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error

(e)Indemnification by the Lenders. Each applicable Lender shall severally indemnify the Appropriate Agent, within 15 days after demand therefor accompanied by a certificate of the type described in Section 10.7 (with a copy to Agents), for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified such Agent for such Indemnified Taxes and without limiting the obligation of the applicable Loan Parties to do so), (ii) any Taxes attributable to such Lender's failure to comply with the provisions of Section 9.9(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Appropriate Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Agent to the Lender from any other source against any amount due to the Agent under this paragraph (e).

(f)Status of Lenders.

(i)Any Lender that is entitled to an exemption from, or reduction of, any applicable withholding Tax under the law of the jurisdiction in which the applicable Borrower is located, or any treaty to which such jurisdiction is a party, with respect to any payments under any Loan Document shall deliver to the applicable Borrower and the applicable Agent, at the time or times reasonably requested by such Borrower or such Agent, such properly completed and executed documentation reasonably requested by such Borrower or such Agent as will permit such payments to be made without, or at a reduced rate of, withholding. In addition, any Lender, if requested by the applicable Borrower or the applicable Agent, shall deliver such other documentation prescribed by law or reasonably requested by such Borrower or such Agent as will enable such Borrower or such Agent to determine whether or not such Lender is subject to any withholding (including backup withholding) or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 10.1(f)(ii)(1), (ii)(2) and (ii)(4) below) shall not be required if in the applicable Lender's judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. Upon the reasonable request of the applicable Borrower or the applicable Agent, any Lender shall update any form or certification previously delivered pursuant to this Section 10.1(f). If any form or certification previously delivered pursuant to this Section expires or becomes obsolete or inaccurate in any respect with respect to a Lender, such Lender shall promptly (and in any event within 10 days after such expiration, obsolescence or inaccuracy) notify the applicable Borrower and the applicable Agent in writing of such expiration, obsolescence or inaccuracy and update the form or certification if it is legally eligible to do so

(ii)Without limiting the generality of the foregoing, in the event that the applicable Borrower is a U.S. Person,

(1)any Lender with respect to such Borrower that is a U.S. Person shall deliver to the Borrower and the US Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding tax;

(2)any Lender with respect to such Borrower that is a Foreign Lender shall, to the extent it is legally entitled to do so, deliver to such Borrower and the US Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of such Borrower or the US Agent), whichever of the following is applicable:

a.in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the "interest" article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the "business profits" or "other income" article of such tax treaty;

b. executed originals of IRS Form W-8ECI;

c.in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit 10.1(f)-1 to the effect that such Foreign Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code, a "10 percent shareholder" of such Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a "controlled foreign corporation" described in Section 881(c)(3)(C) of the Code (a "U.S. Tax Compliance Certificate") and (y) executed originals of IRS Form W-8BEN; or

d.to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit 10.1(f)-2 or Exhibit 10.1(f)-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit 10.1(f)-4 on behalf of each such direct and indirect partner;

(3)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the applicable Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of such Borrower or such Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. Federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit such Borrower or such Agent to determine the withholding or deduction required to be made; and

(4)if a payment made to a Lender under any Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the applicable Borrower and the Agent at the time or times prescribed by law and at such time or times reasonably requested by such Borrower or such Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by such Borrower or such Agent as may be necessary for such Borrower and such Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender's obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (iv), "FATCA" shall include any amendments made to FATCA after the date of this Agreement.

(iii)Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the applicable Borrower and the Agent in writing of its legal inability to do so.

(g)Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 10.1 (including by the payment of additional amounts pursuant to this Section 10.1), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 10.1 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h)Survival. Each party's obligations under this Section 10.1 shall survive the resignation or replacement of any Agent or any assignment of rights by, or the replacement of, a Lender, the termination of all Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

(i)Defined Terms. For purposes of this Section 10.1, the term "Lender" includes any L/C Issuer and the term "applicable law" includes FATCA.

10.2Illegality. If after the date hereof any Lender shall determine that any Change in Law has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Lender or its Lending Office to make LIBOR Rate Loans, then, on notice thereof by such Lender to the US Borrower through US Agent, the obligation of that Lender to make LIBOR Rate Loans shall be suspended until such Lender shall have notified US Agent and the US Borrower that the circumstances giving rise to such determination no longer exists.

(a)Subject to clause (c) below, if any Lender shall determine that it is unlawful to maintain any LIBOR Rate Loan, the US Borrower shall prepay in full all LIBOR Rate Loans of such Lender then outstanding, together with interest accrued thereon, either on the last day of the Interest Period thereof if such Lender may lawfully continue to maintain such LIBOR Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such LIBOR Rate Loans, together with any amounts required to be paid in connection therewith pursuant to Section 10.4.

(b)If the obligation of any Lender to make or maintain LIBOR Rate Loans has been terminated, the US Borrower may elect, by giving notice to such Lender through US Agent that all Loans which would otherwise be made by any such Lender as LIBOR Rate Loans shall be instead Base Rate Loans.

(c)Before giving any notice to US Agent pursuant to this Section 10.2, the affected Lender shall designate a different Lending Office with respect to its LIBOR Rate Loans if such designation will avoid the need for giving such notice or making such demand and will not, in the judgment of the Lender, be illegal or otherwise disadvantageous to the Lender.

10.3Increased Costs and Reduction of Return.

(a)If any Agent, Lender or L/C Issuer shall determine that any Change in Law shall:

(i)impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBOR Rate) or any L/C Issuer;

(ii)impose on any Lender or any L/C Issuer or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or CDOR Rate Loans or LIBOR Rate Loans made by such Lender or any Letter of Credit or participation therein; or

(iii)subject any Agent, any Lender or any L/C Issuer to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing shall be to increase the cost to such Lender or L/C Issuer of making, funding or maintaining any CDOR Rate Loan or LIBOR Rate Loan (or of maintaining its obligation to make any such CDOR Rate Loan or LIBOR Rate Loan) or to increase the cost to such Lender or such L/C Issuer of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Agent, such Lender or such L/C Issuer hereunder (whether of principal, interest or otherwise), then the Borrowers shall be liable for, and shall from time to time, pay to the Appropriate Agent for the account of such Agent, Lender or L/C Issuer, additional amounts as are sufficient to compensate such Agent, Lender or L/C Issuer for such additional costs or reduction suffered, such amounts to be fully payable within fifteen (15) days of demand of such Agent, Lender or L/C Issuer accompanied by a certificate of the type described in Section 10.7 (with a copy to Agents); provided, however, that no Borrower shall be required to compensate any Agent, Lender or L/C Issuer pursuant to this subsection 10.3(a) for any amounts incurred more than 270 days prior to the date that such Agent, Lender or L/C Issuer notifies the Borrowers in writing of the amounts and of such Agent's, Lender's or L/C Issuer's intention to claim compensation thereof; provided, further, that if the event giving rise to such increase is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.
(b)If any Lender or L/C Issuer shall have determined that:

(i)any Change in Law regarding any Capital Adequacy Regulation; or

(ii)compliance by such Lender or L/C Issuer (or its Lending Office) or the Parent Company of such Lender or L/C Issuer, with any Capital Adequacy Regulation;

has or would have the effect of reducing the rate of return on such Lender's or L/C Issuer's capital or on the capital of such Lender's or L/C Issuer's Parent Company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such L/C Issuer, to a level below that which such Lender or such L/C Issuer or such Lender's or such L/C Issuer's Parent Company could have achieved but for such Change in Law or compliance (taking into consideration such Lender's or such L/C Issuer's policies and the policies of such Lender's or such L/C Issuer's Parent Company with respect to capital adequacy and liquidity), then from time to time the Borrowers will pay to such Lender or such L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or such L/C Issuer or such Lender's or such L/C Issuer's Parent Company for any such reduction suffered within fifteen (15) days of demand of such Lender or L/C Issuer accompanied by a certificate of the type described in Section 10.7 (with a copy to Agents); provided, however, that no Borrower shall be required to compensate any Lender or L/C Issuer pursuant to this subsection 10.3(b) for any amounts incurred more than 270 days prior to the date that such Lender or L/C Issuer notifies the Borrowers in writing of the amounts and of such Lender's or L/C Issuer's intention to claim compensation thereof; provided, further, that if the event giving rise to such increase is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

10.4Break Funding Payments. In the event of (a) the payment of any principal of any LIBOR Rate Loan or any CDOR Rate Loan, other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any LIBOR Rate Loan or any CDOR Rate Loan, as applicable, other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any LIBOR Rate Loan or any CDOR Rate Loan, on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 1.6 and is revoked in accordance therewith), or (d) the assignment of any LIBOR Rate Loan or any CDOR Rate Loan, other than on the last day of the Interest Period applicable thereto as a result of a request by a Borrower pursuant to Section 9.22, then, in any such event, the Borrowers shall compensate each applicable Lender for the loss, cost and expense attributable to such event. In the case of a LIBOR Rate Loan or any CDOR Rate Loan, such loss, cost or expense to any applicable Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount determined by such Lender to be the excess, if any, of (A) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBOR Rate or the CDOR Rate, as applicable, that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (B) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for US Dollar deposits of a comparable amount and period to such LIBOR Rate Loan from other banks in the eurodollar market, or for Canadian Dollar deposits of a comparable amount and period to such CDOR Rate Loan from other banks in the Canadian Dollar bankers' acceptance market, as applicable, plus (ii) actual out-of-pocket losses, costs or expenses incurred by such Lender as a result of such event. The Borrowers shall pay such Lender such amounts within fifteen (15) days of demand of such Lender accompanied by a certificate of the type described in Section 10.7 (with a copy to Agents).

10.5Inability to Determine Rates.

(a)If US Agent shall have determined in good faith that for any reason adequate and reasonable means do not exist for ascertaining the Adjusted LIBOR Rate for any requested Interest Period with respect to a proposed LIBOR Rate Loan or that the Adjusted LIBOR Rate applicable pursuant to subsection 1.3(a) for any requested Interest Period with respect to a proposed LIBOR Rate Loan does not adequately and fairly reflect the cost to the applicable US Lenders of funding or maintaining such US Loan, US Agent will forthwith give notice of such determination to the US Borrower and each US Lender. Thereafter, the obligation of the US Lenders to make or maintain LIBOR Rate Loans hereunder shall be suspended until US Agent revokes such notice in writing. Upon receipt of such notice, the US Borrower may revoke any Notice of Borrowing or Notice of Conversion/Continuation then submitted by it. If the US Borrower does not revoke such notice, the applicable US Lenders shall make, convert or continue the applicable US Loans, as proposed by the US Borrower, in the amount specified in the applicable notice submitted by the US Borrower, but such US Loans shall be made, converted or continued as Base Rate Loans.

(b)If Canadian Agent shall have determined in good faith that for any reason adequate and reasonable means do not exist for ascertaining the CDOR Rate for any requested CDOR Period with respect to a proposed CDOR Rate Loan or that the CDOR Rate applicable pursuant to subsection 1.3(a) for any requested CDOR Period with respect to a proposed CDOR Rate Loan does not adequately and fairly reflect the cost to the Canadian Lenders of funding or maintaining such Canadian Revolving Loan, Canadian Agent will forthwith give notice of such determination to the Canadian Borrower and each Canadian Lender. Thereafter, the obligation of the Canadian Lenders to make or maintain CDOR Rate Loans hereunder shall be suspended until Canadian Agent revokes such notice in writing. Upon receipt of such notice, the Canadian Borrower may revoke any Notice of Borrowing or Notice of Conversion/Continuation then submitted by it.

If the Canadian Borrower does not revoke such notice, the applicable Lenders shall make, convert or continue the applicable Canadian Revolving Loans, as proposed by the Canadian Borrower, in the amount specified in the applicable notice submitted by the Canadian Borrower, but such Canadian Revolving Loans shall be made, converted or continued as Canadian Prime Rate Loans.

10.6Reserves on LIBOR Rate Loans. The Borrowers shall pay to each Lender, as long as such Lender shall be required under regulations of the Federal Reserve Board to maintain reserves (except any such reserve requirement reflected in the Adjusted LIBOR Rate) with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional costs on the unpaid principal amount of each LIBOR Rate Loan equal to actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent manifest error), payable on each date on which interest is payable on such Loan provided the Borrower shall have received at least fifteen (15) days' prior written notice (with a copy to US Agent) of such additional interest from the Lender. If a Lender fails to give notice fifteen (15) days prior to the relevant Interest Payment Date, such additional interest shall be payable fifteen (15) days from receipt of such notice.

10.7Certificates of Agents, Lenders and L/C Issuers. Any Agent, Lender or L/C Issuer claiming reimbursement or compensation pursuant to this Article X shall deliver to the applicable Borrower(s) (with a copy to the Appropriate Agent) a certificate setting forth in reasonable detail the amount payable to such Agent, Lender or L/C Issuer hereunder and such certificate shall be conclusive and binding on the Borrowers in the absence of manifest error.

ARTICLE XI -

DEFINITIONS
11.1Defined Terms. The following terms are defined in the Sections or subsections referenced opposite such terms:

“Affected Lender”	9.22
“Aggregate Excess Funding Amount”	1.1(c)
“Borrower” and “Borrowers”	Preamble
“Borrower Materials”	9.10(d)
“Canadian Borrower”	Preamble
“Canadian L/C Reimbursement Agreement”	1.1(e)
“Canadian L/C Reimbursement Date”	1.1(e)
“Canadian Lender” and “Canadian Lenders”	Recitals
“Canadian Revolving Loan”	1.1(b)
“Canadian Revolving Loan Commitment”	1.1(b)
“Canadian Swing Loan”	1.1(f)
“Capital Expenditures”	Exhibit 4.2(b)
“Chase”	Preamble
“Chase Canada”	Preamble
“EBITDA”	Exhibit 4.2(b)
“Event of Default”	7.1
“Fixed Charge Coverage Ratio”	Exhibit 4.2(b)
“Holdings”	Recitals
“Indemnified Matters”	9.6

“Indemnitee”	9.6
“Interest Coverage Ratio”	Exhibit 4.2(b)
“Interest Expense”	Exhibit 4.2(b)
“Investments”	5.4
“L/C Request”	1.1(c)
“L/C Sublimit”	1.1(c)
“Lender” and “Lenders”	Preamble
“Letter of Credit Fee”	1.9(b)
“Leverage Ratio”	Exhibit 4.2(b)
“Maximum Lawful Rate”	1.3(d)
“Maximum Canadian Revolving Loan Balance”	1.1(b)
“Maximum US Revolving Loan Balance	1.1(b)
“MNPI”	9.10(a)
“Non-Consenting Lender”	9.1(f)
“Notice of Conversion/Continuation”	1.6(a)
“Original Credit Agreement”	Preamble
“Participant”	9.9(c)
“Participant Register”	9.9(c)
“Permitted Liens”	5.1
“Register”	1.4(b)
“Restricted Payments”	5.11
“Replacement Lender”	9.22
“Sale”	9.9(a)
“Settlement Date”	1.11(b)
“Swingline Sublimit”	1.1(c)
“Swingline Request”	1.1(c)
“Ticking Fee”	1.9(c)
“Ticking Fee Termination Date”	1.9(c)
“Unused Commitment Fee”	1.9(a)
“US Borrower”	Preamble
“US L/C Reimbursement Agreement”	1.1(c)
“US L/C Reimbursement Date”	1.1(c)
“US Revolving Lender” and “US Revolving Lenders”	Recitals
“US Revolving Loan”	1.1(b)
“US Revolving Loan Commitment”	1.1(b)
“US Swing Loan”	1.1(d)
“US Term Lender” and “US Term Lenders”	Recitals
“US Term Loan”	1.1(a)
“US Term Loan Commitment”	1.1(a)

In addition to the terms defined elsewhere in this Agreement, the following terms have the following meanings:
“Account” means, as at any date of determination, all “accounts” (as such term is defined in the UCC or PPSA) of a Borrower and its Subsidiaries, including, without limitation, the unpaid portion of the obligation of a customer of such Borrower or any of its Subsidiaries in respect of Inventory purchased by and shipped to such customer and/or the rendition of services by such Borrower or such Subsidiary, as stated on the respective invoice of such Borrower or such Subsidiary, net of any credits, rebates or offsets owed to such customer.
“Acquisition” means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of fifty percent (50%) of the Stock and Stock Equivalents of any Person or otherwise causing any Person to become a Subsidiary of the Borrower, or (c) a merger, amalgamation or consolidation or any other combination with another Person.
“Adjusted LIBOR Rate” means, with respect to any LIBOR Rate Loan for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBOR Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.
“Administrative Questionnaire” means an administrative questionnaire in a form supplied to a Lender (or prospective Lender) by the US Agent.
“Affiliate” means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract or otherwise. Without limitation, any director, executive officer or beneficial owner of five percent (5%) or more of the Stock (either directly or through ownership of Stock Equivalents) of a Person shall for the purposes of this Agreement, be deemed to be an Affiliate of such Person. Notwithstanding the foregoing, neither any Agent nor any Lender shall be deemed an “Affiliate” of any Credit Party or of any Subsidiary of any Credit Party solely by reason of the provisions of the Loan Documents.
“Agent” means the US Agent or the Canadian Agent.
“Aggregate Availability” means, as of any date of determination, the amount by which (a) the Aggregate US Revolving Loan Commitment exceeds (b) the sum of the US Dollar Equivalent of (i) the aggregate outstanding principal of all Revolving Loans, and (ii) the aggregate amount of all Letter of Credit Obligations.
“Aggregate Canadian Revolving Loan Commitment” means the combined Canadian Revolving Loan Commitment of each of the Canadian Lenders, which shall at all times be equal to the amount of the Aggregate US Revolving Loan Commitment then in effect, as such amount may be reduced or increased from time to time pursuant to this Agreement.
“Aggregate US Revolving Loan Commitment” means the combined US Revolving Loan Commitment of each of the US Revolving Lenders, which shall be (a) initially in the amount of $50,000,000 at all times prior to the closing and consummation of the Second Lien Indebtedness Redemption, and (b) increased to the amount of $60,000,000 simultaneously with the closing and consummation of the Second Lien Indebtedness Redemption, as such amount may be reduced or increased from time to time pursuant to this Agreement.
“Aggregate US Term Loan Commitment” means the combined US Term Loan Commitment of each of the US Term Lenders, which shall initially be in the amount of $135,000,000, as such amount may be reduced or increased from time to time pursuant to this Agreement.
“Applicable Margin” means, for any day, with respect to any LIBOR Rate Loan, CDOR Rate Loan, Base Rate Loan or Canadian Prime Rate Loan, or with respect to the Unused Commitment Fee, as the case may be, the applicable rate per annum set forth below under the caption “Adjusted LIBOR Rate Spread/CDOR Rate Spread”, “Base Rate Spread/Canadian Prime Rate Spread” or “Unused Commitment Fee Rate”, as the case may be, based upon the Leverage Ratio, provided that until the effective date of the first adjustment in the Applicable Margin occurring after the Closing Date in accordance with the terms set forth below, the “Applicable Margin” shall be the applicable rate per annum set forth below in Category 2.

Leverage Ratio	Adjusted LIBOR Rate Spread/CDOR Rate Spread/ Canadian Prime Rate Spread	Base Rate Spread	Unused Commitment Fee Rate
Category 1: ≥ 2.00 to 1.0	2.75%	1.75%	0.45%
Category 2: < 2.00 to 1.0, but ≥ 1.50 to 1.0	2.5%	1.5%	0.4%
Category 3: < 1.50 to 1.0, but ≥ 1.00 to 1.0	2.25%	1.25%	0.35%
Category 4: < 1.00 to 1.0	2%	1%	0.3%

For purposes of the foregoing, (a) the Applicable Margin shall be determined as of the end of each Fiscal Quarter (commencing with the first Fiscal Quarter which occurs and ends in its entirety after the closing) based upon the Leverage Ratio during the most recently ended Fiscal Quarter and (b) each change in the Applicable Margin shall be effective on and including the fifth (5th) Business Day after the date of delivery to the US Agent of the consolidated financial statements of Holdings indicating such change. Notwithstanding the foregoing, the “Applicable Margin” shall be the applicable rate per annum set forth above in Category 1 during the period that any Specified Event of Default exists.
“Appropriate Agent” means (a) the US Agent with respect to advances, payments, enforcement and administration of US Revolving Loans, US Term Loans, US Swing Loans, US Revolving Loan Commitments, US Term Loan Commitments, US Letters of Credit and any Collateral Documents in favor of US Agent and any communications with US Lenders and US Borrower, and (b) the Canadian Agent with respect to advances, payments, enforcement and administration of Canadian Revolving Loans, Canadian Swing Loans, Canadian Revolving Loan Commitments, Canadian Letters of Credit and any Collateral Documents in favor of Canadian Agent and any communications with Canadian Borrower and Canadian Lenders.
“Approved Fund” means any Person (other than a natural Person) that (a) is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the Ordinary Course of Business and (b) is administered or managed by (i) a Lender, (ii) any Affiliate of a Lender or (iii) any Person (other than an individual) or any Affiliate of any Person (other than an individual) that administers or manages a Lender.
“Assignment” means an assignment agreement entered into by a Lender, as assignor, and any Person, as assignee, pursuant to the terms and provisions of Section 9.9 (with the consent of any party whose consent is required by Section 9.9) and accepted by the Appropriate Agent, substantially in the form of Exhibit 11.1

(a) or any other form approved by Agents and, so long as no Event of Default then exists, reasonably acceptable to the US Borrower.
“Attorney Costs” means and includes all reasonable fees and disbursements of any law firm or other external counsel.
“Banking Services” means each and any of the Canadian Banking Services and US Banking Services.
“Bankruptcy Code” means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. §101, et seq.).
“Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the US Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus ½ of one percent (0.50%) and (c) the Adjusted LIBOR Rate for a one month interest period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus one percent (1%), provided that, for the avoidance of doubt, the Adjusted LIBOR Rate for any day shall be based on the rate appearing on the Reuters Screen LIBOR01 Page (or on any successor or substitute page) at approximately 11:00 a.m. London time on such day (without any rounding). Any change in the Base Rate due to a change in the US Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBOR Rate shall be effective from and including the effective date of such change in the US Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBOR Rate, respectively.
“Base Rate Loan” means a Loan that bears interest based on the Base Rate.
“Benefit Plan” means any employee benefit plan as defined in Section 3(3) of ERISA (whether governed by the laws of the United States or otherwise) to which any Credit Party incurs or otherwise has any obligation or liability, contingent or otherwise.
“Borrowing” means a borrowing hereunder consisting of Loans of the same Class made to or for the benefit of a Borrower on the same day by the Lenders pursuant to Article I.
“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in Toronto and New York City are authorized or required by law to remain closed; provided that, when used in connection with a LIBOR Rate Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in US Dollar deposits in the London interbank market.
"Cafeteria Plan Flex Account" means the bank deposit account (or if more than one, the aggregate of all such accounts) established and maintained by the US Borrower from time to time to serve as collateral for stored value card transactions under the health and/or dependent care flexible spending account components of the US Borrower's cafeteria plan for employees, as such plan exists now or may be amended in the future, but in each case only to the extent such accounts are established and maintained in accordance with applicable laws and qualify under Section 125 of the Code.
“Canadian Agent” means Chase Canada, in its capacity as administrative agent for the Canadian Lenders hereunder, and any successor administrative agent.
“Canadian Banking Services” means each and any of the following bank services provided to any Canadian Credit Party by a Canadian Lender or any of its Affiliates: (a) commercial credit cards, (b) stored value or purchasing cards, (c) foreign currency exchange facilities, and (d) treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, overdrafts and interstate depository network services).

“Canadian Benefit Plans” means any plan, fund, program, or policy, whether oral or written, formal or informal, funded or unfunded, insured or uninsured, providing material employee benefits, including medical, hospital care, dental, sickness, accident, disability, life insurance, pension, retirement or savings benefits, under which any Credit Party has any liability with respect to any employee or former employee, but excluding any Canadian Pension Plans.
“Canadian Credit Parties” means the Canadian Borrower and each other Person (i) which executes a guaranty of the Canadian Obligations, (ii) which grants a Lien on all or substantially all of its assets to secure payment of the Canadian Obligations and (iii) all of the Stock of which is pledged to the Canadian Agent for the benefit of the Canadian Secured Parties.
“Canadian Dollars” or “CDN $” means lawful currency of Canada.
“Canadian L/C Issuer” means any Canadian Lender or an Affiliate thereof or a bank or other legally authorized Person, in each case, reasonably acceptable to Canadian Agent, in such Person's capacity as an issuer of Canadian Letters of Credit hereunder.
“Canadian L/C Reimbursement Obligations” means, for any Canadian Letter of Credit, the obligation of the Canadian Borrower to the Canadian L/C Issuer thereof or to Canadian Agent, as and when matured, to pay all amounts drawn under such Canadian Letter of Credit.
“Canadian Letter of Credit” means documentary or standby letters of credit issued for the account of the Canadian Borrower by Canadian L/C Issuers, and bankers' acceptances issued by Canadian Borrower, for which Canadian Agent and Lenders have incurred Canadian Letter of Credit Obligations.
“Canadian Letter of Credit Obligations” means all outstanding obligations incurred by Canadian Agent and Canadian Lenders at the request of the Canadian Borrower, whether direct or indirect, contingent or otherwise, due or not due, in connection with the issuance of Canadian Letters of Credit by Canadian L/C Issuers or the purchase of a participation as set forth in subsection 1.1(e) with respect to any Canadian Letter of Credit. The amount of such Canadian Letter of Credit Obligations shall at any time be equal to the sum of (a) the aggregate undrawn amount of all outstanding Canadian Letters of Credit at such time plus (b) the aggregate amount of all payments made by any Canadian L/C Issuers pursuant to a Canadian Letter of Credit that have not yet been reimbursed by or on behalf of the Canadian Borrower at such time.
“Canadian Loans” means Canadian Revolving Loans and Canadian Swing Loans.
“Canadian Obligations” means all Canadian Loans, and other Indebtedness, advances, debts, liabilities, obligations, covenants and duties owing by any Credit Party to any Canadian Lender, Canadian Agent, any Canadian L/C Issuer, any Canadian Secured Swap Provider or any other Person required to be indemnified, that arises under any Loan Document, any Swap Agreement or any Canadian Banking Services, whether or not for the payment of money, whether arising by reason of an extension of credit, loan, guaranty, indemnification or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired.
“Canadian Pension Plans” means each pension plan required to be registered under Canadian federal or provincial law that is maintained or contributed to by a Credit Party for its employees or former employees, but does not include the Canada Pension Plan or the Quebec Pension Plan as maintained by the Government of Canada or the Province of Quebec, respectively.
“Canadian Prime Rate” means, for any day, the rate per annum determined by Canadian Agent to be the greater of (i) the rate of interest per annum most recently announced or established by Chase Canada as its reference rate in effect on such day for determining interest rates for Canadian Dollar denominated commercial loans in Canada and commonly known as “prime rate” (or its equivalent or analogous such rate), such rate not being intended to be the lowest rate of interest charged by Chase Canada and (ii) the sum of (a) the yearly interest rate to which the one-month CDOR Rate is equivalent plus (b) one percent (1.0%). Any change in any interest rate provided for in the Agreement based upon the Canadian Prime Rate shall take effect at the time of such change in the Canadian Prime Rate. No adjustments shall be made to account for the difference between the number of days in a year on which the rates referred to in this definition are based and the number of days in a year on the basis of which interest is calculated in this Agreement.
“Canadian Prime Rate Loan” means a Loan that bears interest based on the Canadian Prime Rate.
“Canadian Revolving Note” means a promissory note of the Canadian Borrower payable to a Canadian Lender in substantially the form of Exhibit 11.1(d) hereto, evidencing Indebtedness of the Canadian Borrower under the Canadian Revolving Loan Commitment of such Lender.
“Canadian Secured Parties” means Canadian Agent, each Canadian Lender, each Canadian L/C Issuer and each other holder of a Canadian Obligation.
“Canadian Secured Swap Provider” means (i) a Canadian Lender or an Affiliate of a Canadian Lender (or a Person who was a Canadian Lender or an Affiliate of a Canadian Lender at the time of execution and delivery of a Swap Agreement) who has entered into a Swap Agreement with any Canadian Credit Party, or (ii) a Person with whom any Canadian Credit Party has entered into a Swap Agreement provided or arranged by Chase Canada or an Affiliate of Chase Canada, and any assignee thereof.
“Canadian Subsidiaries” means Canadian Borrower (as the context may require) and any Subsidiary incorporated, organized or otherwise formed under the laws of Canada or any province or territory thereof.
“Canadian Swingline Commitment” means $10,000,000.
“Canadian Swingline Lender” means, each in its capacity as Canadian Swingline Lender hereunder, Chase Canada or, upon the resignation of Chase Canada as Canadian Agent hereunder, any Lender (or Affiliate or Approved Fund of any Lender) that agrees, with the approval of Canadian Agent (or, if there is no such successor Canadian Agent, the Required Canadian Lenders) and the Canadian Borrower, to act as the Canadian Swingline Lender hereunder.
“Canadian Swingline Note” means a promissory note of the Canadian Borrower payable to the Canadian Swingline Lender, in substantially the form of Exhibit 11.1(e) hereto, evidencing the Indebtedness of the Canadian Borrower to the Canadian Swingline Lender resulting from the Swing Loans made to the Canadian Borrower by the Canadian Swingline Lender.
“Capital Adequacy Regulation” means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of or liquidity requirements for any Lender or of any Parent Company of a Lender.
“Capital Lease” means any leasing or similar arrangement which, in accordance with GAAP, is classified as a capital lease; provided, for purposes of clarity, such classification shall be in accordance with GAAP as in effect on the date hereof unless and to the extent the requisite parties hereto agree otherwise pursuant to and in accordance with Section 11.3.

“Capital Lease Obligations” means the capitalized amount of all monetary obligations of any Credit Party or any Subsidiary of any Credit Party under any Capital Leases.
“Cash Equivalents” means (a) any readily-marketable securities (i) issued by, or directly, unconditionally and fully guaranteed or insured by the Canadian or US federal government or (ii) issued by any agency of the Canadian or US federal government the obligations of which are fully backed by the full faith and credit of the Canadian federal government or the US federal government, as applicable, (b) any readily-marketable direct obligations issued by any other agency of the Canadian or US federal government, any province, territory or state thereof or any political subdivision of any such province, territory or state or any public instrumentality thereof, in each case having a rating of at least “A-1” from S&P or at least “P-1” from Moody's, (c) any commercial paper rated at least “A-1” by S&P or “P-1” by Moody's and issued by any Person organized under the laws of Canada or any province or territory thereof or any state of the United States, (d) any Dollar- or Canadian Dollar-denominated time deposit, insured certificate of deposit, overnight bank deposit or bankers' acceptance issued or accepted by (i) any Lender or (ii) any commercial bank that is (A) organized under the laws of Canada, the United States, any province or state thereof or the District of Columbia and (B) having combined capital, surplus and undivided profits in excess of $250,000,000, and (e) shares of any Canadian or United States money market fund that (i) has substantially all of its assets invested continuously in the types of investments referred to in clause (a), (b), (c) or (d) above with maturities as set forth in the proviso below, (ii) has net assets in excess of $500,000,000 and (iii) has obtained from either S&P or Moody's the highest rating obtainable for money market funds in Canada or the United States; provided, however, that the maturities of all obligations specified in any of clauses (a), (b), (c) or (d) above shall not exceed 365 days.
“CDN $ Denominated Canadian Loans” means Canadian Revolving Loans denominated in CDN $.
“CDOR Period” means with respect to any CDOR Rate Loan, the period commencing on the Business Day such Loan is disbursed or continued or on the Conversion Date on which a Canadian Prime Rate Loan is converted to a CDOR Rate Loan and ending on the date one, two, three or six months thereafter, as selected by the Canadian Borrower in its Notice of Revolving Borrowing or Notice of Conversion/Continuation; provided that:
(a)if any CDOR Period pertaining to a CDOR Rate Loan would otherwise end on a day which is not a Business Day, that CDOR Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such CDOR Period into another calendar month, in which event such CDOR Period shall end on the immediately preceding Business Day; and

(b)any CDOR Period pertaining to a CDOR Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such CDOR Period) shall end on the last Business Day of the calendar month at the end of such CDOR Period.

“CDOR Rate” means, in respect of any CDOR Period applicable to a CDOR Rate Loan, the Canadian deposit offered rate which, in turn means on any day the sum of (a) the annual rate of interest determined with reference to the arithmetic average of the discount rate quotations of all institutions listed in respect of the relevant CDOR Period for Canadian Dollar-denominated bankers' acceptances displayed and identified as such on the “Reuters Screen CDOR Page” as defined in the International Swap Dealer Association, Inc. definitions, as modified and amended from time to time, as of 10:00 a.m. Toronto local time on such day and, if such day is not a Business Day, then on the immediately preceding Business Day (as adjusted by the Canadian Agent after 10:00 a.m. Toronto local time to reflect any error in the posted rate of interest or in the posted average annual rate of interest) plus (b) 0.10% per annum; provided that if such rates are not available on the Reuters Screen CDOR Page on any particular day, then the Canadian deposit offered rate component of such rate on that day shall be calculated as the cost of funds quoted by the Canadian Agent to raise Canadian dollars for the applicable CDOR Period as of 10:00 a.m. Toronto local time on such day for commercial loans or other extensions of credit to businesses of comparable credit risk; or if such day is not a Business Day, then as quoted by the Canadian Agent on the immediately preceding Business Day.
“CDOR Rate Loan” means a Loan that bears interest based on the CDOR Rate.
“Change in Law” means (a) the adoption of any law, rule, regulation or treaty (including any rules or regulations issued under or implementing any existing law) after the date of this Agreement, (b) any change in any law, rule, regulation or treaty or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or any L/C Issuer (or, for purposes of Section 10.3(b), by any Lending Office of such Lender or by such Lender's or the L/C Issuer's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder, issued in connection therewith or in implementation thereof, and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented.
“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are US Revolving Loans, Canadian Revolving Loans, US Term Loans, US Swing Loans or Canadian Swing Loans.
“Closing Date” means the date of this Agreement.
“Code” means the Internal Revenue Code of 1986.
“Collateral” means all Property and interests in Property and proceeds thereof now owned or hereafter acquired by any Credit Party, any of their respective Subsidiaries and any other Person who has granted a Lien to an Agent, in or upon which a Lien is granted or purported to be granted now or hereafter exists in favor of any Lender or an Agent for the benefit of Agents, Lenders and other Secured Parties, whether under this Agreement or under any other documents executed by any such Persons and delivered to the Appropriate Agent in connection with the Loan Documents.
“Collateral Documents” means, collectively, the Guaranty and Security Agreements, the Mortgages, each Control Agreement and all other security agreements, pledge agreements, patent and trademark security agreements, lease assignments, guarantees and other similar agreements, and all amendments, restatements, modifications or supplements thereof or thereto, by or between any one or more of any Credit Party, any of their respective Subsidiaries or any other Person pledging or granting a lien on Collateral or guaranteeing the payment and performance of the Obligations, and any Lender or an Agent for the benefit of Agents, the Lenders and other Secured Parties now or hereafter delivered to the Lenders or an Agent pursuant to or in connection with the transactions contemplated hereby, and all financing statements (or comparable documents now or hereafter filed in accordance with the UCC, the PPSA or comparable law) against any such Person as debtor in favor of any Lender or an Agent for the benefit of Agents, the Lenders and the other Secured Parties, as secured party, as any of the foregoing may be amended, restated and/or modified from time to time.

“Commitment” means, for each Lender, the sum of its US Revolving Loan Commitment, Canadian Revolving Loan Commitment and US Term Loan Commitment provided in no event shall the sum of all Commitments exceed $195,000,000 (as may be increased in accordance with the terms of Section 1.13).
“Commitment Percentage” means, as to any Lender, the percentage equivalent of such Lender's US Revolving Loan Commitment, Canadian Revolving Loan Commitment or US Term Loan Commitment, as applicable, divided by the Aggregate US Revolving Loan Commitment, Aggregate Canadian Revolving Loan Commitment or Aggregate US Term Loan Commitment, as applicable; provided, that following acceleration of the Loans, such term means, as to any Lender, the percentage equivalent of the US Dollar Equivalent of the principal amount of the Loans held by such Lender, divided by the US Dollar Equivalent of the aggregate principal amount of the Loans held by all Lenders.
"Compliance Certificate" means a certificate in the form of Exhibit 4.2(b), or such other form acceptable to the Agent.
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person: (a) with respect to any Indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; (b) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; (c) under any Swap Agreement; (d) to make take-or-pay or similar payments if required regardless of nonperformance by any other party or parties to an agreement; or (e) for the obligations of another Person through any agreement to purchase, repurchase or otherwise acquire such obligation or any Property constituting security therefor, to provide funds for the payment or discharge of such obligation or to maintain the solvency, financial condition or any balance sheet item or level of income of another Person. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if not a fixed and determined amount, the maximum amount so guaranteed or supported.
“Contractual Obligations” means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its Property is bound.
“Control Agreement” means a deposit account, securities account or commodities account control agreement by and among the applicable Credit Party, the Appropriate Agent, the agent/trustee under the Second Lien Indenture and the depository, securities intermediary or commodities intermediary, and each in form and substance reasonably satisfactory to the Appropriate Agent and in any event providing to the Appropriate Agent “control” of such deposit account, securities or commodities account within the meaning of Articles 8 and 9 of the UCC and the Securities Transfer Act, 2006 (Ontario) or the comparable statutes in provinces and territories of Canada other than Ontario for such accounts located in those jurisdictions. For certainty, for a Canadian bank account, such term shall also refer to a “blocked account” agreement with respect to such bank account, notwithstanding that the execution and delivery of such agreement is not a perfection requirement.

“Conversion Date” means any date on which a Borrower converts (a) a Base Rate Loan to a LIBOR Rate Loan or a LIBOR Rate Loan to a Base Rate Loan or (b) a Canadian Prime Rate Loan to a CDOR Rate Loan or a CDOR Rate Loan to a Canadian Prime Rate Loan.
“Copyrights” means all rights, title and interests (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to copyrights and all mask work, database and design rights, whether or not registered or published, all registrations and recordations thereof and all applications in connection therewith.
“Credit Parties” means the US Credit Parties and the Canadian Credit Parties.
“Default” means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.
“Defaulting Lender” means any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or Swing Loans or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies an Agent and the US Borrower in writing that such failure is the result of such Lender's good faith determination that a condition precedent to funding (specifically identified and including the particular Default, if any) has not been satisfied, (b) has notified any Borrower or any Credit Party in writing, or has made a public statement, to the effect that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender's good faith determination that a condition precedent to funding a Loan under this Agreement (specifically identified and including the particular Default, if any) cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by a Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations to fund prospective Loans and participations in then outstanding Letters of Credit and Swing Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party's receipt of such certification in form and substance satisfactory to it and the applicable Agent, or (d) has become (or its Parent Company has become) the subject of a Lender Insolvency Event.
“Disposition” means (a) the sale, lease, conveyance or other disposition of Property, other than sales or other dispositions expressly permitted under Section 5.2 other than subsections 5.2(b), 5.2(h) and 5.2(m), and (b) the sale or transfer by a Borrower or any Subsidiary of a Borrower of any Stock or Stock Equivalent issued by a Subsidiary of such Borrower and held by such transferor Person.
“Dollar Denominated Canadian Loans” means Canadian Revolving Loans denominated in Dollars.
“Dollars”, “dollars” and “$” each mean lawful money of the United States of America.
“Domestic Subsidiary” means any Subsidiary incorporated, organized or otherwise formed under the laws of the United States, any state thereof or the District of Columbia.
“Deutsche LC Facility” means that certain Credit Agreement Letter dated as of December 15, 2005 by and among Thermon Europe B.V., Thermon Benelux B.V. and ABN AMRO Bank N.V. (including its successor, Deutsche Bank), together with any new letter of credit and/or revolving credit facilities made available to such Foreign Subsidiaries by Deutsche Bank or another comparable bank or financial institution that replace or refinance such Credit Agreement and that do not provide for (i) a maximum principal amount of Indebtedness in excess of that available under such Credit Agreement, (ii) interest rates and fees that, in the reasonable, good faith business judgment of the Borrowers, materially exceed then-prevailing market rates and fees or (ii) terms and conditions (including, but not limited to, representations and warranties, covenants and events of default) materially more burdensome for or restrictive upon such Foreign Subsidiaries, in each case, as agreements may be amended, restated, supplemented or otherwise modified from time to time to the extent not prohibited hereunder.
“Electronic Transmission” means each document, instruction, authorization, file, information and any other communication transmitted, posted or otherwise made or communicated by e-mail or E-Fax, or otherwise to or from an E-System or other equivalent service.
“Environmental Laws” means all Requirements of Law and Permits imposing liability or standards of conduct for or relating to the regulation and protection of human health, safety, the workplace, the environment and natural resources, and including public notification requirements and environmental transfer of ownership, notification or approval provisions relating thereto.
“Environmental Liabilities” means all Liabilities (including costs of Remedial Actions, natural resource damages and costs and expenses of investigation and feasibility studies) that may be imposed on, incurred by or asserted against any Credit Party or any Subsidiary of any Credit Party as a result of, or related to, any claim, suit, action, investigation, proceeding or demand by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law or otherwise, arising under any Environmental Law or in connection with any environmental, health or safety condition or with any Release and resulting from the ownership, lease, sublease or other operation or occupation of property by any Credit Party or any Subsidiary of any Credit Party, whether on, prior or after the date hereof.
“Equipment” means all “equipment” (as defined in the UCC or PPSA), now owned or hereafter acquired by a Credit Party, wherever located.
“ERISA” means the Employee Retirement Income Security Act of 1974.
“ERISA Affiliate” means, collectively, any Credit Party and any Person under common control or treated as a single employer with, any Credit Party, within the meaning of Section 414(b), (c), (m) or (o) of the Code.
“ERISA Event” means any of the following: (a) a reportable event described in Section 4043(b) of ERISA (or, unless the 30-day notice requirement has been duly waived under the applicable regulations, Section 4043(c) of ERISA) with respect to a Title IV Plan; (b) the withdrawal of any ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (c) the complete or partial withdrawal of any ERISA Affiliate from any Multiemployer Plan; (d) with respect to any Multiemployer Plan, the filing of a notice of reorganization, insolvency or termination (or treatment of a plan amendment as termination) under Section 4041A of ERISA; (e) the filing of a notice of intent to terminate a Title IV Plan (or treatment of a plan amendment as termination) under Section 4041 of ERISA; (f) the institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by the PBGC; (g) the failure to make any required contribution to any Title IV Plan or Multiemployer Plan when due; (h) the imposition of a lien under Section 412 or 430(k) of the Code or Section 303 or 4068 of ERISA on any property (or rights to property, whether real or personal) of any ERISA Affiliate; (i) the failure of a Benefit Plan or any trust thereunder intended to qualify for tax exempt status under Section 401 or 501 of the Code or other Requirements of Law to qualify thereunder; (j) a Title IV plan is in “at risk” status within the meaning of Code Section 430(i); (k) a Multiemployer Plan is in “endangered status” or “critical status” within the meaning of Section 432(b) of the Code; and (l) any other event or condition that might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or for the imposition of any material liability upon any ERISA Affiliate under Title IV of ERISA other than for PBGC premiums due but not delinquent.
“Event of Loss” means, with respect to any Property, any of the following: (a) any loss, destruction or damage of such Property; or (b) any actual condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such Property, or confiscation of such Property or the requisition of the use of such Property.
“Excluded Equity Issuance” means Net Issuance Proceeds resulting from the issuance of (a) Stock or Stock Equivalents by Holdings to directors, management or employees of a Credit Party, (b) Stock or Stock Equivalents by a Subsidiary of a Borrower to such Borrower or another Subsidiary of such Borrower constituting an Investment permitted hereunder, (c) Stock or Stock Equivalents by a Borrower to Holdings constituting an Investment permitted hereunder, (d) Stock or Stock Equivalents by a Foreign Subsidiary of such Foreign Subsidiary to qualify directors where required pursuant to a Requirement of Law or to satisfy other requirements of applicable law, in each instance, with respect to the ownership of Stock of Foreign Subsidiaries and (e) Stock or Stock Equivalents of Holdings, to the extent the proceeds thereof are used to finance Capital Expenditures or Permitted Acquisitions.
"Excluded Taxes" means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. Federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 9.22(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 10.1, amounts with respect to such Taxes were payable either to such Lender's assignor immediately before such Lender acquired the applicable interest in a Loan or Commitment or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient's failure to comply with Section 10.1(f), and (d) any U.S. Federal withholding Taxes imposed under FATCA.
"Exempted Accounts" means (i) any payroll account so long as amounts on deposit therein do not exceed the reasonably estimated payroll obligations of such Person and such amounts are deposited therein immediately prior to any required payroll date, (ii) any withholding tax, benefits, escrow, customs, trust or any other fiduciary account, (iii) zero balance deposit account provided the amount on deposit therein does not exceed the amount necessary to cover outstanding checks, amounts necessary to maintain minimum deposit requirements and amounts necessary to pay the depositary institution's fees and expenses, (iv) any deposit account maintained with a foreign bank (other than a foreign bank located in Canada), (v) Cafeteria Plan Flex Accounts and (vi) any petty cash deposit accounts maintained at a financial institution for which a Control Agreement has not otherwise been obtained, so long as, with respect to this clause (vi), the aggregate amount on deposit in each such petty cash account does not exceed the US Dollar Equivalent of $500,000 at any one time and the aggregate amount on deposit in all such petty cash accounts does not exceed the US Dollar Equivalent of $1,000,000 at any one time.
"Existing Letters of Credit" means those certain letters of credit issued or guaranteed by any of the Prior Lenders pursuant to the terms of the Original Credit Agreement which are described in Schedule 11.1 and which are hereby deemed to be and constitute a Letter of Credit issued by the US L/C Issuer or the Canadian L/C Issuer, as applicable, for purposes of this Agreement, including without limitation, with respect to payment of applicable fees with respect to the Existing Letters of Credit in accordance with the terms of Section 1.9(b) to the extent attributable to periods after the Closing Date.
“E-Fax” means any system used to receive or transmit faxes electronically.
“E-System” means any electronic system approved by an Agent, including Intralinks® and ClearPar® and any other Internet or extranet-based site, whether such electronic system is owned, operated or hosted by an Agent, any of its Related Persons or any other Person, providing for access to data protected by passcodes or other security system.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code.
“Federal Flood Insurance” means Federally backed Flood Insurance available under the National Flood Insurance Program to owners of real property improvements located in Special Flood Hazard Areas in a community participating in the National Flood Insurance Program.
“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the US Agent from three Federal funds brokers of recognized standing selected by it.
“Federal Reserve Board” means the Board of Governors of the Federal Reserve System, or any entity succeeding to any of its principal functions.
“FEMA” means the Federal Emergency Management Agency, a component of the U.S. Department of Homeland Security that administers the National Flood Insurance Program.
“Final Availability Date” means the earlier of the Revolving Termination Date and one (1) Business Day prior to the Revolving Termination Date.
“FIRREA” means the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended.
“First Tier Foreign Subsidiary” means a Foreign Subsidiary held by a Credit Party (i) directly or (ii) indirectly through a Foreign Subsidiary that is a disregarded entity for purposes of the Code.
“Fiscal Quarter” means any of the quarterly accounting periods of the Credit Parties ending on March 31, June 30, September 30 and December 31 of each calendar year.
“Fiscal Year” means any of the annual accounting periods of the Credit Parties ending on March 31 of each calendar year.

“Flood Insurance” means, for any Real Estate located in a Special Flood Hazard Area, Federal Flood Insurance or private insurance that meets the requirements set forth by FEMA in its Mandatory Purchase of Flood Insurance Guidelines. Flood Insurance shall be in an amount equal to the full, unpaid balance of the Loans and any prior liens on the Real Estate up to the maximum policy limits set under the National Flood Insurance Program, or as otherwise required by Agent, with deductibles not to exceed $50,000.
“Foreign Lender” means (a) if the applicable Borrower is a U.S. Person, a Lender, with respect to such Borrower, that is not a U.S. Person, and (b) if the applicable Borrower is not a U.S. Person, a Lender, with respect to such Borrower, that is resident or organized under the laws of a jurisdiction other than that in which such Borrower is resident for tax purposes.
“Foreign Subsidiary” means, with respect to any Person, a Subsidiary of such Person, which Subsidiary is not a Domestic Subsidiary.
“Funded Indebtedness” means, as of any date of measurement, all Indebtedness of Holdings and its Subsidiaries as of the date of measurement (other than Indebtedness of the type described in clauses (c), (e), (g), (h) and (i) (other than with respect to clause (i), guarantees of Indebtedness of others of the type not described in clauses (e), (g) and (h) of the definition of Indebtedness) of the definition of Indebtedness).
“GAAP” means generally accepted accounting principles in the United States set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), including, without limitation, the FASB Accounting Standards Codification™, which are applicable to the circumstances as of the date of determination, subject to Section 11.3 hereof.
“Governmental Authority” means any nation or government, any state, provincial or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.
“Guaranty and Security Agreement” means (a) that certain Guaranty and Security Agreement, dated as of August 7, 2012, made by the US Credit Parties in favor of US Agent, for the benefit of the Secured Parties, as the same may be amended, restated and/or modified from time to time, and (b) that certain Guaranty and Security Agreement, dated as of August 7, 2012, made by the Canadian Credit Parties in favor of Canadian Agent, for the benefit of the Canadian Secured Parties, as the same may be amended, restated and/or modified from time to time.
“Hazardous Materials” means any substance, material or waste that is regulated or otherwise gives rise to liability under any Environmental Law, including but not limited to any “Hazardous Waste” as defined by the Resource Conservation and Recovery Act (RCRA) (42 U.S.C. § 6901 et seq. (1976)), any “Hazardous Substance” as defined under the Comprehensive Environmental Response, Compensation, and Liability Act (CERCLA) (42 U.S.C. §9601 et seq. (1980)), any contaminant, pollutant, petroleum or any fraction thereof, asbestos, asbestos containing material, polychlorinated biphenyls, mold, and radioactive substances or any other substance that is toxic, ignitable, reactive, corrosive, caustic, or dangerous.
“Headquarters Property” means that certain real property located at (a) 100, 100-5, 200, 202, 204, 206, 208 and 209 Thermon Drive, San Marcos, Texas 78666, and (b) 100, 250 and 300 Barnes Drive, San Marcos, Texas 78666.

“Holdings Loans” means intercompany loans made by a Borrower to Holdings to the extent that, at the time such loan is made, a Restricted Payment from such Borrower to Holdings would be permitted under Section 5.11 and provided that (i) the proceeds of such loans are used for the purposes specified in Section 5.11, (ii) at the request of the Appropriate Agent, such loans are evidenced by promissory notes, the sole originally executed copy of which shall be pledged to the Appropriate Agent, for the benefit of the applicable Secured Parties, as security for the Obligations and (iii) such Holdings Loan shall be treated as a Restricted Payment for purposes of this Agreement, including, without limitation, determining compliance with Section 5.11.
"Houston Property" means that certain real property located at 2810 Mowery Road, Houston, Texas 77045.
“Indebtedness” of any Person means, without duplication: (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of Property or services, including earnouts (other than trade payables entered into in the Ordinary Course of Business); (c) the face amount of all letters of credit issued for the account of such Person and without duplication, all drafts drawn thereunder and all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments issued by such Person; (d) all payment obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of Property, assets or businesses; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to Property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such Property); (f) all Capital Lease Obligations; (g) the principal balance outstanding under any synthetic lease, off-balance sheet loan or similar off balance sheet financing product; (h) all indebtedness referred to in clauses (a) through (g) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in Property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness; and (i) all Contingent Obligations described in clause (a) of the definition thereof in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (h) above.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Credit Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.
“Ineligible Institution” means (a) a natural person, (b) a Defaulting Lender, (c) any Borrower or any of its Affiliates, or (d) a company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person; provided that, such company, investment vehicle or trust shall not constitute an Ineligible Institution if it (w) has been established for the primary purpose of acquiring any Loans or Commitments, (x) is managed by a professional advisor, who is not such natural person or a relative thereof, having significant experience in the business of making or purchasing commercial loans, (y) has assets greater than $25,000,000 and a significant part of its activities consist of making or purchasing commercial loans and similar extensions of credit in the ordinary course of its business, and (z) if after giving effect to any proposed assignment to such Person, such Person would hold less than 25% of the then outstanding Loans or Commitments, as the case may be.
“Insolvency Law” means any of the Bankruptcy and Insolvency Act (Canada), the Companies' Creditors Arrangement Act (Canada), the Winding-Up and Restructuring Act (Canada), or the reorganization arrangement provisions of the Canada Business Corporations Act or similar provincial legislation, each as now and hereafter in effect, any successors to such statutes and any other applicable insolvency or other similar law of any jurisdiction, including any law of any jurisdiction permitting a debtor to obtain a stay or a compromise of the claims of its creditors against it.
“Insolvency Proceeding” means (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, arrangement, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in each case in (a) and (b) above, undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code and any Insolvency Law.
“Intellectual Property” means all rights, title and interests in or relating to intellectual property and industrial property arising under any Requirement of Law and all IP Ancillary Rights relating thereto, including all Copyrights, Patents, Trademarks, Internet Domain Names, Trade Secrets and IP Licenses.
“Intercreditor Agreement” means that certain Intercreditor Agreement dated April 30, 2010, by and among General Electric Capital Corporation, as the original First Lien Agent thereunder (with the US Agent having replaced General Electric Capital Corporation as the First Lien Agent thereunder in accordance with the terms of Section 4.3(a) of said Intercreditor Agreement), the Credit Parties and the Second Lien Collateral Agent, as the same may be amended, restated and/or modified from time to time subject to the terms thereof.
“Interest Payment Date” means, (a) with respect to any LIBOR Rate Loan or CDOR Rate Loan (other than a LIBOR Rate Loan or a CDOR Rate Loan having an Interest Period or CDOR Period, as applicable, of six (6) months) the last day of each Interest Period or CDOR Period, as applicable, applicable to such Loan, (b) with respect to any LIBOR Rate Loan or CDOR Rate Loan having an Interest Period or CDOR Period, as applicable, of six (6) months, the last day of each three (3) month interval and, without duplication, the last day of such Interest Period or CDOR Period, as applicable, and (c) with respect to Base Rate Loans and Canadian Prime Rate Loans (including Swing Loans) the first day of each Fiscal Quarter.
“Interest Period” means, with respect to any LIBOR Rate Loan, the period commencing on the Business Day such Loan is disbursed or continued or on the Conversion Date on which a Base Rate Loan is converted to the LIBOR Rate Loan and ending on the date one, two, three or six months thereafter, as selected by the Borrower in its Notice of Borrowing or Notice of Conversion/Continuation; provided that:
(c)if any Interest Period pertaining to a LIBOR Rate Loan would otherwise end on a day which is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day; and

(d)any Interest Period pertaining to a LIBOR Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period.

“Internet Domain Name” means all right, title and interest (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to internet domain names.
“Inventory” means all of the “inventory” (as such term is defined in the UCC or PPSA) of a Borrower and its Subsidiaries, including, but not limited to, all merchandise, raw materials, parts, supplies, work in process and finished goods intended for sale, together with all the containers, packing, packaging, shipping and similar materials related thereto, and including such inventory as is temporarily out of such Borrower's or such Subsidiary's custody or possession, including inventory on the premises of others and items in transit.
“IP Ancillary Rights” means, with respect to any other Intellectual Property, as applicable, all foreign counterparts to, and all divisionals, reversions, continuations, continuations-in-part, reissues, reexaminations, renewals and extensions of, such Intellectual Property and all income, royalties, proceeds and Liabilities at any time due or payable or asserted under or with respect to any of the foregoing or otherwise with respect to such Intellectual Property, including all rights to sue or recover at law or in equity for any past, present or future infringement, misappropriation, dilution, violation or other impairment thereof, and, in each case, all rights to obtain any other IP Ancillary Right.
“IP License” means all Contractual Obligations (and all related IP Ancillary Rights), whether written or oral, granting any right, title and interest in or relating to any Intellectual Property.
“IRS” means the Internal Revenue Service of the United States and any successor thereto.
“Issue” means, with respect to any Letter of Credit, to issue, extend the expiration date of, renew (including by failure to object to any automatic renewal on the last day such objection is permitted), increase the face amount of, or reduce or eliminate any scheduled decrease in the face amount of, such Letter of Credit, or to cause any Person to do any of the foregoing. The terms “Issued” and “Issuance” have correlative meanings.
“ITA” means the Income Tax Act (Canada).
“L/C Issuer” means a US L/C Issuer or Canadian L/C Issuer.
“L/C Reimbursement Obligation” means a US L/C Reimbursement Obligation or a Canadian L/C Reimbursement Obligation.
“Lender Insolvency Event” means, with respect to any Lender or its Parent Company, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business, appointed for it, or, in the good faith determination of the Appropriate Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Lender Insolvency Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or Canada or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality), to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.
“Lending Office” means, with respect to any Lender, the office or offices of such Lender specified as its “Lending Office” beneath its name on the applicable signature page hereto, or such other office or offices of such Lender as it may from time to time notify the Borrower and Agent.
“Letter of Credit” means a US Letter of Credit or Canadian Letter of Credit.
“Letter of Credit Obligations” means US Letter of Credit Obligations and Canadian Letter of Credit Obligations.

“Liabilities” means all claims, actions, suits, judgments, damages, losses, liability, obligations, responsibilities, fines, penalties, sanctions, costs, fees, taxes, commissions, charges, disbursements and expenses, in each case of any kind or nature (including interest accrued thereon or as a result thereto and fees, charges and disbursements of financial, legal and other advisors and consultants), whether joint or several, whether or not indirect, contingent, consequential, actual, punitive, treble or otherwise.
“LIBOR Rate” means, with respect to any LIBOR Rate Loan for any Interest Period, the rate appearing on Reuters Screen LIBOR01 Page (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the US Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the “LIBO Rate” with respect to such LIBOR Rate Loan for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the US Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period. Notwithstanding the above, to the extent that “LIBOR” or “Adjusted LIBOR Rate” is used in connection with a Base Rate Loan, such rate shall be determined as modified by the definition of Base Rate.
“LIBOR Rate Loan” means a Loan that bears interest based on the Adjusted LIBOR Rate.
“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or otherwise) or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a Capital Lease, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the UCC, the PPSA or any comparable law) and any contingent or other agreement to provide any of the foregoing, but not including the interest of a lessor under a lease which is not a Capital Lease.
“Loan” means an extension of credit by a Lender to a Borrower pursuant to Article I, and may be a Base Rate Loan, a LIBOR Rate Loan, a CDOR Rate Loan or a Canadian Prime Rate Loan.
“Loan Documents” means this Agreement, the Notes, the Collateral Documents, any Letter of Credit applications or similar documents, the Intercreditor Agreement and all agreements executed and delivered to any Agent, any L/C Issuer and/or any Lender in connection with any of the foregoing.
“Margin Stock” means “margin stock” as such term is defined in Regulation T, U or X of the Federal Reserve Board.
“Material Adverse Effect” means: (a) a material adverse change in, or a material adverse effect upon, the operations, business, Properties, or financial condition of the Credit Parties taken as a whole; (b) a material impairment of the ability of any Credit Party, any Subsidiary of any Credit Party or any other Person (other than Agents or Lenders) to perform in any material respect its material obligations under any Loan Document; or (c) a material adverse effect upon (i) the legality, validity, binding effect or enforceability of any material Loan Document, or (ii) the perfection or priority of any Lien granted to the Lenders or to an Agent for the benefit of the Secured Parties on any material portion of the Collateral under any of the Collateral Documents.

“Material Environmental Liabilities” means Environmental Liabilities exceeding the US Dollar Equivalent of $5,000,000 in the aggregate.
“Minor Acquisition” means an Acquisition in respect of which the total consideration paid or payable (including without limitation, all transaction costs, assumed Indebtedness and Liabilities incurred, assumed or reflected on a consolidated balance sheet of the Credit Parties and their Subsidiaries after giving effect to such Acquisition and the maximum amount of all deferred payments, including earnouts) does not exceed the US Dollar Equivalent of $3,000,000.
“Moody's” means Moody's Investors Services Inc. and any successor thereto.
“Mortgage” means any deed of trust, leasehold deed of trust, mortgage, leasehold mortgage, deed to secure debt, leasehold deed to secure debt or other document creating a Lien on Real Estate or any interest in Real Estate.
“Multiemployer Plan” means any multiemployer plan, subject to Title IV of ERISA, as defined in Section 3(37) or 4001(a)(3) of ERISA, as to which any ERISA Affiliate incurs or otherwise has any obligation or liability, contingent or otherwise.
“National Flood Insurance Program” means the program created by the U.S. Congress pursuant to the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973, as revised by the National Flood Insurance Reform Act of 1994, that mandates the purchase of flood insurance to cover real property improvements located in Special Flood Hazard Areas in participating communities and provides protection to property owners through a Federal insurance program.
“Net Issuance Proceeds” means, in respect of any issuance of debt or equity, cash proceeds (including cash proceeds as and when received in respect of non-cash proceeds received or receivable in connection with such issuance), net of underwriting discounts, transaction taxes paid or payable as a result thereof and reasonable out-of-pocket costs, fees and expenses (including commissions, professional and transaction fees) paid or incurred in connection therewith in favor of any Person not an Affiliate of a Borrower.
“Net Proceeds” means proceeds in cash (including cash proceeds as and when received in respect of non-cash proceeds received or receivable in connection with such Disposition, including, without limitation, cash proceeds generated from checks or other cash equivalent financial instruments (including Cash Equivalents)) as and when received by the Person making a Disposition and insurance proceeds received on account of an Event of Loss, net of: (a) in the event of a Disposition (i) the direct costs relating to such Disposition excluding amounts payable to the Credit Parties or their Subsidiaries, (ii) sale, gain, use or other transaction taxes paid or payable as a result thereof, (iii) amounts required to be applied to repay principal, interest and prepayment premiums and penalties on Indebtedness secured by a Lien on the asset which is the subject of such Disposition and (iv) the amount of cash reserves or escrows established in connection with purchase price adjustments and retained liabilities; provided however, when such cash or escrow is released to a Credit Party or one of its Subsidiaries, the amount so released shall be deemed to be Net Proceeds hereunder at such time and (b) in the event of an Event of Loss, (i) all money actually applied to repair, reconstruct or replace the damaged Property or Property affected by the condemnation or taking, (ii) all of the costs and expenses reasonably incurred in connection with the collection of such proceeds, award or other payments, (iii) any amounts retained by or paid to parties having superior rights to such proceeds, awards or other payments and (iv) the amount of cash reserves established to fund contingent liabilities reasonably estimated to be payable; provided however, when such cash, if any, as may remain after the satisfaction of such contingent liability is released from such reserve, it shall be deemed to be Net Proceeds hereunder at such time. After netting out the items in clauses (a) and (b) of the foregoing definition, as applicable, if the amount of Net Proceeds would be less than zero, such amount shall be deemed to equal zero.
“Note” means any Revolving Note, any US Term Note or any Swingline Note and “Notes” means all such Notes.
“Notice of Borrowing” means either a Notice of Revolving Borrowing or a Notice of US Term Loan Borrowing, as applicable.
“Notice of Revolving Borrowing” means a notice given by a Borrower to the Appropriate Agent pursuant to Sections 1.5(a) or 1.5(b), in substantially the form of Exhibit 11.1(b) hereto.
“Notice of US Term Loan Borrowing” means a notice given by the US Borrower to the US Agent pursuant to Section 1.5(c), in substantially the form of Exhibit 11.1(c) hereto.
“Obligations” means US Obligations and Canadian Obligations.
“Ordinary Course of Business” means, in respect of any transaction involving any Person, the ordinary course of such Person's business, as conducted by any such Person in accordance with past practice and undertaken by such Person in good faith and not for purposes of evading any covenant or restriction in any Loan Document.
“Organization Documents” means, (a) for any corporation, the certificate or articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation, and any shareholder rights agreement, (b) for any partnership, the partnership agreement and, if applicable, certificate of limited partnership, (c) for any limited liability company, the operating agreement and articles or certificate of formation or (d) any other document setting forth the manner of election or duties of the officers, directors, managers or other similar persons, or the designation, amount or relative rights, limitations and preference of the Stock of a Person.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.19).
“Parent” means Thermon Group Holdings, Inc., a Delaware corporation.
“Parent Company” means, with respect to a Lender, the bank holding company (as defined in Federal Reserve Board Regulation Y), if any, of such Lender, and/or any Person owning, beneficially or of record, directly or indirectly, a majority of the shares of such Lender.
“Patents” means all rights, title and interests (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to letters patent and applications therefor.

“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, P.L. 107-56, as amended.
“PBGC” means the United States Pension Benefit Guaranty Corporation any successor thereto.
“Permits” means, with respect to any Person, any permit, approval, authorization, license, registration, certificate, concession, grant, franchise, variance or permission from, any Governmental Authority, in each case whether or not having the force of law and applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
“Permitted Acquisition” means any Acquisition by (i) a US Credit Party (other than Holdings) of substantially all of the assets or line or division of a Target, other than a Target whose assets are located in Canada, (ii) Canadian Borrower or a Canadian Subsidiary of Canadian Borrower of substantially all of the assets of a Target, other than a Target whose assets are located in the United States, (iii) a US Credit Party (other than Holdings) or a Subsidiary of a US Credit Party of 100% of the Stock and Stock Equivalents of a Target other than a target organized under the laws of Canada or any province thereof, (iv) Canadian Borrower or a Subsidiary of Canadian Borrower of 100% of the Stock and Stock Equivalents of a Target other than a target organized under the laws of the United States or any state thereof, (v) any other Foreign Subsidiary of the Credit Parties that is not a Canadian Subsidiary of Canadian Borrower of substantially all of the assets of a Target, other than a Target whose assets are located in the United States or Canada, or (vi) any other Foreign Subsidiary of the Credit Parties that is not a Canadian Subsidiary of Canadian Borrower of 100% of the Stock and Stock Equivalents of a Target other than a target organized under the laws of the United States or any state thereof, or Canada, in each case, to the extent that each of the following conditions shall have been satisfied:
(a)    the US Borrowers shall have furnished to the Agents and Lenders at least ten (10) Business Days prior to the consummation of such Acquisition (or such shorter period to which US Agent may consent) (1) an executed term sheet and/or commitment letter (setting forth in reasonable detail the terms and conditions of such Acquisition) and, at the request of the US Agent and to the extent available, such other information and documents that the US Agent may reasonably request, including, without limitation, executed counterparts of the respective agreements, documents or instruments pursuant to which such Acquisition is to be consummated (including, without limitation, any related management, non-compete, employment, option or other material agreements), any schedules to such agreements, documents or instruments and all other material ancillary agreements, instruments and documents to be executed or delivered in connection therewith, (2) to the extent available, copies of the Target's three (3) most recent annual income statements and balance sheets, audited by the Target's independent accountants, if available, together with the most recent interim financial statements then available, (3) pro forma financial statements of Borrowers and their Subsidiaries after giving effect to the consummation of such Acquisition, (4) a certificate of a Responsible Officer of the Borrowers demonstrating that the Leverage Ratio of the Credit Parties as in effect on the date of consummation of such Permitted Acquisition (after giving effect thereto and using Adjusted EBITDA computed for the twelve month period ending on the last day of the most recent Fiscal Quarter for which financial statements have been delivered to Agents) after giving effect to the consummation of such Acquisition is less than or equal to (x) 2.50 to 1.00 at any time through and including March 30, 2015, and (y) 2.25 to 1.00 at any time on and after March 31, 2015, and (5) to the extent available, copies of such other agreements, instruments and other documents (including, without limitation, the Loan Documents required by Section 4.12) as the US Agent reasonably shall request; provided, the deliveries set forth in clauses (3) and (4) above shall not be required for Minor Acquisitions;
(b)    the Borrowers and their Subsidiaries (including any new Subsidiary) shall execute and deliver the agreements, instruments and other documents as and to the extent required by Section 4.12;

(e)such Acquisition shall not be hostile and shall have been approved by the board of directors (or other similar body) and/or the stockholders or other equity holders of the Target;

(f)no Default or Event of Default shall then exist or would exist after giving effect thereto;

(g)after giving effect to such Acquisition, the sum of (y) Aggregate Availability and (z) the aggregate amount of unrestricted cash of the US Credit Parties and the Canadian Credit Parties, in each instance, maintained in deposit accounts which are subject to a deposit account control agreement in favor of the applicable Agent, equals an amount not less than $7,500,000;

(h)the total consideration paid or payable (including without limitation, all transaction costs, assumed Indebtedness and Liabilities incurred, assumed or reflected on a consolidated balance sheet of the Credit Parties and their Subsidiaries after giving effect to such Acquisition and the maximum amount of all deferred payments, including earnouts, but excluding any such amounts paid or funded with the Net Issuance Proceeds of an Excluded Equity Issuance) for all Acquisitions consummated during the term of this Agreement shall not exceed the US Dollar Equivalent of $100,000,000 in the aggregate for all such Acquisitions; and

(i)the Target has EBITDA, subject to pro forma adjustments acceptable to US Agent, for the most recent four quarters prior to the acquisition date for which financial statements are available, greater than zero.

“Permitted Refinancing” means Indebtedness constituting a refinancing or extension of Indebtedness permitted under subsection 5.5(c), 5.5(d), 5.5(p) or 5.5(q) that (a) has an aggregate outstanding principal amount not greater than the aggregate principal amount of the Indebtedness being refinanced or extended, (b) has a weighted average maturity (measured as of the date of such refinancing or extension) and maturity no shorter than that of the Indebtedness being refinanced or extended, (c) is not entered into as part of a sale leaseback transaction, (d) is not secured by a Lien on any assets other than the collateral securing the Indebtedness being refinanced or extended, (e) the obligors of which are the same as the obligors of the Indebtedness being refinanced or extended and (f) is otherwise on terms no less favorable to the Credit Parties or their Subsidiaries, taken as a whole, than those of the Indebtedness being refinanced or extended.
“Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or Governmental Authority.
“Pledged Collateral” has the meaning specified in the Guaranty and Security Agreement and shall include any other Collateral required to be delivered to an Agent pursuant to the terms of any Collateral Document.
“PPSA” means the Personal Property Security Act (Ontario) and the Regulations thereunder, as from time to time in effect, provided, however, if attachment, perfection or priority of Canadian Agent's security interests in any Collateral are governed by the personal property security laws of any jurisdiction other than Ontario, PPSA shall mean those personal property security laws in such other jurisdiction for the purposes of the provisions hereof relating to such attachment, perfection or priority and for the definitions related to such provisions.
“Prior Claims” means all Liens created by applicable law (in contrast with Liens voluntarily granted) which rank or are capable of ranking prior or pari passu with Canadian Agent's security interests (or interests similar thereto under applicable law) against all or part of the Collateral, including for amounts owing for employee source deductions, goods and services taxes, sales taxes, harmonized sales taxes, municipal taxes, workers' compensation, Quebec corporate taxes, pension fund obligations, Wage Earner Protection Program Act obligations and overdue rents.
“Prior Indebtedness” means the Indebtedness and obligations under the Original Credit Agreement and the related loan documentation.
“Prior Lenders” means, collectively, Chase, as US administrative agent and the US lender, and Chase Canada, as Canadian administrative agent the Canadian lender under the Original Credit Agreement.
“Property” means any interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.
“Real Estate” means any real property owned, leased, subleased or otherwise operated or occupied by any Credit Party or any Subsidiary of any Credit Party.
"Recipient" means, as applicable, (a) any Agent, (b) any Lender and (c) any L/C Issuer.
“Related Persons” means, with respect to any Person, each Affiliate of such Person and each director, officer, employee, agent, trustee, representative, attorney, accountant and each insurance, environmental, legal, financial and other advisor (including those retained in connection with the satisfaction or attempted satisfaction of any condition set forth in Article II) and other consultants and agents of or to such Person or any of its Affiliates.
“Releases” means any release, threatened release, spill, emission, leaking, pumping, pouring, emitting, emptying, escape, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Material into or through the environment.
“Remedial Action” means all actions required to (a) clean up, remove, treat or in any other way address any Hazardous Material in the indoor or outdoor environment, (b) prevent or minimize any Release so that a Hazardous Material does not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment or (c) perform pre remedial studies and investigations and post-remedial monitoring and care with respect to any Hazardous Material.
“Required Canadian Lenders” means at any time (a) Canadian Lenders then holding more than fifty percent (50%) of the sum of the Aggregate Canadian Revolving Loan Commitments then in effect, or (b) if the Aggregate Canadian Revolving Loan Commitments have terminated, Canadian Lenders then holding more than fifty percent (50%) of the sum of the US Dollar Equivalent of the aggregate outstanding amount of Canadian Revolving Loans, the US Dollar Equivalent of outstanding Canadian Letter of Credit Obligations, the US Dollar Equivalent of amounts of participations in Canadian Swing Loans and the US Dollar Equivalent of the principal amount of unparticipated portions of Canadian Swing Loans.
“Required Lenders” means at any time Lenders then holding more than fifty percent (50%) of the sum of (a) the Aggregate US Revolving Loan Commitment then in effect, or if the Aggregate US Revolving Loan Commitment has terminated, the US Dollar Equivalent of the aggregate unpaid principal amount of Revolving Loans (other than Swing Loans) then outstanding, outstanding Letter of Credit Obligations, amounts of participations in Swing Loans and the principal amount of unparticipated portions of Swing Loans, and (b) the Aggregate US Term Loan Commitment then in effect, or if the US Term Loans have been advanced or if the Aggregate US Term Loan Commitment has otherwise terminated, the aggregate unpaid principal amount of the US Term Loans then outstanding.

“Required US Revolving Lenders” means at any time (a) US Revolving Lenders then holding more than fifty percent (50%) of the Aggregate US Revolving Loan Commitment then in effect, or (b) if the Aggregate US Revolving Loan Commitment has terminated, US Revolving Lenders then holding more than fifty percent (50%) of the sum of the aggregate outstanding amount of US Revolving Loans, outstanding US Letter of Credit Obligations, amounts of participations in US Swing Loans and the principal amount of unparticipated portions of US Swing Loans.
“Required US Term Lenders” means at any time (a) until the US Term Loans have been advanced, US Term Lenders then holding more than fifty percent (50%) of the Aggregate US Term Loan Commitment then in effect, or (b) if the Aggregate US Term Loan Commitment has terminated, US Term Lenders then holding more than fifty percent (50%) of the aggregate unpaid principal amount of the US Term Loans then outstanding.
“Requirement of Law” means, as to any Person, any law (statutory or common), ordinance, treaty, rule, regulation, order, policy, other legal requirement or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.
“Responsible Officer” means the chief executive officer, corporate controller or the president of a Borrower or any other officer having substantially the same authority and responsibility; or, with respect to compliance with financial covenants or delivery of financial information, the chief financial officer or the treasurer of a Borrower or any other officer having substantially the same authority and responsibility.
"Revolving Loan Commitments" means US Revolving Loan Commitments and Canadian Revolving Loan Commitments.
“Revolving Loans” mean US Revolving Loans and Canadian Revolving Loans.
“Revolving Notes” mean each US Revolving Note and each Canadian Revolving Note.
“Revolving Termination Date” means April 19, 2018.
“S&P” means Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc., and any successor thereto.
“SEC” means the Securities and Exchange Commission, or any successor agency thereto.
“Second Lien Collateral Agent” means The Bank of New York Mellon Trust Company, N.A., in its capacity as the collateral agent for the Second Lien Lenders.
“Second Lien Indebtedness” means Indebtedness of US Borrower, as successor by merger to Thermon Finance, Inc., evidenced by the Second Lien Notes issued pursuant to the Second Lien Indenture.
“Second Lien Indebtedness Documents” means (i) the Second Lien Indenture, (ii) the Second Lien Notes, and (iii) the “Collateral Documents” as defined in the Second Lien Indenture.
“Second Lien Indebtedness Redemption” means the full redemption and payment by the US Borrower of the Second Lien Indebtedness and all related premiums, fees and expenses owing or incurred by the US Borrower in connection with such redemption in accordance with the terms of Section 2.3.

“Second Lien Indenture” means that certain Indenture dated as of April 30, 2010 by and between Thermon Finance, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee for the benefit of the Second Lien Lenders and as Second Lien Collateral Agent, as supplemented by the First Supplemental Indenture dated as of April 30, 2010, by and among US Borrower, as successor by merger to Thermon Finance, Inc., certain of US Borrower's affiliates party thereto as guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee for the benefit of the Second Lien Lenders and as Second Lien Collateral Agent, pursuant to which US Borrower issued the Second Lien Notes.
“Second Lien Lenders” means holders and/or lenders from time to time of (or in respect of) the Second Lien Notes.
“Second Lien Notes” means those certain 9.500% Senior Secured Notes due 2017 issued by US Borrower, as successor by merger to Thermon Finance, Inc., to the holders thereof on the Closing Date, together with all other notes, loans, advances or other extension of credit outstanding from time to time under the Second Lien Indebtedness Documents, including any notes issued in exchange therefor pursuant to the Second Lien Indenture.
“Secured Party” means each Agent, each Lender, each L/C Issuer, each other Indemnitee and each other holder of any Obligation of a Credit Party including each Secured Swap Provider.
“Secured Swap Agreement” means any Swap Agreement (a) between any Credit Party and a Secured Swap Provider or (b) between any Credit Party and the counterparty thereto, which has been provided or arranged by Chase or an Affiliate of Chase.
“Secured Swap Provider” means any US Secured Swap Provider or Canadian Secured Swap Provider.
“Solvent” means, with respect to any Person as of any date of determination, that, as of such date, (a) the value of the assets of such Person (both at fair value and present fair saleable value) is greater than the total amount of liabilities (including contingent and unliquidated liabilities) of such Person, (b) such Person is able to pay all liabilities of such Person as such liabilities mature in the normal course of business and (c) such Person does not have unreasonably small capital. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities shall be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
“Special Flood Hazard Area” means an area that FEMA's current flood maps indicate has at least a one percent (1%) chance of a flood equal to or exceeding the base flood elevation (a 100-year flood) in any given year.
“Specified Event of Default” means an Event of Default under subsections 7.1(a) (other than a Credit Party's failure to reimburse the costs and expenses of an Agent or any Lender as required by this Agreement that are the subject of a bona fide dispute), 7.1(c) (as a result of a failure to perform or comply with any covenant contained in subsection 4.1, 4.2(b), 4.3(a), 5.11 or Article VI), 7.1(e) (as it relates to the Second Lien Indebtedness), 7.1(f), 7.1(g), 7.1(j) or 7.1(k).
“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Federal Reserve Board to which the US Agent is subject with respect to the Adjusted LIBOR Rate, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Federal Reserve Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. LIBOR Rate Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.
“Stock” means all shares of capital stock (whether denominated as common stock or preferred stock), equity interests, beneficial, partnership or membership interests, joint venture interests, participations or other ownership or profit interests in or equivalents (regardless of how designated) of or in a Person (other than an individual), whether voting or non-voting.
“Stock Equivalents” means all securities convertible into or exchangeable for Stock or any other Stock Equivalent and all warrants, options or other rights to purchase, subscribe for or otherwise acquire any Stock or any other Stock Equivalent, whether or not presently convertible, exchangeable or exercisable.
“Subordinated Indebtedness” means Indebtedness of any Credit Party or any Subsidiary of any Credit Party which is subordinated to all or any portion of the Obligations as to right and time of payment and as to other rights and remedies thereunder and having such other terms as are, in each case, reasonably satisfactory to Agents.
“Subordinated Second Lien” means Liens in favor of the Second Lien Collateral Agent second in priority to the Liens granted to the US Agent under the Loan Documents (but in any event subject to Permitted Liens), for the benefit of the Second Lien Collateral Agent and the Second Lien Lenders on the assets and Stock of the US Credit Parties (other than the Stock of Holdings) and their Subsidiaries with respect to which US Agent shall have a prior perfected Lien as security for the US Obligations.
“Subsidiary” of a Person means any corporation, association, limited liability company, partnership, joint venture or other business entity of which more than fifty percent (50%) of the voting Stock is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof.
“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or the Subsidiaries shall be a Swap Agreement.
“Swing Loan” means a US Swing Loan or a Canadian Swing Loan.
"Swingline Lender" means either or both, as the context requires, of the US Swingline Lender and the Canadian Swingline Lender.
“Swingline Notes” mean the US Swingline Note and the Canadian Swingline Note.
“Swingline Request” has the meaning specified in clause (ii) of subsection 1.1(d).
“Target” means any other Person or business unit or asset group of any other Person acquired or proposed to be acquired in an Acquisition.

“Tax Affiliate” means, (a) each Borrower and its Subsidiaries and (b) any Affiliate of a Borrower with which such Borrower files or is required to file tax returns on a consolidated, combined, unitary or similar group basis.
“Taxes” means any and present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Title IV Plan” means a pension plan subject to Title IV of ERISA, other than a Multiemployer Plan, to which any ERISA Affiliate incurs or otherwise has any obligation or liability, contingent or otherwise.
“Trade Secrets” means all right, title and interest (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to trade secrets.
“Trademark” means all rights, title and interests (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers and, in each case, all goodwill associated therewith, all registrations and recordations thereof and all applications in connection therewith.
“UCC” means the Uniform Commercial Code as in effect from time to time in the State of Texas.
“United States” and “U.S.” each means the United States of America.
“US Agent” means Chase, in its capacity as administrative agent for the Lenders hereunder, and any successor administrative agent.
“US Banking Services” means each and any of the following bank services provided to any US Credit Party by a US Lender or any of its Affiliates: (a) commercial credit cards, (b) stored value or purchasing cards, (c) foreign currency exchange facilities, and (d) treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, overdrafts and interstate depository network services).
“US Credit Parties” means Holdings, the US Borrower and each other Person (i) which executes a guaranty of the Obligations, (ii) which grants a Lien on all or substantially all of its assets to secure payment of the Obligations and (iii) all of the Stock of which is pledged to US Agent for the benefit of the Secured Parties.
“US Dollar Equivalent” means, with respect to any amount denominated in Dollars, such amount of Dollars, and with respect to any amount denominated in a currency other than Dollars, the amount of US Dollars, as of any date of determination, into which such other currency can be converted in accordance with prevailing exchange rates, as determined in accordance with Section 11.4.
“US L/C Issuer” means any US Revolving Lender or an Affiliate thereof or a bank or other legally authorized Person, in each case, reasonably acceptable to US Agent, in such Person's capacity as an issuer of Letters of Credit hereunder.
“US L/C Reimbursement Obligation” means, for any US Letter of Credit, the obligation of the US Borrower to the US L/C Issuer thereof or to US Agent, as and when matured, to pay all amounts drawn under such US Letter of Credit.

“US Lenders” means the US Revolving Lenders and the US Term Lenders, and US Lender” means any US Lender.
“US Letter of Credit” means documentary or standby letters of credit issued for the account of the US Borrower by US L/C Issuers, and bankers' acceptances issued by US Borrower, for which US Agent and Lenders have incurred US Letter of Credit Obligations.
“US Letter of Credit Obligations” means all outstanding obligations incurred by US Agent and US Revolving Lenders at the request of the US Borrower, whether direct or indirect, contingent or otherwise, due or not due, in connection with the issuance of US Letters of Credit by US L/C Issuers or the purchase of a participation as set forth in subsection 1.1(c) with respect to any US Letter of Credit. The amount of such US Letter of Credit Obligations shall at any time be equal to the sum of (a) the aggregate undrawn amount of all outstanding US Letters of Credit at such time plus (b) the aggregate amount of all payments made by any US L/C Issuers pursuant to a US Letter of Credit that have not yet been reimbursed by or on behalf of the US Borrower at such time.
“US Loans” means US Revolving Loans, US Term Loans and US Swing Loans.
“US Obligations” means all US Loans, and other Indebtedness, advances, debts, liabilities, obligations, covenants and duties owing by any Credit Party to any US Lender, US Agent, any US L/C Issuer, any US Secured Swap Provider or any other Person required to be indemnified, that arises under any Loan Document, any Secured Swap Agreement or any US Banking Services, whether or not for the payment of money, whether arising by reason of an extension of credit, loan, guaranty, indemnification or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired.
“US Prime Rate” (a) in the case of Base Rate Loans made available in Canada, the rate of interest per annum publicly announced from time to time by Chase as its prime rate for US Dollar-denominated commercial loans made in Canada, and (b) in the case of Base Rate Loans made available in the United States of America, the rate of interest per annum publicly announced from time to time by Chase as its prime rate at its offices at 270 Park Avenue, New York City; each change in the US Prime Rate shall be effective from and including the date such change is publicly announced as being effective.
“US Revolving Note” means a promissory note of the US Borrower payable to a US Revolving Lender in substantially the form of Exhibit 11.1(d) hereto, evidencing Indebtedness of the US Borrower under the US Revolving Loan Commitment of such Lender.
“US Secured Parties” means the US Agent, each US Lender, each US L/C Issuer and each other holder of a US Obligation.
“US Secured Swap Provider” means (i) a US Lender or an Affiliate of a US Lender (or a Person who was a US Lender or an Affiliate of a US Lender at the time of execution and delivery of a Swap Agreement) who has entered into a Swap Agreement with any US Credit Party, or (ii) a Person with whom any US Credit Party has entered into a Swap Agreement provided or arranged by Chase or an Affiliate of Chase, and any assignee thereof.
“US Swingline Commitment” means $10,000,000.
“US Swingline Lender” means, each in its capacity as US Swingline Lender hereunder, Chase or, upon the resignation of Chase as US Agent hereunder, any US Revolving Lender (or Affiliate or Approved Fund of any US Revolving Lender) that agrees, with the approval of US Agent (or, if there is no such successor

US Agent, the Required US Revolving Lenders) and the US Borrower, to act as the US Swingline Lender hereunder.
“US Swingline Note” means a promissory note of the US Borrower payable to the US Swingline Lender, in substantially the form of Exhibit 11.1(e) hereto, evidencing the Indebtedness of the US Borrower to the US Swingline Lender resulting from the Swing Loans made to the US Borrower by the US Swingline Lender.
“US Term Loan Maturity Date” means April 19, 2018.
“US Term Loan Secured Swap Agreement” means any Secured Swap Agreement which covers all or any portion of the US Term Loans.
“US Term Note” means a promissory note of the US Borrower payable to a US Term Lender in substantially the form of Exhibit 11.1(f) hereto, evidencing Indebtedness of the US Borrower under the US Term Loan Commitment of such Lender.
“Wholly-Owned Subsidiary” means any Subsidiary in which (other than directors' qualifying shares required by law) one hundred percent (100%) of the Stock and Stock Equivalents, at the time as of which any determination is being made, is owned, beneficially and of record, by any Credit Party, or by one or more of the other Wholly-Owned Subsidiaries, or both.
11.2Other Interpretive Provisions.

(a)Defined Terms. Unless otherwise specified herein or therein, all terms defined in this Agreement or in any other Loan Document shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto. The meanings of defined terms shall be equally applicable to the singular and plural forms of the defined terms. Terms (including uncapitalized terms) not otherwise defined herein and that are defined in the UCC or PPSA, as applicable shall have the meanings therein described.

(b)The Agreement. The words “hereof”, “herein”, “hereunder” and words of similar import when used in this Agreement or any other Loan Document shall refer to this Agreement or such other Loan Document as a whole and not to any particular provision of this Agreement or such other Loan Document; and subsection, section, schedule and exhibit references are to this Agreement or such other Loan Documents unless otherwise specified.

(c)Certain Common Terms. The term “documents” includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced. The term “including” is not limiting and means “including without limitation.”

(d)Performance; Time. Whenever any performance obligation hereunder or under any other Loan Document (other than a payment obligation) shall be stated to be due or required to be satisfied on a day other than a Business Day, such performance shall be made or satisfied on the next succeeding Business Day. In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”, and the word “through” means “to and including.” If any provision of this Agreement or any other Loan Document refers to any action taken or to be taken by any Person, or which such Person is prohibited from taking, such provision shall be interpreted to encompass any and all means, direct or indirect, of taking, or not taking, such action.

(e)Contracts. Unless otherwise expressly provided herein or in any other Loan Document, references to agreements and other contractual instruments, including this Agreement and the other Loan Documents, shall be deemed to include all subsequent amendments, thereto, restatements and substitutions thereof and other modifications and supplements thereto which are in effect from time to time, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document.

(f)Laws. References to any statute or regulation are to be construed as including all statutory and regulatory provisions related thereto or consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

11.3Accounting Terms and Principles. All accounting determinations required to be made pursuant hereto shall, unless expressly otherwise provided herein, be made in accordance with GAAP. No change in the accounting principles used in the preparation of any financial statement hereafter adopted by Holdings shall be given effect for purposes of measuring compliance with any provision of Article V or VI unless the Borrowers, Agents and the Required Lenders agree to modify such provisions to reflect such changes in GAAP and, unless such provisions are modified, all financial statements, Compliance Certificates and similar documents provided hereunder shall be provided together with a reconciliation between the calculations and amounts set forth therein before and after giving effect to such change in GAAP. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to in Article V and Article VI shall be made, without giving effect to any election under Accounting Standards Codification 825-10 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of any Credit Party or any Subsidiary of any Credit Party at “fair value.” A breach of a financial covenant contained in Article VI shall be deemed to have occurred as of any date of determination by Agent or as of the last day of any specified measurement period, regardless of when the financial statements reflecting such breach are delivered to Agent. For purposes of determining (i) the US Dollar Equivalent of any Revolving Loan and any other amount used in connection with the calculation of the Maximum US Revolving Loan Balance and the Maximum Canadian Revolving Loan Balance in connection with any proposed Borrowing (or upon any request for conversion or continuation of any Revolving Loan), shall be based upon the US Dollar Equivalent as in effect two (2) Business Days prior to such Borrowing, conversion or continuation, (ii) the US Dollar Equivalent of any Revolving Loan and any other amount used in connection with the calculation of the Maximum US Revolving Loan Balance and the Maximum Canadian Revolving Loan Balance in connection with any proposed issuance of a Letter of Credit (or upon any request for the amendment, renewal or extension thereof), shall be based upon the US Dollar Equivalent as in effect on the date of such issuance, amendment, renewal or extension, and (iii) compliance under each of Articles IV, V and VI, any amount in a currency other than US Dollars will be converted, on the last Business Day of each Fiscal Quarter or, more frequently as US Agent may require upon the occurrence and during the continuance of an Event of Default.

11.4Payments.

(a)Agents may set up standards and procedures to determine or redetermine, in their reasonable discretion, the equivalent in Dollars of any amount expressed in any currency other than Dollars and otherwise may, but shall not be obligated to, rely on any determination made by any Credit Party or any L/C Issuer. Any such determination or redetermination by Agents shall be conclusive and binding for all purposes, absent manifest error. No determination or redetermination by any Secured Party or any Credit Party and no other currency conversion shall change or release any obligation of any Credit Party or of any Secured Party (other than Agents and their Related Persons) under any Loan Document, each of which agrees to pay separately for any shortfall remaining after any conversion and payment of the amount as converted.

Agents may round up or down, and may set up appropriate mechanisms to round up or down, any amount hereunder to nearest higher or lower amounts and may determine reasonable de minimis payment thresholds.

(b)Interest and principal on all Loans funded in a particular currency will be paid or repaid in that same currency; provided that all expense reimbursements hereunder shall be paid in Dollars. For purposes of preparing financial statements, amounts in any currency other than Dollars will be converted to Dollars based on GAAP, consistently applied, for the purposes of preparing cash flow statements and income statements. If the Appropriate Agent receives any payment from or on behalf of any Credit Party in a currency other than the currency in which the relevant Obligation is denominated, the Appropriate Agent may convert the payment (including the monetary proceeds of realization upon any Collateral and any funds held in a cash collateral account) into the currency in which the relevant Obligation is payable at the exchange rate published in the Wall Street Journal on the Business Day closest in time to the date on which such payment was due (or if such reference is not available, by such other method reasonably determined by Appropriate Agent). The relevant Obligations shall be satisfied only to the extent of the amount actually received by the Appropriate Agent upon such conversion. Unless otherwise specified herein, all determinations of US Dollar Equivalents (calculating financial covenants and determining compliance with covenants expressed in Dollars) shall be determined by reference to the Wall Street Journal published on the Business Day closest in time to the relevant date of determination or for the relevant period of determination or by such other method reasonably determined by the Appropriate Agent in accordance with such Appropriate Agent's customary practice for commercial loans being administered by it.

11.5Judgment Currency.

(a)If, for the purpose of obtaining or enforcing judgment against any Credit Party in any court in any jurisdiction, it becomes necessary to convert into any other currency (such other currency being hereinafter in this Section 11.5 referred to as the “Judgment Currency”) an amount due under any Loan Document in any currency (the “Obligation Currency”) other than the Judgment Currency, the conversion shall be made at the rate of exchange prevailing on the Business Day immediately preceding the date of actual payment of the amount due, in the case of any proceeding in the courts of the Province of Ontario or in the courts of any other jurisdiction that will give effect to such conversion being made on such date, or the date on which the judgment is given, in the case of any proceeding in the courts of any other jurisdiction (the applicable date as of which such conversion is made pursuant to this Section 11.5 being hereinafter in this Section 11.5 referred to as the “Judgment Conversion Date”).

(b)If, in the case of any proceeding in the court of any jurisdiction referred to in Section 11.5(a), there is a change in the rate of exchange prevailing between the Judgment Conversion Date and the date of actual receipt for value of the amount due, the applicable Credit Party or Credit Parties shall pay such additional amount (if any, but in any event not a lesser amount) as may be necessary to ensure that the amount actually received in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of the Judgment Currency stipulated in the judgment or judicial order at the rate of exchange prevailing on the Judgment Conversion Date. Any amount due from any Credit Party under this Section 11.5(b) shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of any of the Loan Documents.

(c)The term “rate of exchange” in this Section 11.5 means the rate of exchange at which the Appropriate Agent, on the relevant date at or about 12:00 noon (Toronto time), would be prepared to sell, in accordance with Agent's normal course foreign currency exchange practices, the Obligation Currency against the Judgment Currency.

[Signature Pages Follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the day and year first above written.
US BORROWER:
THERMON INDUSTRIES, INC.
By: /s/ Rodney Bingham______________________
    Name: Rodney Bingham
    Title: President

Address for notices:
100 Thermon Drive
San Marcos, Texas 78666
    Attn: General Counsel
    Facsimile: (512) 396-3627

Address for wire transfers:
JPMorgan Chase Bank, N.A.
    Houston, Texas, USA 77002
    ABA No. 021000021
    Account Number # 09922912109
    Reference: Thermon

CANADIAN BORROWER:
THERMON CANADA INC.
By: /s/ Rodney Bingham______________________
Name: Rodney Bingham
    Title: Treasurer

Address for notices:
333 28 Street NE
    Calgary, Alberta
    Canada T2A 7P4
    Attn: Finance Manager
    Facsimile: (403) 207-0092

Address for wire transfers:
TD Canada Trust
    Calgary Place Branch
    Calgary, Alberta
    Canada T2P 0L3
Branch # 80609
Institution# 004
CAD Account # 5215472
SWIFT Code: TDOMCATTTOR

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

OTHER CREDIT PARTIES:
THERMON HOLDING CORP.
By: /s/ Rodney Bingham______________________
    Name: Rodney Bingham
    Title: President

Address for notices:
100 Thermon Drive
San Marcos, Texas 78666
    Attn: General Counsel
    Facsimile: (512) 396-3627

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

THERMON MANUFACTURING COMPANY

By: /s/ Rodney Bingham______________________
    Name: Rodney Bingham
    Title: President

THERMON HEAT TRACING SERVICES, INC.

By: /s/ Rodney Bingham______________________
    Name: Rodney Bingham
    Title: President

THERMON HEAT TRACING SERVICES-II, INC.

By: /s/ Rodney Bingham______________________
    Name: Rodney Bingham
    Title: President

THERMON HEAT TRACING SERVICES-I, INC.

    By: /s/ Rodney Bingham______________________
    Name: Rodney Bingham
    Title: President

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

JPMORGAN CHASE BANK, N.A., as US Agent,
    US Swingline Lender, a US L/C Issuer and
a US Lender
By:___________________________________
    Name: ________________________________
    Title: ________________________________
Address for Notices:
JPMorgan Chase Bank, N.A.
    Mail Code TX3-8211
    221 West 6th Street, 2nd Floor
    Austin, Texas 78701
    Attention: Manager/Commercial Lending Group
    Facsimile: (512) 479-2239
Address for payments:
ABA No. 021000021
    Account Number # 9008104671
    JPMorgan Chase Bank, N.A.
    Account Name: Thermon Industries, Inc., Obligor          #80976981
    Reference: Thermon

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

JPMORGAN CHASE BANK, N.A., TORONTO
    BRANCH, as Canadian Agent, Canadian
    Swingline Lender, a Canadian L/C Issuer and
a Canadian Lender
By: _________________________
    Name: ______________________
    Title: ________________________
Address for notices:
JPMORGAN CHASE BANK, N.A.,
    TORONTO BRANCH
200 Bay Street, RBC Plaza, 18th floor
South Tower, Toronto M5J 2J2
Ref: Thermon Canada Inc.
Attention: Lucy Cano, Loan Servicer III
Facsimile No: 312-385-7101

Address for payments:
Dollar Fundings
JPMorgan Chase Bank, N.A., New York
SWIFT BIC: CHASUS33
ABA Number: 021000021
270 Park Avenue
New York, NY 10017
For Account: JPMorgan Chase Bank, N.A.,
Toronto Branch
SWIFT BIC: CHASCATT
Account Number: 945958478
Reference: THERMON IND INC (Canada)

(continued below)

Canadian Dollar Fundings

SWIFT BIC: ROYCCAT2
Royal Bank of Canada, Toronto

JPMorgan Chase Bank, N.A., Toronto Bank     Account No. 07172 -1016294     200 Bay Street, RBC Plaza, 18th floor         South Tower, Toronto M5J 2J2     Ref: Thermon Canada
Attention: Lucy Cano, Loan Servicer III

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

WELLS FARGO BANK, NATIONAL     ASSOCIATION, as a US Term Lender
By: __________________________________
    Name: ________________________________
    Title: ________________________________

WELLS FARGO BANK, N.A., CANADIAN     BRANCH, as a US Revolving Lender and a Canadian Lender

By: __________________________________
    Name: ________________________________
    Title: ________________________________

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

BANK OF MONTREAL,
as a US Lender
By: __________________________________
    Name: ________________________________
    Title: ________________________________

BANK OF MONTREAL,
as a Canadian Lender
By: __________________________________
    Name: ________________________________
    Title: ________________________________

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the day and year first above written.
COMPASS BANK, as a US Lender
By: __________________________________
    Name: ________________________________
    Title: ________________________________

COMPASS BANK,
as a Canadian Lender

By: __________________________________
    Name: ________________________________
    Title: ________________________________

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

BRANCH BANKING AND TRUST COMPANY,
as a US Lender
By: __________________________________
    Name: ________________________________
    Title: ________________________________

BRANCH BANKING AND TRUST COMPANY,     as a Canadian Lender

By: __________________________________
    Name: ________________________________
    Title: ________________________________

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

COMERICA BANK, as a US Lender
By: __________________________________
    Name: ________________________________
    Title: ________________________________

COMERICA BANK, as a Canadian Lender

By: __________________________________
    Name: ________________________________
    Title: ________________________________